UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

SINO AGRO FOOD, INC.

(Exact name of registrant as specified in its charter)

Nevada	33-1219070

State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Nos.)

Room 3711, China Shine Plaza
No. 9 Lin He Xi Road
Tianhe County
Guangzhou City
P.R.C. 510610
(860) 20 22057860

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrants’ Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $.001 par value per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

SINO AGRO FOOD, INC.

FORM 10

Explanatory / Cautionary Notes

Sino Agro Food, Inc. is filing this Registration Statement on Form 10 under the Securities Exchange Act of 1934 ("Registration Statement") on a voluntary basis to provide current public information to the investment community and to comply with applicable requirements for the quotation or listing of its securities on a national securities exchange or other public trading market.   In this Registration Statement, unless otherwise indicated, the terms “SIAF,” “Volcanic Gold, Inc.,” “Volcanic Gold,” “Company,” “we,” “us,” and “our” refer to Sino Agro Food, Inc. and its subsidiaries.

Regarding Forward-Looking Statements

Certain of the matters we discuss in this Registration Statement may constitute forward-looking statements.  You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions.   All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements and projections attributable to us or persons acting on our behalf apply only as of the date of this Registration Statement and are expressly qualified in their entirety by the cautionary statements included in this Registration Statement.   We undertake no obligation to publicly update or revise any written or oral forward-looking statements, made by us or on our behalf including any of the projections presented herein, to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

ITEM 1. BUSINESS

General

 Sino Agro Food, Inc. (“SIAF”) is an integrated developer, producer and distributor of organic food and agricultural products with its subsidiaries operating in the People’s Republic of China (the “PRC”).   The Company is focused on developing, producing and distributing higher margin agricultural and aquaculture products to meet what it believes is the increasing demand from the growing middle class consumers of the PRC for gourmet and higher quality food items.

Overview

Business History.

 Our Company was initially incorporated as Volcanic Gold, Inc. (“Volcanic Gold”) on October 1, 1974 under the laws of the State of Nevada. Prior to October 14, 2005, the Company operated as a mining and exploration company. Due to the fact that the Company was unable to generate sufficient cash flows from operations, obtain funding to sustain operations or reduce or stabilize expenses to the point where it could have realized a net positive cash flow, management and the board of directors determined that it was in the best interests of the stockholders to seek a strategic alternative so that the Company could continue to operate.

On August 24, 2007, we entered into a series of agreements to effect a “reverse merger transaction” via a share exchange with Capital Award, Inc. (“Capital Award”), a Belize Corporation incorporated on November 26, 2004. These documents included a Stock Purchase Agreement, pursuant to which Volcanic Gold issued 32,000,000 shares to stockholders of Capital Award in exchange for all of the shares of Capital Award. On August 24, 2007 the Company changed its name from Volcanic Gold, Inc. to A Power Agro Agriculture Development, Inc.

On September 5, 2007 we purchased 100% equity interest in Hang Yu Tai Investment Limited (“Hang Yu Tai”) that was incorporated in Macau on September 21, 2006 from two non-affiliated shareholders of Hang Yu Tai. Hang Yu Tai that has a 78% equity interest in ZhongXingNongMu Co. Ltd. (“ZhongXing”) that was incorporated in China on March 1, 2006. The purchase price was $26,910,000, satisfied by: cash payment of $10,000,000 and the issuance of 7,000,000 shares of our common stock

On September 5, 2007 we purchased 100% equity interest in Macau Eiji Company Limited, (“Macau Eiji”) that was incorporated in Macau on September 5, 2005 from non-affiliated shareholders of Macau Eiji. Macau Eiji has a 75% equity interest in Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd., which was incorporated in China on November 27, 2007. The purchase price was $6.75 million, satisfied by: cash payment of US$2,000,000 and the issuance of 2 million shares of our common stock.

On September 5, 2007 we purchased 100% equity interest in Tri-way Industries Limited (“Triway”) that was incorporated in Hong Kong on October 28, 2005. Triway controlled a 30% equity interest in TianQuan Science and Technology, Ltd. (“TianQuan Science”) that was incorporated in China on April 4, 1999. The purchase price was $3.25 million, satisfied by: cash payment of US$1,000,000 and the issuance of one million shares of our common stock. On October 9, 2007 the Company changed its name from A Power Agro Agriculture Development, Inc. to Sino Agro Food, Inc.

By an agreement dated October 29, 2008, Triway sold its 30% equity interest in TianQuan Science to an unrelated party for consideration of $4,500,000 that was satisfied by the payment of $4,500,000 on December 18, 2008 plus our share of TianQuan Science’s profits in 2008 which amounted to $1.25 million and was paid on November 15, 2008.

By an agreement dated November 12, 2008, Triway brought a patented “Intellectual Property” namely “Zhi Wu Jei Gan Si Liao Chan Ye Hua Chan Pin Ji Qi Zhi Bei Fang Fa” registered under the Patent Number “ZL2005 10063039.9” and Certificate number “329722” of China, (Livestock feed Manufacturing Technology), for the manufacturing of Livestock feed designed and applied for the consumption of beef cattle, cows, sheep and other animals from a non-affiliated owner of the Intellectual Property. As consideration for the transaction, we paid $8,000,000 that was satisfied by $4,500,000 that was paid on December 18, 2008. The remaining balance of $3,500,000 is to be paid by cash or the issuance of our shares in three installments. The first installment was satisfied by the payment of $1,000,000 on December 31, 2009. A second installment is due December 31, 2010 for $1,000,000 and a third and final installment is due December 31, 2012 for $1,500,000. If the payment is made in our shares, the price per share will be valued at a three months weighted average as quoted on the OTC Pink Markets prior to the date of settlement.

On December 28, 2008, the Company through its then subsidiary Pretty Mountain Holdings Limited (“Pretty Mountain”), a company incorporated in Hong Kong, the Special Administrative Region of the PRC, entered into a sino-foreign joint venture agreement with the following parties for the setting up of a sino-foreign joint venture company to be named as Qinghai Sanjiang A Power Agriculture Co. Ltd. (translation in English) (“Sanjiang A Power”) in the PRC, to manufacture bio-organic fertilizer, livestock feed and to develop other agriculture projects in the County of Huangyuan, in the vicinity of the City of Xining,  Qinghai Province :

•	Qinghai Province Sanjiang Group Company Limited (English translation) (“Qinghai Sanjiang”), a PRC government owned company with major business activities in the agriculture industry; and

•	Guangzhou City Garwor Company Limited (English translation) (“Garwor”), a private limited company incorporated in the PRC, specializing in sales and marketing.

In September, 2009, SIAF carried out an internal re-organization of its corporate structure and businesses, and on September 28, 2009, SIAF’s subsidiary A Power Agro Agriculture Development (Macau) Limited (“APWAM”) acquired the Pretty Mountains’ 45% equity interest in Sanjiang A Power by way of an assignment (“Assignment”).    Application was subsequently made by the Company to the Companies Registry of Hong Kong for deregistration of Pretty Mountains under Section 291AA of the Companies Ordinance. By virtue of the Assignment, APWAM assumed all obligations and liabilities of Pretty Mountains under the SFJVA.  APWAM is a 100% owned subsidiary incorporated in the Special Administrative Region of Macau, the PRC. 10% of the equity interest in APWAM has been registered in the name of one Mr. HUNG Moon Cheung in compliance with the requirements of the laws of Macau on ownership of a company incorporated in Macau by non citizens of Macau, and the same is being held by the said Mr. HUNG in trust for and, for the benefit of, Sino Agro Food Inc. pursuant to a Deed of Trust duly executed by the said Mr. HUNG on December 20, 2007 in favor of Sino Agro Food, Inc.

Our Current Business and Corporate Structure

Our executive office in the PRC is located at Room 3711, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, the People’s Republic of China 510610.  Tel: (86) 20 22057860, 22057870.   Fax:  (86) 20 22057863, 22057873. We maintain a website at www.sinoagrofood.com.  Nothing on this website is part of this Registration Statement.

Revenues and Incomes Generating Businesses

We conduct our operations through four primary subsidiaries, namely:

• Capital Award Inc., a private limited company incorporated in Belize, engaged in modern fishery project management and consultancy services;

• Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd., through Macau Eiji Company Limited, a 100% owned Macau subsidiary, we own 75% of Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd., a sino-foreign joint venture company incorporated in the PRC, engaged in farming of Hylocereus Undatus, commonly known as Bean Capers or Pitaya, at Juntang Town, in the vicinity of the City of Enping, Guangdong Province of the PRC ;

• ZhongXingNongMu Co. Ltd., through Hang Yu Tai Investment Limited, a 100% owned Macau subsidiary, we own 78% of ZhongXingNongMu Co. Ltd., a private limited company incorporated in the PRC, engaged in modern dairy cows and cattle farming in the Fengning County, Province of Hebei of the PRC; and

• Qinghai Sanjiang A Power Agriculture Co. Ltd., through A Power Agro Agriculture Development (Macau) Limited, a 100% owned Macau subsidiary, we own 45% of Qinghai Sanjiang A Power Agriculture Co. Limited, a sino-foreign joint venture company incorporated in the PRC, engaged in manufacturing of bio-organic fertilizer, livestock feed, cash crops farming and beef cattle rearing and fattening in the County of Huangyuan, in the vicinity of the City of Xining, Qinghai Province of the PRC.

Company	Shareholding by the group	Immediate subsidiary	Equity Ownership	Revenues generating activities

Sino Agro Food, Inc.	The Ultimate Holding Company			Service fees will be charged to its operational subsidiaries in China starting in its fiscal year ending June 30, 2011.

Capital Award Inc.	100%			Fishery development including consulting service fees, technology fees, supply of plants and equipment and other related services and management fees, since 2004

Macau Eiji Company Limited	100%	Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd.	75%	Growing and processing of HU Plants including sales of fresh and dried HU flowers and value added processed HU Flowers. Revenues generated since 2008.

Hang Yu Tai Investment Limited	100%	ZhongXingNongMu Co. Ltd.	78%	Dairy Farm operation, including sales of fresh liquid milk, dairy products, fertilizer, livestock feed and cattle since 2006. Revenues generated since 2006.

A Power Agro Agriculture Development (Macau) Limited	100%	Qinghai Sanjiang A Power Agriculture Co. Ltd (China). (Operational company)	45%
Manufacturing and beef cattle farming, including the sales of bio-organic fertilizer, livestock feed and beef cattle. It is anticipated that revenue and sales will be generated starting from this fiscal year ending June 30, 2011.

Tri-way Industries Limited	100%	A newly formed Sino-Foreign Joint Venture Company at Enping County, Guangdong	From 20% (as provided in the joint venture agreement)	Fish Farm operation including the sales of farmed fish and it is anticipated that revenues will be generated from July 2011.

Capital Award Inc.

Capital Award Inc. (“Capital Award”) is currently engaged in modern fishery project management and consultancy services. We provide consulting and management services to fish farms that are adopting the “A Power Technology”.

The A-Power Technology

A-Power Technology (“APT”) is an engineered, self-contained water treatment and re-circulating aquaculture system (“RAS”) for the growing of aquatic animals on a commercial scale.  It mainly consists of the A-Power Grow Out Basin and the A-Power Treatment Stack equipment and operating techniques and procedures which Capital Award has established as essential or desirable for the establishment development and operation of the A-Power aquaculture system.   In an APT designed fish growing system, fish produced are free from diseases commonly associated with other outdoor aquaculture methods.  The system is fully integrated, automated and climate-controlled.  With strict water quality management, APT fish growing system creates a stress-free environment for the fish.  These ideal growing conditions enable improved productivity, mortality rates of less than 8% and feed-to-fish conversion ratio of 1:1 for pallet feed and 2:1 for non pallet feed.  The system is housed on land in an enclosed environment under fully controlled conditions, and by avoiding contact with any outdoor contamination and using treated water, APT RAS produces healthy farmed fish guaranteed free of antibiotics and other pollutants.

It is an environmentally friendly system that recycles all water used in the farm.  It enables the production and supply of fish in the vicinity of urban area all year round consistently.  The RAS has been commercially applied in Europe and Australia for the past 30 years and APT has been commercially developed and used in Australia since 1998.  However the RAS and APT are relatively new to the Asian countries including China.

APT is not a patented technology as it was developed upon the platform and principles of the RAS, but many component parts of the APT fish farms or the improved version thereof were designed and/or developed by Capital Award, such as:

•	solid waste filter and separator;
•	micro-bio filter for the treatment of insoluble wastes;
•	oxygen injector;
•	steam generated heating compartment (optional, depending on the species of fish to be grown);
•	ultra violet light disinfection chamber;
•	air blower configuration;
•	designs of the grow-out tanks;
•	designs of the quarantine station;
•	designs of the nursery station;

•	designs of the farm’s fish storage tanks; and
•	designs of stock feed processing lay-out plans.

APT is a unique system as it is coupled with the farm operation and management systems and supporting services developed by Capital Award, which include:

•
systems for rotational stocking of fish and rotational harvesting of fish, designed to stock the growing fish tanks with certain variety of fish of certain sizes and age group at pre-determined intervals, to provide constant production of multiple varieties all year round or as and when the markets require;

•	quality control systems to keep the quality of the water and production in check;
•	diseases control and prevention system to enhance better production cycles of the farms;
•	maintenance programs to ensure the smooth running of the farms’ equipment; and
•	training programs for the workers on standard operating procedures.

A standard A-Power Module has a surface area of 70 square meters and contains approximately 145 cubic meters of water.

The APT system is designed to attain economic efficiencies in the areas of reduced energy requirement, water usage, labor cost, low fish mortality rates and good feed-to-fish conversion rate, as compared to the conventional methods of fish farming.   Most of the inland fish farms in China are in open dams measuring at an average of 660m² by 2m in depth.   These farms are supported by old aeration pumps that are often not functioning well.   About 10% of these dams are located in some districts with good underground or other water source to constantly feed the dams with clean water, whereas the balanced 90% of the dams in the country too often hold stale water that may be changed every 12 to 18 months supplied through the irrigation channels.  Most of the river or big water dam fish farms are in cages measuring at an average of 120m² by 1.5m in depth per cage in huge river or dams.   Fish farming at sea is also done by using cages similar to river cages.   The issues of pollution being faced by the aquaculture industry is becoming apparent largely due to the adverse environmental problems resulted from rapid industrialization in the PRC in recent years.    Rising costs of land, labor, logistic, utilities, feed, etc. have added further to the ills of what is now a sunset industry in urgent need of revitalization by means of modern technologies.   The governments of the PRC are providing various incentive schemes for such purpose.

Items of comparison	APT farms	Conventional farms

Surface area measured for productivity	25 tons per year per 72 m²	0.5 tons per year per 660m²

Water capacity measured for productivity	25 tons per year per 100 m³	0.5 tons per year per 1320m³

Labor content	One worker per 50 tons per year	One worker per 6 tons per year

Water usage	Minimal	100% Changed every year

Energy requirement	2.5% cost of production	No specified records

Quality standard	Can be organic or non-organic. Guaranteed free from chemical and pollution of export standard	No consistency Not of export quality

Harvesting	All year round	Once or twice annually

Subjecting to seasonal variation	No	Yes

Subjecting to external predators and diseases	No	Yes

Usage of antibiotics and chemicals	No	Yes

Environmentally friendly	Yes	No

Live span of major plants & equipment	25 years or more	Two years

Average Gross profit	minimum 60% of sales value, depending on the species of fish grown	No accurate calculation

Averaged mortality rate for the Grow-out	8% or less	Above 25%

Average of feed to fish conversion rate	2 to 1	4.5 to 1

Fish Farm Development

On January 15, 2010, we executed a service and consulting contract with a group of Chinese businessmen to build a Fish Farm in the City of Enping, Guangdong Province, the PRC using the APT RAS.    There is an option in the aforesaid Agreement for the Company to take up to 20% equity interest in a newly formed sino-foreign joint venture company for the purposes of development, operation and ownership of the fish farm, with a further option for the Company to take up more equity interest in the new entity at a later time.

The farm in Enping is being designed to have a production capacity of 500 metric tons of fish per year.    We shall provide services amounting to about $3.5 million,  includes the APT sub-license fees of $400,000, supply part of the plant and equipment up to $2,500,000, supervision and consultancy in the building of the farm structure, the grow out tanks and related installation, training of workers and other associated professional services amounting to 600,000.   The Chinese businessmen are funding this capital development amount.

The species of fish intended to be grown in the Farm will be the “Sleepy Cod”, which is a Chinese species in demand in the local market.  It commands average wholesale price of US$27.00 (live fish) per kilogram (recorded on June 21, 2010).

We are working on and targeting the following development schedule:

•	Commencement of construction of the farm building on or before July 15, 2010;
•	Commencement of construction of the grow out tanks on or before August 1, 2010;
•	Completion of construction of farm building and tanks on or before September 30, 2010; and
•	First Income from sales of fish on or before July 1, 2011.

Supplies of Fingerling Stocks and Feed Stocks to the proposed fish farm

Presently fingerling stocks of Sleepy Cod are readily available in the PRC, but they are not Specific Pathogens Free (“SPF”) fingerlings. However, a nursery, quarantine station and laboratory will be developed in the fish farm in Enping.  Capital Award will provide the training of and education for, the staff of the farm on the development of SPF fingerlings so that the Sleepy Cods fingerlings will be SPF certified before being released into the grow-out tanks for their grow-out.  A farm of an annual capacity of 500 tons when fully developed will require over one million pieces of fingerlings per year within 2 years of operation.  For this first year, 300,000 pieces of fingerlings have been ordered for delivery commencing sometime in September 2010.

“Blue bait,” which is an ocean captured small bait fish available in the PRC, will be used as the core raw materials as feed for Sleepy Cod.  The workers at the farm will be trained by Capital Award’s personnel on the preparation and formulation of the fish feed.

Sales of Fish

Sleepy Cods, especially being supplied live, have good niche markets in the local Chinese markets as well in the Asian markets.  As such, Capital Award aims at selling mainly live fish and it anticipates that local wholesalers and distributors will pick up their purchase orders directly at the farm gate without the farm having to be concerned itself with the issues of delivery and logistic.   All fish produced from the farm will have uniform quality standard, i.e. they will be free of any chemical and other pollutants and will be marketed and promoted accordingly.

The demands for premium quality fish are increasing rapidly over the recent years due to improved living standards in the PRC, especially in its urban and city regions.   Sleepy Cod, of a cod fish family which has less bone with whitish meaty fresh and excellent tasty texture, is much preferred by the Chinese, and therefore the demand has always been exceeding supplies. It is a species that grows in tropical temperature and farming of same requires special care and attention. That is why there are not many in land fish farms growing this species commercially in the PRC.

It was recorded in the Government’s Agriculture Journal that there are about 200 hectares of open dams area are growing this species in the southern regions of PRC, producing at an average annual rate of about 6 tons of fish per hectare per year totaling to an annual production of about 1,200 tons.   It is far short of the demands required by many cities in the PRC.

Capital Award’s APT RAS will provide a superior growing environment and management method to grow this species consistently and economically, such that its farms will have the competitive edge.

Future Sale of Fishery Plant and Equipment and Consulting Services

In 2008, management of Capital Award studied the feasibility and viability of engaging a number of the Chinese manufacturers and factories to manufacture the main parts and components of the APT Module in the PRC and then assemble the parts and component by Capital Award’s own team of workmen.   The finished plants and equipment were found to be comparable to most the imports in quality standard but to cost up to 55% less.   Based upon this experience, Capital Award will have up to 60% of the plants and equipment required for the farms manufactured in the PRC and assembled by its own team of workmen at the fishery project sites as required by the purchasers of the fish farms.

Order Backlog

There is no backlog of orders at present in respect of any of Capital Award’s sales and services.

Competition

Many of our existing and potential competitors have substantially greater financial, marketing and distribution resources than we do.   Many of these companies have greater name recognition and more established relationships with our target customers. Furthermore, these competitors may be able to adopt more aggressive pricing policies and offer customers more attractive terms than we can.  If we are unable to compete successfully, our business may suffer and our sales cycles could lengthen, resulting in a loss of market share or revenues

We believe that competition within the industry is based principally on a combination of quality, price, design, responsiveness and delivery, reputation, production capacity and after sales customer services. We distinguish ourselves from our competitors by being focused on RAS technology.

There are really no competitors in the PRC as far as RAS farm is concerned.  We provide and support the APT fishery development with complete services from the designs of a farm’s lay-out and farm building’s structure to all filtration systems; from the supplies of core plants and equipment to their maintenance services; from training of workers to full management of operation services; and from the development of SPF fingerlings to the sales and marketing of the farmed fish and fish products.   There is no other RAS supplier in the PRC providing what we have provided for our clients in the PRC. Our teams of management have significant experience in the industry that covers all aspects of the industry, including RAS technologies know-how, management of farm operation, training of operators and extensive knowledge of the markets and sales.

In respect of the sales of fish, we are competing against growers/suppliers of fish and fish products of sub-standard quality, estimated to be supplied to the local markets in tens of millions metric tons per year. There is in fact no commercial farm in the PRC producing chemical and pollution free fish.  Our quality fish and fish products will be competing against high quality imports, consisting of mostly frozen items, which are being sold at premium prices.   We are confident that our live or fresh chilled fish and fish products will have better competitive edge as much logistic cost will be saved, and hence better pricings.

We also believe that by building the APT farms in the PRC will significantly reduce the investment capital required, as it would be much costly if they were to be built in any other countries. By reducing the development capital, the cost of production and sales of the fish will be reduced, whereas the competitive edge of our fish and fish products will be very much increased.

Patents, Trademarks & Licenses

We do not have ownership of any patented or trademarked intellectual property.  The APT was designed and developed by Infinity Environmental Group, a Belize corporation.  Capital Award was granted a Master License for APT for the territory of the PRC in March 2005 for a term of 60 years.   Capital Award subsequently has made many improvements to the plants and equipment to suit the conditions in the PRC, and has developed operating techniques and procedures which Capital Award has established as essential or desirable for the establishment development and operation of the APT farms.

Environmental Matters

All new developments in the PRC are required to furnish an Environmental Impact Assessment (“EIA”) Report to the local authorities.   We expect to obtain the EIA approval of the local authority for the fish farm in Enping in the near future as APT farm, being a RAS farm, is an environmentally friendly project with no adverse impact to the environment.

Research and Development

We have no research and development expenses.

Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd.

Macau Eiji Company Limited (“Macau Eiji”) is a 100% owned subsidiary incorporated in the Special Administrative Region of Macau, the PRC.   10% of the equity interest in Macau Eiji has been registered in the name of one Mr. HUNG Moon Cheung in compliance with the requirements of the laws of Macau on ownership of a company incorporated in Macau by non citizens of Macau, and the same is being held by Mr. HUNG Moon Cheung in trust for and, for the benefit of, Sino Agro Food, Inc. pursuant to a Deed of Trust duly executed by the said Mr. HUNG on December 20, 2007 in favor of Sino Agro Food, Inc.

Macau Eiji entered into a sino-foreign joint venture agreement with Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd. on September 5, 2007, for the setting up of a sino-foreign joint venture company known as Jiang Men Shi Heng Sheng Tai Nong Ye You Xian Gong Si (English translation: Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd.) in China.

Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd. (“HST”), in which we have a 75% equity interest pursuant to the aforesaid sino-foreign joint venture agreement, was incorporated in China on November 27, 2007.

HST is engaged in farming of Hylocereus Undatus, commonly known as Bean Capers or Pitaya or dragon fruits plant (“HU Plants”), at Juntang Town, in the City of Enping, Guangdong Province of the PRC.

We currently generate revenue by:

•	harvesting the green flowers from the HU Plants before they mature into fruits and sell them as vegetables;
•	drying the green flowers harvested and selling them as dried vegetables for human consumption; and
•	processing and packaging the dried and fresh flowers into salted, pickled and in brine vegetables.

All dried, processed and packaged green flowers are to be sold throughout the year, even after the HU Plants’ flowering season, which runs from July through October, is over.

Harvesting and Sales of HU Plant Green Flowers

HST has over 1,095.58 mu (Chinese acre), equivalent to approximately 181.79 acres, of land available for growing and processing HU Plants under Land Usage Rights granted for a term of 60 years commencing May 2007.  The land is located in the City of Enping in the southwest of Guangdong Province situated in the Zhujiang Delta Region.  It is 150km from the Guangzhou City and 250km from Hong Kong or Macau, and it has good freeway access from the aforesaid cities.

Enping is ideally suited for growing HU Plants because it has a tropical monsoon climate with short winter and long summer.  It is warm in the winter and cool in the summer with abundant rainfall.   It is one of the few areas, which have not been taken over by the progress of industrialization, ideal for growing of HU Plants in the PRC.   Before 1989, there were over 100,000 mu of HU plantation, situated among the fast growing districts in Guangdong Province, supplying HU flowers and products to the local and South East Asian markets.   By now there are less than 3,000 mu of HU Plantation left in the said old growing districts due to the industrialization progress of recent years.

A HU Plant normally takes three years to reach maturity which means that:

•	Year 1 plants yield only about 10% of green flowers, as compared to the matured plants.
•	Year 2 plants yield about 50% of green flowers, as compared to the matured plants.
•	Year 3 fully matured plants yield an average of 120,000 green flowers per year per mu over the next 25 years, the average production life span of a HU plant.

The harvesting period of HU Plants in Enping region is between middle of June to end of October each year, divided into approximately 14 harvesting intervals during the period.   During the harvesting period, HU plants naturally start to blossom with green flowers the following day after a rain, and the green flowers must be harvested right away before they bloom into colorful flowers, which are not marketable as vegetables.

Out of HST’s land holding, 187 acres were planted with HU Plants from late 2007 to current day consisting of 47 acres of 3 years old and 88 acres of 2 years old plants with the balance in new and year 1 old plants.

In 2008, the Year 2007 planting showed a yield of average of 7,500 flowers per mu in a year, resulting in a total yield of over 2.15 million pieces of flowers harvested and sold as fresh flowers.  In 2009, Year 2007 planting yielded over 14 million pieces of fresh flowers, whereas the Year 2008 planting showed a total yield of 2.5 million pieces of fresh flowers.  We anticipate Year 2010 to be a good year, and HST expects a total harvest of no less than 50 million pieces of green flowers.

Sales of Dried Flowers Products after the Installation of the Drying and Processing Facilities

HST began in 2009 to develop the facilities for the drying and processing of the green flowers into value added products such as portion packed as “Steamed and dried flowers,” “Naturally dried flowers,” and “Favorite dried flowers.”   In mid June 2009, the construction and fitting out of drying houses, for drying up to five metric tons of fresh green flowers per day, was completed on a 6,600 m² plot.    The cool room facility and the associated packaging facility were completed in March 2010.  Therefore the drying and processing facilities will be fully operational for the current season’s harvest.

All of our drying and processing facilities were developed using the traditional drying and processing systems and methods that have been used in the industry in the PRC for decades.  The traditional drying and processing methods are rather simple and straightforward processes as follows:

•	All harvested green flowers will be stored and kept cool in the cool room while waiting to be processed.
•
They will then be steamed in batches at boiling temperature for less than 15 minutes.  The naturally dried flowers will require washing and grading.  Flavored dried flowers will be aromatically cured after steaming.

•	Thereafter, they will be transferred to the drier to be dried at 140Celsius for about 3 hours and at gradually decreasing temperature for another 5 hours.
•	Packaging procedures will then follow.
•	They will then be stored and sold through the winter period until next harvest season.

Although these traditional facilities are less expensive to build than facilities using more modern dryers and processors, they are more labor intensive.  We chose the more traditional methods because of :

•	easy access to affordable pool of labor in the Enping region, and at the same time creating job opportunities for the local people .
•	our experience in the industry dictates that these traditional systems and methods produce the end products of such quality much preferred by the local markets.
•
These facilities located in the agriculture districts are regarded as temporary agriculture facilities, and as such prior approval of the regional council is not required, as long as the village committee of the County has been duly informed accordingly. In this respect, we have the consent of the village committee for the erection of the facilities.

At present, all dried flowers are being sold locally to the regional wholesalers and distributors.  They have been purchasing and collecting the dried flowers from our drying factory practically as soon as our products are ready for collection.  Therefore, we hardly have any stock of dried flowers by the end of December of the year.

Marketing and Sales

Fresh and dried flowers of HU Plants have been marketed in the PRC as well as in other Asian countries as a form of traditional health food for the Chinese population for many centuries.

However, the shelf life of fresh flowers is very short; maximum shelf life of about 3 days in non-refrigerated condition, and of about 7 days when stored at temperature of 15Celsius.   In most wet markets in the PRC, the distributors do not normally have refrigerating facilities, and as such during the harvesting seasons, the distributors do not have the capacity to sell all fresh flowers being produced across the country.

It is therefore essential for the bigger growers like us to equip the farm with drying, cooling and packaging facilities to space out sales of HU flowers all year round.

We have enough drying, cooling and processing facilities to handle the processing of the fresh flowers produced in our own farm for 2010.   However, as we shall plant more acres of HU Plants, we will need to increase the capacities of our drying and process facilities accordingly.

Fresh green flowers of HU Plants are normally sold as fresh vegetables to more than 25 wholesale markets around the City of Guangzhou.   There are many wholesalers buying dried and processed flowers directly from the processing factories without any need to sell them through any wholesale markets.

The wholesale prices for the dried HU flowers have risen from an average price of U.S. $4.68 per kilogram in 2007 to U.S. $5.85 per kilogram in 2008.  In 2009, our average selling price was at U.S. $7.06 per kilogram.    We forecast the average wholesale price will reach above U.S$7.50 per kilogram in 2010.

All marketing and sales activities are conducted by our own employees. The following tables set forth our revenues by the type of products we sold for the periods presented. The period-to-period comparison of financial results is not necessarily indicative of future results.

Product	Revenue ended Dec 31, 2009	Percentage of Revenue of this Subsidiary	Revenue 6 months ended June 30, 2009	Percentage of Revenue of this Subsidiary	Revenue 6 months ended June 30, 2010	Percentage of Revenue of this Subsidiary
Fresh flowers	349,340	12%	0	0%	0	0%
Dried flowers	2,565,266	88%	151,537	100%	0	0%
Total	2,915,091	100%	151,537	100%	0	0%

Future Sales and Marketing of Value Added Products

Between March and June of 2010, we processed our dried flowers into salted and pickled vegetable and in brine.  These value added flowers were packaged by packaging factories in the region into bottles, cans and vacuum packs.  We carried out sampling trial sale of such value added products in the PRC, Singapore and Malaysia in late May and early June of 2010 and found that the market receptions were promising.

We are negotiating an agreement with a Singaporean trading company to export these ranges of value added products to Singapore and Malaysia in the third quarter of 2010.  However we do not have a binding agreement with them at this time.

Order Backlog

There is no backlog of orders at present.

Competition

The market in the PRC for HU Plant products is extremely competitive.   According to the Chinese government statistics, at peak time there are more than 100 companies engaged in HU Plant product production in China and most of these operators source their flowers from their neighboring growers and their own farms.

Our major competitors are Zhao Qing Branch of Guangdong Zhong Dian Import & Export Inc. and He Yuan Livestock Import & Export Co. Ltd.  There are other smaller operators namely Qing Xiang Agricultural Product Co. Ltd., Sheng Yi Food Co. Ltd., Shi Feng Food Development Co. Ltd. and Hua Yao Business Farm.  At this juncture, we rank in the bottom levels of these competitors.  The larger corporations in general have greater financial and personnel resources and have achieved greater market penetration than we have.  We compete by producing quality products in a market in which we believe the rising demand for HU Plants products will supersede the supply in the foreseeable future.

Patents, Trademarks & Licenses

We do not own any patented or trademarked technology or design.

Environmental Matters

There are no material effects that compliance with national, regional or and local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, have upon our capital expenditures, earnings and competitive position.

We do not anticipate any capital expenditures for environmental control facilities for the remainder of our fiscal year or any future periods.

Research and Development

We have no research and development expenditures.

Government Regulation Specific to our Business

One of the incentives granted by the PRC Government to the agriculture industry, which is applicable to HST, is that the transportation of our fresh flowers to the markets are exempted from paying the toll fees charged on the highways.

ZhongXingNongMu Co. Ltd.

Hang Yu Tai Investment Limited (“HYT”) is a 100% owned subsidiary incorporated in the Special Administrative Region of Macau, the PRC.   10% of the equity interest in HYT has been registered in the name of one Mr. Hung Moon Cheung in compliance with the requirements of the laws of Macau on ownership of a company incorporated in Macau by non citizens of Macau, and the same is being held by Mr. HUNG Moon Cheung in trust for and, for the benefit of, Sino Agro Food Inc. pursuant to a Deed of Trust duly executed by the said Mr. HUNG on December 20, 2007 in favor of Sino Agro Food Inc

HYT has a 78% equity interest in ZhongXingNongMu Co. Ltd. (translation in English) (“ZhongXing”), and the same is being held in trust for and, for the benefit of, HYT by Mr. SUN Ximin, the owner of ZhongXing, pursuant to a Deed of Trust duly executed by the said Mr. SUN on November 12, 2007 in favor of HYT.

ZhongXing is currently operating in the following income generating activities:

•	Production and sales of fresh liquid milk;
•	Rearing and sales of beef cattle;
•	Planting of crops for the purpose of further processing into livestock feed;
•	Processing and sales of livestock feed; and
•	Processing and sales of fertilizer.

These activities are being supported by following integrated activities that are not income generating:

•	Breeding of cows and cattle; and
•	Veterinary services

The following tables set forth ZhongXing’s results of operations for the periods presented. The period-to-period comparison of financial results is not necessarily indicative of future results.

Sale	Revenue ended Dec 31, 2009	Percentage of Revenue of this Subsidiary	Revenue 6 months ended June 30, 2009	Percentage of Revenue of this Subsidiary	Revenue 6 months ended June 30, 2010	Percentage of Revenue of this Subsidiary
Fresh liquid milk	12,571,140	69.5%	5,974,272	83%	5,125,624	41.8%
Beef cattle	198,967	1.1%	546,520	7.6%	874,432	7.2%
Value added dairy products	0	0%	0	0%	4,047,841	33%
Livestock feed	4,558,169	25.2	533,168	7.4%	2,012,500	16.4%
Fertilizer	755,770	4.2%	143,958	2%	194,343	1.6%
Total	18,084,046	100%	7,197,918	100%	12,254,740	100%

For the six months ended June 30, 2010, our dairy’s revenue was of U.S.$12,254,740, as compared to revenue of U.S.$7,197,918 for the six months ended June 30, 2009, representing an increase of U.S.$5,056,822 or 70.25%.   This increase was due to following reasons:

•	maturity of our cows reaching better yield cycles, i.e. from average of 7.6 kg per cow per day in 2009 to 8.3 kg per cow per day in 2010.
•	more milking days, i.e. from average of 288 days per year to 306 days per year.
•	increase in number of milking cows, i.e. from 3,800 heads in 2009 to 5,000 heads in 2010.
•	Revenue from 39 days of sale of fresh milk in 2009 was carried forward to this current half corrected for reason of doubtful receivables recorded earlier.
•
Sales of value added products in current half year are inclusive of the sales from November 1, 2009 to June 30, 2010.  At the same time sale price for the value added products (at an average of U.S.$1,841 per metric ton) was much higher than the sale price for fresh milk (at an average of U.S.$663 per ton).

•	We sold more livestock feed in the early months of 2010 due to high demand generated by the extreme winter condition during that period.

Dairy Farm

ZhongXing’s main dairy farm operation is located in the County of Fengning, Province of Hebei in the PRC on lands approximately 1,985 acres in area, under various Land Use Rights granted by the County government.   It is about 90km away from Beijing, and a prime area for cattle and dairy cows farming as it has long daylight to sustain crops plantation up to seven months in a year.  The construction of a freeway between Beijing and Fengning is scheduled to be completed mid-year 2011.  When completed, it will take less than 1.5 hours drive to reach the Farm from Beijing, hence a much faster and easier access to the Beijing City.

The dairy farm is currently milking from 3,500 herds of cows and is equipped with:

•	the most up-to-date feed mixing machines and milking equipment;
•	efficient housing and supporting facilities that can accommodate up to 3,500 cows;
•	in house veterinary facilities and services;
•	a modern and well equipped quarantine station that has the capacity to handle up to 2,000 cows;
•	significant feed and forages storages areas to stock up to 25,000 tons of livestock feed;
•	a crop plantation on more than 1,000 acres of land; and
•	processing factories for the manufacturing of livestock feed and fertilizer.

ZhongXing’s business objective is to produce premium quality organic milk and milk products.  Organic fertilizer manufactured in house is applied in its crops plantation.   It manufactures high quality livestock feed for its herds of animals by using raw materials organically grown in the crops plantation.  In November 2008, ZhongXing’s liquid milk was certified by the China Agriculture Authority as ‘Organic Milk’, and accordingly ZhongXing has since become a commercial organic milk producer in China.   ZhongXing sells its fresh unprocessed organic milk currently at an average of RMB4,500 (equivalent to U.S. $662) per ton, which is approximately 9.2% more than common dairy farmers are getting for their fresh liquid milk, which is sold at an average price of RMB4,078 (equivalent to U.S. $600) per ton.  Daily minimum wholesale prices of non organic liquid milk in different provinces of the PRC are published in the newspapers and the government information website.  No such data is available for organic milk as the supply of organic milk nationwide is too little for public information.

At present, ZhongXing sells its fresh liquid milk mainly in bulk directly to the value added manufacturers, who process the same to make products such as yoghurt, milk candies, cream cheese and 300 other types of products.

In late November 2009, a group of associates of ZhongXing completed the development of a value added processing factory with 6 production lines situated within close proximity of ZhongXing’s headquarter in the town center of Fengning.  ZhongXing supplies fresh unprocessed liquid milk to the processing plant to for manufacturing of dairy products such as milk candy bars, yoghurt, cream cheese products, etc. in a brand name created by ZhongXing.

ZhongXing’s debt to equity ratio was determined to be 54.9% as at 31st December 2009, and ZhongXing targets to acquire the processing factory once ZhongXing’s debt to equity ratio is reduced to below 25%.

ZhongXing inaugurated its production of three different varieties of cream cheese products in December 2009 and sales of such products were launched at some of the Beijing City’s retailers’ premises in late December 2009 under the label of YuanTianRan, which means green and natural, and YuanTianRan products are being sold in Wal-Mart and Huahyuan supermarket stores in Beijing since March 2010.

Livestock Feed

ZhongXing also sells part of the livestock feed produced by ZhongXing in Fengning to the farmers in the region.   Raw materials such as corn, sunflowers and various other types of cereal seeds and pasture grass are shredded and mixed to the exact nutrients contents desired for the dairy cows or cattle by using our specially designed mixing machines.   Excess livestock feed is stored in our storage facilities up to 25,000 tons at a time for use during winter period that normally lasts approximately 5 months of the year.

There are many cash crops growers in Fengning that grow corn, sunflowers and various other types of cereal seeds and pasture grass crops.  We do source such raw materials from these growers for our livestock feed manufacturing operation by way of barter trade by supplying to these growers organic fertilizer manufactured by us, to ensure that these raw materials are organically grown at source.

Organic Fertilizer

Manure of our herds of animal is collected and processed into fertilizer, part of which is sold to the regional farmers in the region.

Currently we are producing more fertilizer than we could use for our purpose, and therefore we sell our fertilizer by way of barter trade by supplying the regional farmers with our organic fertilizer in return for their harvested produces as the raw materials for our livestock feed manufacturing operation.

Customers

The four sizeable value added manufacturers to whom ZhongXing supplies bulk liquid milk are:

•	Zhang Zheng Xi (agent of TianJin Mu Dairy Co. Ltd.), (ZZX).
•	Siao Shu Dong (agent of Chengde Huang Yuan Dairy Co. Ltd.) ,(SSD).
•	Wang Cheng Xiang (agent of Mengniu Dairy Group), (WCX).
•	Jun Heng (agent of Yili Dairy Group), (JH).

The table below sets forth ZhongXing’s sales of bulk liquid milk to the manufacturers mentioned above for the periods presented.
Sale	Sales ended Dec 31, 2009	Percentage of total sales	Sales 6 months ended June 30, 2009	Percentage of total sales	Sales 6 months ended June 30, 2010	Percentage of total sales
ZZX	4,460,240	35.48%	2,018,706	33.79%	1,883,883	36.75%
SSD	2,827,249	22.49%	1,383,044	23.15%	1,170,692	22.84%
WCX	2,210,006	17.58%	1,113,007	18.63%	921,587	17.98%
JH	1,152,773	9.17%	554,412	9.28%	577,658	11.27%

We did not enter into any written contracts with these customers.  Our liquid milk is sold to them on the best offer basis.

We supply our livestock feed to many smaller farms in the region.   Such farmers normally do not have the storage capacity to hold enough feed for their livestock through the winter.  We enter into barter trade arrangement with the farmers, whereby the farmers may pay for the feed by cash payment or with their livestock.  We added more than 1,800 young cows to our stock of herds through this arrangement in 2008, and we anticipate it to continue for many years to come.

ZhongXing currently produces more fertilizer than it can utilize for its crops plantation, and therefore it sells the excess fertilizer so produced to the farmers in the region in return for the crops these farmers grow as raw materials for our stock feed manufacturing.

Order Backlog

At present, ZhongXing does not have an order backlog.

Competition

The dairy business in China is highly competitive.  Many of our existing and potential competitors have substantially greater financial, technical, marketing and distribution resources than we do.   Many of these companies have greater name recognition and more established relationships with our target customers. Furthermore, these competitors may be able to adopt more aggressive pricing policies and offer customers more attractive terms than we can.   If we are unable to compete successfully, our business may suffer and our sales cycles could lengthen, resulting in a loss of market share or revenues.

There are a number of big value added dairy companies such as Mengniu Dairy Group and Yili Dairy Group that have significant financial resources and modern value added productions lines churning out all ranges of dairy products.   However, most of these corporations are collecting fresh milk from regional small dairy farmers and own only a small number of dairy farms to cater for their own needs.   Thus the milk sourced is not of uniform or standardized quality and it often requires supplement of undesired substance to increase its nutrient level.

Although ZhongXing is not able to compete on a national scale with the bigger corporations as far as value added products are concerned, it will maintain a comfortable position in the niche market in the PRC for high quality organic milk, in view of the rising demand from the growing middle class consumers of the PRC.  With the integrated way of producing organic milk, we believe we could compete against other local sellers of milk in terms of quality and purity of the milk produced.  We do not face significant competition from the imports because most of the milk imported is in powder form.

What is known as the Contaminated Milk Scare in China during the first quarter of 2009 has considerably increased the awareness of the consumers in the PRC on the issue of adulterated milk and dairy products.  The consumers are now more prepared to pay a bit more for quality products.

In addition, ZhongXing is in a good position to capture a small share of the retail markets with its organic milk and other dairy products.  As far as we know, and after checking with the Agriculture Department, there is no other certified commercial producer in the PRC producing organic.

Producing our own organic livestock feed enhances further ZhongXing’s competitive edge as there is insufficient high quality livestock feed all year round to sustain the production of high quality milk especially in the northern, north western and north eastern part of the country where most of the dairy farms are located.   Small dairy farmers in such areas are not getting adequate returns to be able to nourish their cows with quality feed to house their cows in suitable facilities.

Patents, Trademarks & Licenses

ZhongXing does not own any patent, but it has been awarded the ‘Organic Milk’ certification by the China Agriculture Authority in November 2008.

Environmental Matters

Being one of the main suppliers of water to Beijing, the County of Fengning is designated as a region free of any other industries except agriculture.  ZhongXing, being an agriculture company, has complied with all local environmental impact regulations and procedures, and has conformed to all rules regarding zero discharge of any industrial waste, zero emission of any toxic material, transportation of manures in properly equipped vehicles, etc.  So far ZhongXing has not encountered any environmental issues causing concerns of the relevant authorities.  We do not anticipate any capital expenditures for environmental control facilities for the remainder of current fiscal year or any future periods.

Research and Development

ZhongXing has not had any research and development expenses in the past year.

Regulatory Environment

In addition to general regulatory matters affecting all businesses operating in the PRC as discussed below, there are following regulations that govern ZhongXing’s business:

ZhongXing was established in March 2006 as a “Joint Stock company” (“JSC” defined in China as a company that is permitted to issue shares under the Company Act of China) in the PRC.  With the inclusion of SIAF as a shareholder thereof, ZhongXing is required to be converted as a sino-foreign joint venture company (“SFJVC”), and such conversion requires prior approvals of both the local government as well as the central government of the PRC.   In this respect, the local government granted its approval in November 2007.    The shareholders of ZhongXing, namely SIAF and Mr. SUN Ximin, have been advised by their Chinese lawyers that upon conversion to a SFJVC, SIAF as its foreign partner and Mr. Sun as its local owner must inject further sums of approximately U.S.$6.70 million and $1.9 million respectively within a period set by the approving authority.   As a result, the shareholders of ZhongXing have decided to defer submission of the aforesaid application to the central government until the completion of SIAF’s current exercise of registering its securities.  Meanwhile the PRC’s Foreign Exchange Control Act will restrict SIAF’s repatriation of its investment in and, investment return gained on, ZhongXing, and accordingly SIAF will not enjoy the legal protection as accorded under the Chinese laws governing foreign investment.

Qinghai Sanjiang A Power Agriculture Co. Ltd.

On December 28, 2008, the Company through its then subsidiary Pretty Mountain Holdings Limited (“Pretty Mountain”), a company incorporated in Hong Kong, the Special Administrative Region of the PRC, entered into a sino-foreign joint venture agreement with the following parties for the setting up of a sino-foreign joint venture company to be named as Qinghai Sanjiang A Power Agriculture Co. Ltd.(translation in English) (“Sanjiang A Power”) in the PRC, to manufacture bio-organic fertilizer, livestock feed and to develop other agriculture projects in the County of Huangyuan, in the vicinity of the City of Xining, Qinghai Province :

•	Qinghai Province Sanjiang Group Company Limited (English translation) (“Qinghai Sanjiang”), a PRC government owned company with major business activities in the agriculture industry; and

•	(Guangzhou City Garwor Company Limited (English translation) (“Garwor”), a private limited company incorporated in the PRC, specializing in sales and marketing.

Sino-Foreign Joint Venture Agreement

The principal terms of the Sino-Foreign Joint Venture Agreement dated December 28, 2008 (“SFJVA”) are as follows:

The objectives of the joint venture are to employ modern technologies to undertake projects relating to organic fertilizer, organic livestock feed, aquaculture and agriculture waste treatment, which include :-

•	using environmental friendly technology to recycle agriculture waste for production of organic fertilizer;
•	using environmental friendly technology and bacteria to produce organic feed; and
•	using environmental friendly technology to increase dairy milk production and quality.

The total investment for the joint venture shall be US$2,00,000.00 as follows:

•	Organic fertilizer project : US$450,000.00
•	Organic livestock feed: US$950,000.00
•	Organic farm grass: US$600,000.00

The Registered capital for Sanjiang A Power shall be US$1,400,000.00, out of which US$630,000.00 shall be contributed by Qinghai Sanjiang (45%), US$140,000.00 by Garwor (10%) and US$630,000.00 by Pretty Mountains (45%). The tenure for the joint venture shall be 30 years. The respective responsibilities of the parties are as follows;

Qinghai Sanjiang is to provide:

•	US$630,000.00 capital contribution;
•	appropriate plots of lands with the related “Land Usage Rights” or convertible old factory suitable for the projects, that is:
•	land and buildings measuring up to 1,800 mu (about 297 acres) and 9,000 m² of built-up areas for the development of the demonstration farms for the rearing of cattle and sheep; and
•	land and buildings measuring up to 480 mu (about 79.2 acres) and 155,040 m² of built-up area for the development of the manufacturing plants for bio-organic fertilizer;
•	vehicles for use by Sanjiang A Power during pre-development and the implementation stage;
•	company office and accommodation for personnel from out of town;
•	the necessary facilities for the projects;
•	liaison in procuring governmental financial assistance or other incentives for agriculture projects to meet the needs of the projects;
•	first batch of premium herd of cows and goats for the demonstration farms; and
•	related plants and equipment and facilities for the production factories and laboratories of Sanjiang A Power.

Garwor is to provide:

•	US$140,000.00 capital contribution;
•	modern agriculture management system;
•	liaison in procuring financial assistance to raise development capital;
•	expertise in the sales and marketing needs of Sanjiang A Power;
•	international business network;
•	assistance to resolve any misunderstanding between the Chinese and foreign parties resulting from the difference in laws and regulation between the two concerned countries.

Pretty Mountains is to provide:

•	US$630,000.00 capital contribution;
•	the rights to use the relevant patented technologies and the related trademarks and brands;
•	the rights to use the patented Bacterial and Bio-organic Fertilizer Manufacturing Technology, the Stock Feed Manufacturing Technology;
•	the right to use related conversion techniques associated with the Bio-organic Fertilizer and Livestock Feed Manufacturing;
•	business and sales network and the right to operate and generate financial benefit using the above mentioned technologies, techniques, systems, trademarks and labels; and
•	knowledge and connections for securing financings for its developments.

If any of the technologies, techniques, systems, designs, brands and trademarks mentioned above are the properties of Pretty Mountain, Sanjiang A Power shall have no ownership right to any of them except in the circumstances if they would be developed and/or invented by Sanjiang A Power during the course of its developments and operation.  In these events if anyone of the joint venture parties should use any of the new inventions, such party shall pay Sanjiang A Power compensation, the values of which will be determined in accordance with the international market values at the time of usages.

Pretty Mountain shall conduct feasibility studies on the projects, in coordination with Qinghai Sanjiang, and such feasibility studies reports shall be the properties of Sanjiang A Power.  In the events if any one of the Joint Venture partners should use any of the referred studies, such party shall pay Sanjiang A Power compensation, values of which will be determined in accordance with the international market values at the time of usages.

Sanjiang A Power will appoint Sino Agro Food, Inc. as its consultant for the purpose of applying the necessary treatment to make its group and organization structures, business strategies and operation on par with the international corporate standards, to facilitate realization of its planned listing exercise on overseas bourses.

If any of the assets, plant and equipment required to be purchased by Pretty Mountain for and on behalf of Sanjiang A Power, it shall be verified and approved by the relevant authority.  Within three months after verification and approval of the relevant authority, the personnel of Sanjiang A Power shall inspect and verify the purchased items and execute the necessary letters of credit. Pretty Mountain shall ship all of the purchased goods to a sea port directed by Sanjiang A Power within 6 months calculated from the date of issuance of the letter of credit.

The Board of directors of Sanjiang A Power shall consist of 7 members; 3 appointees from Qinghai Sanjiang, 1 from Garwor, and 3 from Pretty Mountains, and the Board shall meet once a month.   The term of the Chairmanship of the Board will be for 3 years, and the chairman will be selected by the board of directors.  It is agreed that a director appointed by Qinghai Sanjiang shall be made the first term Chairman, whereas a director appointed by Pretty Mountains shall be made the first term Finance Director cum Chief Financial Officer.

Should the shareholders decide to continue with the joint venture 6 months before the expiration of this joint venture, the shareholders may apply to the relevant authorities to extend the validity period of this joint venture.

Sanjiang A Power may be dissolved during the currency of this joint venture if:

•	Sanjiang A Power suffers severe financial losses and is not able to continue operation as a result;
•	a party hereto fails to fulfill its obligations herein, and Sanjiang A Power is not able to continue operation as a result;
•	force majeure; and
•	Sanjiang A Power fails to achieve its business objectives, and has no prospect of development.

Formation of Sanjiang A Power

Qinghai Sanjiang submitted the application for the incorporation of Sanjiang A Power to the relevant authorities on March 11, 2009.   The relevant Authorities in this instance are consisting of various governmental departments covering the business registration, project evaluation, technology assessment, custom, imports and exports, environment, foreign trade, foreign exchange control, agriculture, industrial, commerce and local departments of town planning and public health.

On May 8, 2009, the Business Registration Department of Xining City Government approved the terms and conditions of the SFJVA and the constitution for the formation of Sanjiang A Power upon the following terms:

•	The Name of the company shall be Sanjiang A Power Agriculture Co. Ltd. (translation in English)
•	Total Investment Capital : U.S.$2 million
•	Registered Capital: U.S. $1.4 million, out of which US$630,000.00 to be contributed by Qinghai Sanjiang (45%), US$140,000.00 by Garwor (10%) and US$630,000.00 by Pretty Mountains (45%).
•	7 members in the Board of Directors consisting of 3 appointees from Qinghai Sanjiang, 1 from Garwor, and 3 from Pretty Mountains.

On May 25, 2009, Sanjiang A Power was formally established. In September, 2009, SIAF carried out an internal re-organization of its corporate structure and businesses, and on September 28, 2009, SIAF’s subsidiary A Power Agro Agriculture Development (Macau) Limited (“APWAM”) acquired the Pretty Mountains’ 45% equity interest in Sanjiang A Power by way of an assignment (“Assignment”).    Application was subsequently made by the Company to the Companies Registry of Hong Kong for deregistration of Pretty Mountain under Section 291AA of the Companies Ordinance. By virtue of the Assignment, APWAM assumed all obligations and liabilities of Pretty Mountains under the SFJVA.

APWAM is a 100% owned subsidiary incorporated in the Special Administrative Region of Macau, the PRC. 10% of the equity interest in APWAM has been registered in the name of one Mr. HUNG Moon Cheung in compliance with the requirements of the laws of Macau on ownership of a company incorporated in Macau by non citizens of Macau, and the same is being held by the said Mr. HUNG in trust for and, for the benefit of, Sino Agro Food, Inc. pursuant to a Deed of Trust duly executed by the said Mr. HUNG on December 20, 2007 in favor of Sino Agro Food, Inc.

In December 2009, Sanjiang A Power applied to local government of the County of Huangyuan to:

•	change its place of business from the City of Xining to the County of Huangyuan;
•	effect the registration of APWAM as a shareholder of Sanjiang A Power, replacing Pretty Mountains; and

The Progress of Sanjiang A Power and the Development Projects

While pending the official approvals for the incorporation of Sanjiang A Power, the joint venture partners of Sanjiang A Power had commenced works on the planned projects since early March 2009.

In April 2009, a team of Sanjiang A Power’s personnel, who were mainly staffed by the technical people from SIAF, set up a temporary bio-organic fertilizer manufacturing factory at a rented building (“Temporary Site”) located near Qinghai Sanjiang’s operation in the vicinity of Xining, to deal with the problem of disposal of accumulating potato wastes generated by Qinghai Sanjiang’s starch manufacturing factory in an environmentally friendly manner.    On June 16, 2009, Sanjiang A Power produced its first batch of bio-organic fertilizer of 200 metric tons, the samples of which were applied in one of the Sanjiang Agriculture’s farm for evaluation of its quality standard.   Laboratory test, which was simultaneously carried out by Professor Yu of Xining University, showed that the fertilizer was of the country’s quality standard set for bio-organic fertilizer, that is the content of composed fiber >25%, nutrient elements (consisting of N, P & K) > 6% at ratio of 3:1:3, moisture content < 15%, PH value of 5.8 to 8.5, micro-organism count > 20 million units per gram, the ratio of bacterial infection < 20% and odorless.

From April through December 2009, pre-mobilization and pre-development works have been carried out by Sanjiang A Power as follows:

•	Investigation and feasibility study of the potential project sites;
•	Investigation and feasibility study of the supplies and production of raw materials;
•	Investigation and feasibility study of the sales and marketing of the products to be produced by Sanjiang A Power;
•	Investigation and feasibility study of the related facilities within the locations;
•	Investigation and feasibility study of applicability of SIAF’s technologies for bio-organic fertilizer and livestock feed under the local conditions; and
•	Investigation and analysis of potential cooperative activities with the regional government and the farmers;
•	Establishing trial facilities to test the production of bio-organic fertilizer and livestock feed, using locally sourced raw materials;
•	Laboratory testing of sample products of fertilizer and livestock feed on their respective standard of qualities; and
•	Financial feasibility studies of all aspects of the business operations.

On December 9, 2009, a co-operation agreement was entered into (“Development Agreement”) by the Department of Trade and Commerce of the County Government of Huangyuan (“Huangyuan Government”) and Sanjiang A Power for development of agricultural projects in the County of Huangyuan.   The principal terms and conditions of the Development Agreement are as follows:

•
The Huangyuan Government agreed to allocate the site of the old army goods and materials transfer terminal, consisting over 150 mu of land and over 20,000 m² of built up area (39 buildings, each of approximately 538 m²) (“Project Site”) to Sanjiang A Power for the purpose of the projects.

•	Sanjiang A Power shall register its place of business in the County of Huangyuan within 6 months of the Development Agreement.
•
Sanjiang A Power’s total investment and development capital for the projects shall be RMB96.2 million (equivalent to about U.S.$14.15 million), of which the fixed assets should amount to RMB50.20 million (equivalent to U.S.$7.382 million, based on the exchange rate of U.S.$1 = RMB6.80).

The time frame for the development shall be 3 years, covering the following projects:

•	Livestock Feed manufacturing
•	Cattle rearing and fattening stations
•	Manufacturing of bio-organic fertilizer
•	Plantation of pastures and crops as the raw materials for livestock feed.

As and when the fixed assets of Sanjiang A Power shall amount to RMB20 million (equivalent to U.S.$2,941 million) (to be jointly appraised by the valuation department of the Huangyuan Government and an independent firm of professional appraisers), Sanjiang A Power will apply to the Huangyuan Government for a grant of the “Land Usage Right” over the Project Site for a tenure of 50 years at a minimal consideration in accordance with the provisions of the Municipal Regulation No. 2009 (89) (estimated to be RMB3 million maximum, equivalent to U.S.$441,176).

Sanjiang A Power shall carry out the projects on the Project Site in accordance with the terms of the Development Agreement and the proposal submitted, and shall not alter the nature and purpose of the projects without the prior consent of the Huangyuan Government.   Sanjiang A Power shall not vary the usage of the Project Site, nor shall the company transfer or sublease the same during the currency of the development.

Sanjiang A Power shall not without good reason delay the development, and shall accept the supervision and inspection of Huangyuan Government and adhere to the rules and regulations of the relevant local policies.

In the event of occurrence of Force Majeure, natural disaster or change in the Central Government’s policies and regulations, resulting in any of the parties not being able to implement or partially implement the terms of the Development Agreement, then both parties may mutually agree to terminate this Agreement in accordance with the relevant policies or regulations.

In the event that if Sanjiang A Power shall fail to comply with the requirement as stated in the agreement, within 6 months after the signing of the Development Agreement, to register its place of registration or in other form setting up branch office, subsidiary or other company in the County of Huangyuan to replace Sanjiang A Power in carrying out the terms of the Development Agreement, then it will be deemed a breach by Sanjiang A Power of the Development Agreement, and Huangyuan Government shall have the right to terminate this Agreement if the value of Sanjiang A Power’s fixed assets does not reach RMB20 million and above within 2 years from the date of the Development Agreement, the Huangyuan Government will have the right to take back the Project Site, and in which case all un-movable properties on the Project Site will become the properties of the Huangyuan Government.

Any dispute will be referred to arbitration or the local court of law for adjudication, if the parties shall fail to reach an amicable settlement of the dispute.

Any supplementary agreements subsequently executed by the parties shall have equal legal force of laws.

From November 2009 to June 30, 2010, Sanjiang A Power has carried out the following works on the Project Site:

•	Renovation and building work on staff quarters, capable to house up to 70 workers at a time;
•	Renovation and installation of facilities for six beef cattle fattening demonstration yards and buildings, with the capacity to house up to 120 heads of cattle per house;
•
Construction of a factory with the capacity to produce up to 20,000 tons of bio-organic fertilizer per year was completed last week of June 2010, and is now in operation producing up to 600 tons per day to fill its first order of 2,500 tons sold regionally;

•	Construction of a new headquarter office building consisting of 2,500m² was commenced on June 12, 2010 and expected to be completed on or before December 31, 2010;
•
Invention of a new enzyme (“the Enzyme”) that is capable of allowing fermentation and germination processes in our manufacturing of livestock feed to take place at 4Celsius within 7 days, which is suitable in the colder northern China climates since it will save much additional heating costs to initiate the fermentation and germination process of the livestock feed, as compared to the old enzyme performing at 15Celsius within 21 days;

At a promotional campaign organized by the Huangyuan Government at the Project Site in early January 2010, all trial samples of 1,000 tons of livestock feed and 700 tons of bio-organic fertilizer manufactured by Sanjiang A Power were sold to the regional farmers.  The Huangyuan Government made available two specialists and Sanjiang A Power provided 15 technicians to take daily records of the growth of the crops planted in the regional farms that were applying Sanjiang A Power’s trial fertilizer products.   Performance data collection and analysis of the trial livestock feed, which was distributed to the 15 regional farmers having 800 heads of cattle and cows collectively, was undertaken for over a period of 3 months under the supervision of the Huangyuan Government’s Agriculture Department commencing January 2010.  By end of March 2010, the results were recorded as follows:

•	Additional weight gained average per beef cattle was recorded at one extra kilogram per day over their normal weight gains.
•	Additional fresh milk produced per cow was recorded at one and half kilograms of milk per day over and above their normal daily production.
•	All feeds were much easier to digest resulting in much cleaner environment in the cattle yards and houses.
•	No sickness during the period was recorded through the cause of consumption of our feeds, but there was one cow had an early abortion.
•	All cattle preferred to eat our feeds and reluctant to revert back to the consumption of their old feed after they had consumed our feed during the period.

In mid January 2010, the Huangyuan Government obtained a central grant of RMB500,000.00 (equivalent to U.S.$73,357 at the rate of U.S.$1 to RMB6.816) to assist Sanjiang A Power to meet its pre-development expenditure.

In early February 2010, Sanjiang A Power started planting of cash crops on various pieces of lands totaling approximately 10,000 mu, verbally granted by the Huangyuan Government to Sanjiang A Power for its use to grow raw material for its livestock feed and bio-organic fertilizer operations.

On April 22, 2010, Sanjiang A Power’s application to the Huangyuan Government to change its place of business from the City of Xining to the County of Huangyuan, and to effect the registration of APWAM as a shareholder of Sanjiang A Power, replacing Pretty Mountains, was approved by the Huangyuan Government, and a business license was issued to Sanjiang A Power accordingly.

On May 7, 2010, Qinghai Sanjiang sold and transferred its shareholding in Sanjiang A Power to Garwor. The aforesaid sale and transfer was approved by the “State Administration for Industry And Commerce of PRC” of Xining City Government and an amended Certificate of Approval for the incorporation of Sanjiang A Power as a sino-foreign joint venture company was subsequently issued on July 20, 2010.

The Business Plans of Sanjiang A Power  (July 1, 2010 to June 30, 2011)

Sanjiang A Power aims to generate revenues from the following activities in the fiscal year commencing July 1, 2010 and ending June 30, 2011:

•	Manufacturing of livestock feed to achieve 20,000 tons, to be sold to the regional farmers and 10,000 tons to be consumed by our own cattle on the Project Site;
•	Manufacturing of bio-organic fertilizer to reach 10,000 tons; and
•	Rearing and fattening of beef cattle to reach a minimum of 1,000 heads.

Manufacturing of Livestock Feed

We use raw material consisting of crop wastes as well as locally grown and available wild wheat plus wild wheat sterns, wild peas with sterns and leaves, and selective pastures grown in the wild.

These raw materials will be finely cut and put through a number of aging and fermentation processes by adopting a technology and method called “Stock Feed Manufacturing Technology”, duly licensed by Tri-Way Industries Limited, a 100% owned subsidiary of SIAF, and catalyzed by the Enzyme developed by Sanjiang A Power as described above.  Thereafter, the end materials will be packed and sealed in air-tight and weather proof packaging ready for storage.

At our trials carried out in November 2009, we packed the feed into bags of various weight to suit the farms (i.e. if a farm has only 5 heads of cattle or 10 heads of cattle, then the weight of the feed in the bag was at 240 kg or 480 kg respectively), such that the respective farm would only need to store 2 bags of feed each time in their cattle houses to have enough feed for 7 days, and by such time the next two bags would be fermented and ready to be used for the next 7 days, etc.   As most cattle houses even in a very cold winter would have a room temperature above 4° Celsius, the farmers would not need to provide additional heat to ferment the feed.

We believe that the price of our livestock feed is and will be comparable to traditional livestock feed, which is being sold in Huangyuan currently at the Huangyuan Government’s recommended introductory price of U.S.$76.50 per ton to the regional farmers, while the Huangyuan Government has agreed to grant incentives to us by subsiding it at U.S.$29.40 per ton making total revenue generated per ton of livestock feed at U.S.$105.90 per ton.

We also intend to manufacture a specifically formulated livestock feed as developed under the above mentioned “Stock Feed Manufacturing Technology” to cater for milking cows with added on nutrients to suit each stage of the milking cow’s growing cycles (i.e. from conceiving, carrying to weaning and to commercial milking period).

The first six demonstration farms are under construction at the Project Site and will be ready for operation on or before July 31 2010.

Manufacturing of Bio-Organic Fertilizer Using the Enzyme

Sanjiang A Power has completed the development of manufacturing plants and facilities for bio-organic fertilizer with a production capacity of 20,000 tons per year (“Fertilizer Factory) in accordance with design parameters of energy usage cost saving (by up to 300%) and reduced production days (by more than 300%) in mind.  By using the Enzyme as invented by Sanjiang A Power, the fermentation process of the fertilizer from raw materials to ready-to-mix materials is being achieved in 7 days at 4° Celsius, instead of the previous requirement of 15° Celsius within 15 days.  This Fertilizer Factory is now in operation having had to meet its purchase order of 2500 tons on or before July 31, 2010.  It is currently has a production volume of 600 tons per day.

The bio-organic fertilizer produced is designed to revitalize and improve the soil environmental by:

•	eliminating toxic fat in the soil;
•	eliminating the adversity caused through frequent application of chemicals and antibiotics;
•	increase growth of micro organism in the soil to purify water toxicity;
•	improve the disease resistant ability of the root systems of plants;
•	neutralize the bad affect caused by the toxic mineral;

•	increase soil resistant to salinity ;
•	increase nutrient to the soil;
•	procure nutrient absorbing ability of the soil;
•	increase diseases resistant ability of the growing plants;
•	reduce plant diseases and the developments of insects;
•	multiply the growth of micro-organism and natural bacterial; and
•
reduce the usage of chemical fertilizer and improves the economic benefit of the chemical fertilizer. (In this respect, it is because of the use of bio-organic fertilizer will improve the soil’s overall ability to the absorb nutrients more consistently and easily, such that within a period of six months after the application of the bio-organic fertilizer, the soil in general will start to show the benefit and in the position to use less chemical fertilizer, the exact reduced usage quantity of chemical fertilizer is usually subject to how poorly the soil have been demanded by the pro-long usage of chemical fertilizer in the past, however it is evidenced frequently that the saving could be measured anyway from 30% up to 60% within a year cycle after the application of bio-organic fertilizer.)

The Physical Development Plan on Sanjiang A Power’s Property

At present, Sanjiang A Power’s property consists of over 170 mu (or the equivalent of 122,200 m²) of land, on which there is over 21,000 m² of built up areas provided for in 39 buildings with an average size of about 538 m2 each (“Property”). This Property was used as an army railway station previously, and therefore they were built to last for decades and all basic infrastructures (i.e. underground water connections, electrical connections, communication connections, fencings, internal roads, drainages etc) were provided in the land to service the property.

The Business Development Plan of Sanjiang A Power

Sanjiang A Power will have the final capacity to fatten up to 5,000 heads of beef cattle per year based on the growth period of 6 months per head within Sanjiang A Power’s existing property, meaning the maximum housing facility will be at 2,500 heads at a six months interval.

We anticipate that in Year 3 Operation, Sanjiang A Power will need to have enough external breeders to help rear the extra 5,000 heads of beef cattle projected for Year 3 Operation. Sanjiang A Power’s strategy plan for the fattening of beef cattle operation is that, within Year 2 Operation, fattening operation within its own property will be leased out to the regional farmers on following terms and conditions :

•
Our cattle houses (22 of them) will be leased out to the regional farmers who will have the option to lease up to 4 houses at a time, such that they will supply their own young cattle for fattening and they will manage their respective operations.

•
We will provide all associated in-house facilities and services (i.e. veterinary service, utilities, laboratory analysis, ration and nutrient formulated mixing machines, etc.), supply the livestock feed, and marketing of their grown up beef cattle (“the Farmers’ cost”).

•
The breeders will grant us the first option to buy all grown up cattle stocks from them and in the event that they decide to sell to other buyers, such sales will be conducted through our account so that the Farmers’ cost will be deducted from the proceeds of sales.

By Year 3 Operation, it is anticipated that a similar concept will be adopted with the external breeders.  However, the selected external breeders must build their cattle houses in accordance with our designs and guidelines and manage the grow-out operation under our designed management system to be qualified.  We plan to grant financial assistance to the qualified breeders, if necessary. Currently our cattle houses are built in accordance with the designs as advised by some of country’s cattle growing professionals from the Agricultural Department and the Research and Development Department of the PRC Government.   Such designs are believed by us to be the best designs for cattle houses suitable for the Qinghai Province. Our module of operation is designed to enhance economic benefits to the regional farmers and growers and the local communities as a whole, as evidenced by our trials recorded from November 2009 to March 2010, for instance:

•	The regional farmers planting wild wheat, wild peas and wild pastures can now increase their yearly yield from 1.25 tons per mu to 4.5 tons per mu by using our organic fertilizer.

The regional cattle fattening farmers and growers who were used to grow one head of cattle from weaning to about 500 kg body weight within a period of 4.5 years and a head of sheep to 45 kg body weight within 2.5 years can now do it within 9 months by using our live stock feed.

•
The regional dairy farmers who were used to get an average of about 1.5 tons (or 1500 kg) of fresh milk from one head of cow per year based on maximum milking day of 180 days per year (due to long winter spell in Qinghai Province) can now get an extra 450 kg of milk per year using our livestock feed to feed right through the winter to maximize the milking days to 300 days per year.

Potentially, once our modules are fully implemented in the Huangyuan County, we believe that it will have significant impact on the communities of the Qinghai Province (a North Western region of China) as a whole if one were to consider that Huangyuan County, being  just a very small County of Qinghai, it is growing an average of 55,000 heads of cattle and milking cows collectively per year while the whole of Qinghai County is estimated to have more than 2.5 million heads of cattle and milking cows growing on an annual basis in all of its districts. Recently the Huangyuan Government has just completed a road bypassing the main city center of Huangyuan, thereby leading the regional traffic to the surrounding borders of the property. Therefore, the Sanjiang A Power’s property is accessible by good freeway connection.

Other Subsidiary

Tri-way Industries Limited

Tri-way Industries Limited (“Tri-Way”), a company incorporated in Hong Kong the Special Administrative Region of the PRC and a 100% owned subsidiary of the Company, by an agreement dated November 12, 2008, purchased the license to use and exploit the intellectual property of a technology and method for the manufacturing of livestock feed for the consumption of beef cattle, cows, sheep and other animals, known as “Zhi Wu Jie Gan Si Liao Chan Ye Hua Chan Pin Ji Qi Zhi Bei Fang Fa” (Stock Feed Manufacturing Technology) (“SFMT”) registered under the Patent Number “ZL2005 1 0063039.9” under the Invention Patent Certificate No: 3297232 issued by National Registry of Intellectual Property of China, from Mr. Shan Dezhang, the inventor of SFMT.    The consideration for the purchase amounting to U.S.$8,000,000.00 was satisfied by cash payment of $4,500,000, which was paid on December 18, 2008, and the balance of U.S.$3,500,000 were to be paid either by cash payment or by issuance of our shares at our discretion in three tranches as follows:

•	1st tranche of U.S.$1,000,000 on or before December 31, 2009, which was paid on December 28, 2009;
•	2nd tranche of U.S.$1,000,000 on or before December 31, 2010; and
•	3rd tranche of U.S.$1,500,000 on or before November 11, 2012.

If any of the payments is settled by way of issuance of shares, the shares issued will be valued at a three months weighted average of the OTCB Pinksheets price index counting backward from the date of settlement.

Tri-way intends to generate operation revenues by engaging in following operations:

Sales of the following types of consulting services relating to SFMT to the SFJVC:

•	Engineering designs of the livestock feed manufacturing factories;
•	Engineering designs of the factories’ plants and equipment;
•	Designs of various lay-out plans for the said factories and equipment;
•	Management of the related operation; and
•	Training of personnel of the related operation.

Participation in a fish farm project to be developed in the City of Enping, Guangdong Province, under the supervision and consultancy of Capital Award using the APT RAS, by taking up to 20% equity interest in a newly formed SFJVC for the purposes of development, operation and ownership of the fish farm.

SFMT, the Technology

Traditionally in China, livestock feed for cattle, sheep and cows is processed and stored in the following manner:

•	Field-cropped grass, corns, or other similar materials are cut and sun cured in the fields;
•	Raw materials are then transported to processing locations for further processing
•	Raw materials are finely cut and mixed together then stored in open concrete yards; or
•	Raw materials are compacted into various sharps and forms such as pellets, cubes, or square blocks, and then stored.

The large concrete yards to store the livestock feed have little economic efficiency due to its high cost of construction, constant costs in their maintenance and upkeep and exposure to seasonal weather variation that causes deterioration to the quality of the livestock feed.  Feed stored in this traditional manner is subject to the following problems:

•	Unsafe for consumption due to high count of bad bacteria;
•	Poor to taste due to high content of bad bacterial and rough to feel;
•	Non-uniform quality and generally low in nutrient, low in protein and vitamins with high fiber;
•	Poor digestibility usually evidenced by animal dropping.

This can result in adverse economic impacts through waste of natural resources and losses of animals through sickness and diseases enhancing higher cost of production.

Using our technology, we intend to produce two types of livestock feed through SFJVCs’ operations, and currently with Sanjiang A Power, for the China markets:

•	Type One is a more general application type of livestock feed suitable for beef cattle and sheep; and

•
Type Two is special ration designed for dairy cows that consists of various grades adaptable to various stages in the life of dairy cows from the time of  pregnancy, carrying period with calves to three months old, weaning of the calves to they are six months old, and continued milking period of the calves until they reproduce.

Manufacturing of Type One Livestock Feed

Unlike the raw materials used in the traditional process, the raw materials we use will consist mainly of crop wastes such as corn stems without the corn, wheat sterns without the wheat, sunflower stems without the sunflowers, peanut leaves without the peanuts and sugar beets leaves without the sugar beets.

These raw materials will be finely cut and put through a number of aging and fermentation processes.  Thereafter, the end materials will be packed and sealed in air-tight and weather proof packaging ready for storage.

The Type One feed is designed to help to:

•	reduce sickness in animal;
•	increase milking life span of cows;
•	reduce mortality rate of animals;
•	increase birth rate of cattle and sheep;
•	increase milk productivity of the cows;
•	increase weight gain in cattle and sheep; and
•	improve quality of the milk produced by cows.

Manufacturing of Type Two Livestock Feed

Initially, we intend to test Type Two livestock feed on small demonstration farms that may be owned by the SFJVCs or contracted with local farmers to demonstrate the economic viability of using Type Two livestock feed in the dairies. The first batch of demonstration farms are being constructed in Sanjiang A Power’s Huangyuan project.

Government Approvals

We do not require any authorizations from any Government authorities to sell our sublicenses of our stock feed manufacturing technology and associated services.

Tri-way’s future business

Tri-way will participate as a joint venture partner in the SFJVC to be set up for the development, operation and ownership of the fish farm being developed in Enping City, under the supervision and consultancy of Capital Award and using the APT RAS.

The Fish Farm will have a capacity to produce 500 metric tons of “Sleepy Cods” per year.

The current progress report on the fish farm development as at August 31, 2010 is as follows:

•	All land clearing, leveling and fencing at the development site have been completed.
•	All soil testing, water quality testing and water in flow rate testing have been done.
•	Majority of the plants and equipment have been delivered.
•	Construction of the farm buildings has been in progress and within schedule.
•	Construction of the fish tanks has been in progress and six tanks has been constructed.
•	Contracts on the provision of related services and consultancies needed for the construction, operation of the farm have been organized.
•
300,000 fingerlings have been ordered for delivery from September 2010 through November 2010 and our last inspection at the supplier’s farm on August 18, we saw that the fingerling were at an average of 60 mm per fingerling and growing healthily.

•
Documents related to the application for setting up of the SFJVC is now being finalized by the Chinese party’s lawyer, and it will be submitted to the relevant authorities within the month of September, 2010.

Projected Progress of Development and Fish Sales of the Farm

The farm will be constructed in two stages to attain production capacity up to 500 tons of fish per year.
Stage One:  to have annual capacity to produce up to 250 tons, the construction of which is expected to be completed within month of September, 2010.

Stage Two: to have an additional production capacity up to a further 250 tons, making total capacity of 500 tons per year, the construction of which is scheduled to be completed by end 2011. We anticipate this Fish Farm to start generating revenues from July 2011 onward.

The Farm can grow many different species of fish depending on the needs of the market, i.e. from tropical species to colder water species, and for Year 1 Operation, the farm will grow “Sleepy Cods” which is a highly priced species with high demands in China as well as in most Asian markets.

Intellectual Property

We own a patented “Intellectual Property” namely “Zhi Wu Jei Gan Si Liao Chan Ye Hua Chan Pin Ji Qi Zhi Bei Fang Fa” registered under the Patent Number “ZL2005 10063039.9” and Certificate number “329722” of China.

Business Synergies:  The interrelationship of the activities of our various subsidiaries

Our three technologies, including the Enzyme technology developed by Sanjiang A Power in 2009 and designed for the manufacturing of bio-organic fertilizer and livestock feed coupled with the A-Power Technology and the Stock Feed Manufacturing Technology give us the potential to develop a number of synergistic opportunities for our existing and potential future business activities.

A-Power Technology for fish farming – Capital Award

Capital Award holds a Master License for A-Power Technology, or “APT,” which is a fish growing system and technology including the designs of A-Power Integrated Water Treatment System covering all related parts and components and the A-Power farm operation’s management systems and procedures.  Infinity Environmental Group, or Infinite, an Australian company, is the inventor and developer of the APT Technology.  We were granted our Mater License by Infinite for the territory of China on August 1, 2005 for term of 55 years originally that was amended to 60 years in an supplementary agreement on December 19, 2005.

This technology can be applied in the business operation of future SFJVCs in which we will have an interest.

At the same time, all insoluble wastes from the fish farms will be collected and processed into one of the raw materials needed for the manufacturing of fertilizer that will be applied in our HU plantations and other cash crops that the HU plantations or Sanjiang A Power  will crop in future.

In addition, we intend to establish and develop distribution centers in countries where we shall sell the fish raised in our farms, and they will also act as distribution centers for the HU plant product of Hang Sing Tai Agriculture Development Co. Ltd. and the beef and beef products of Sanjiang A Power.

The Enzyme Technology for Livestock Feed & Bio-Organic Fertilizer – Sanjiang A Power

Sanjiang A Power, as the owner of this invention, will apply this technology in the business operation of future SFJVCs in which we will have an interest.

In addition, the bio-organic fertilizer can be used in HU plant products of HST and for the growth of the raw materials for livestock feed of ZhongXing.

SFMT, the Stock Feed Manufacturing Technology – Tri-way

Tri-way owns a patented SFMT, the Stock Feed Manufacturing Technology, registered under the Patent Number “ZL2005 10063039.9” and Certificate number “329722” of China, for the manufacturing of livestock feed designed and applied for the consumption of beef cattle, cows, sheep and other animals.

This technology is being applied in the business operation of Sanjiang A and will be applied in the business operation of future SFJVCs in which we will have an interest.

In addition, the livestock feed can be used for our dairy feed for livestock of ZhongXing and future SFJVCs in similar businesses in which we will have an interest.

Capital Award has over the years improved and refined the application of the A-Power Technology, in particular the design and functionality of the component parts and equipment, to the extent that the present form of A-Power Technology is very much different from its original form, although it is still named as A-Power Technology.  Capital Award has control over the manufacturing rights to its re-designed plants and equipment, including some of the parts and components. Therefore, it is no longer valid whether the original tenure of the Master License obtained was for 60 years or more, as Capital Award in fact is the inventor and designer of the present form of A-Power Technology and the essential plants and equipment.

It is the same scenario for the Stock Feed Manufacturing Technology, as evidenced by the fact that in as short span of time in its application, Sanjiang A Power already managed to develop the new Enzyme Technology, the introduction of which has brought changes to the livestock feed manufacturing method.

The Result of the Synergistic Operation

The Company’s ultimate aims and directions are as follows:

•
To produce uniform and high standard of quality “Organic Food” in efficient and economically manner, supported by sustainable markets to meet the middle income population of China as well as other Asian countries.

•	To bring the farmed produce and products directly from farms to the end consumer’s markets, thus providing more efficient services and cost saving benefits to the end consumers as a whole.
•	To bring better economic benefits to the farmers and growers, thus improving their living standard and bringing economic benefits to the communities as a whole.

Our bio-organic fertilizer will start the food chain in the right direction by re-conditioning the soil to organic soil to produce organic produce, which will be fed to the animals to produce organic end produces or products.

All these chains of operation will be under the roof of our Company such that we shall be able to have quality and quantity of production controlled to ensure uniform and high quality standard of the end produce and products, made possible by the application of our technologies.

Regulatory Environment in China

China is transitioning from a planned economy to a market economy. While the Chinese government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the Chinese economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the Chinese government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the Chinese government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating revenues may be reduced by changes in China's economic and social conditions as well as by changes in the policies of the Chinese government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

China’s legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, China began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in China and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

We are subject to many general regulations governing business entities and their behavior in China and in any other jurisdiction in which we have operations. In particular, we are subject to laws and regulations covering food, dietary supplements and pharmaceutical products. Such regulations typically deal with licensing, approvals and permits. Any change in product licensing may make our products more or less available on the market. Such changes may have a positive or negative impact on the sale of our products and may directly impact the associated costs in compliance and our operational and financial viability. Such regulatory environment also covers any existing or potential trade barriers in the form of import tariff and taxes that may make it difficult for us to export our products to certain countries and regions, such as Japan, South Korea and Hong Kong, which would limit our international expansion.

We are subject to the law on foreign investment enterprises in China, and the foreign company provisions of the Company Law of China, which governs the conduct of our wholly owned subsidiary and its officers and directors. Additionally, we are also subject to varying degrees of regulations and permit system by the Chinese government.

Regulation of Sino-Foreign Joint Venture Companies in China

We are conducting and intend in the future to conduct some of our business operations in China through ownership interests in Sino-Foreign Joint Venture Companies.

A Sino-Foreign Joint Venture Company (SFJVC) is a joint venture between a Chinese and a foreign company within the territory of China. The Chinese company usually provides the labor, land use rights and factory buildings, while the foreign company brings in the necessary technology and key equipment, as well as the capital. This joint venture is based on a cooperative joint venture contract in which matters like the terms of cooperation, the division of earnings, the ownership of property upon the termination of the contract term of the SFJVC, the sharing of risks and losses, and other matters governing the operations of the SFJVC are set forth.

A SFJVC is entitled to all tax benefits and incentives granted by the China Government to domestic entities in the agricultural industry.  Thus, operating as an SFJVC allows us to take advantage of China Government agriculture industry exemptions including:

•	No income tax
•	No value added tax, subsidizes in transportation within the country
•	No import tax on imported plants and equipment
•	Rebate of development capital calculated up to 33% of development assets
•	Advantageous loans with no interest or fixed terms of repayment
•	“Land Usage Rights” being accepted as collateral that can be pledged against bank borrowings

The foreign partners of the SFJVCs are allowed by the Foreign Investment Department of China to repatriate their investment capitals and returns.

The application of the formation of any SFJVC must be submitted to and approved by 15 authorities of the local County and Provincial government that require different kind of information must be compiled in accordance with all local laws and regulation, as follows:

Provincial Government departments covering

•	Environmental
•	Business Registration
•	Foreign Investment and Trade
•	Foreign Exchange Control
•	Finance
•	Commerce and Business
•	Statistic and Records
•	Customs
•	Land
•	Taxation

County Government bodies covering

•	Town Planning
•	Business and Commerce

•	Land Development
•	Health

Regulations Concerning Land Ownership and Usage in China

Under the 1982 Constitution, urban land in China is owned by the State and collectives own the rural land. Since the local and central governments administer the rural collectives, it can be construed that all land ownership is under control of the State. However, the Constitution's Amendment Act of 1988 to Article 10 adopted on April 12, 1988, states that a land use right may be transferred in accordance to law. Based on this statement, a land use right becomes divisible from land ownership, thus making land use right likely to be privatized. Individuals, including foreigners can hold long-term leases for land use. They can also own buildings, apartments, and other structures on land, as well as own personal property.

Real estate transfers in China take place in the form of transfer of right to use land. To obtain land-use rights, the land user must sign a land-grant contract with the local land authority and pay a land-grant fee up front. The grantee will enjoy a fixed land-grant term and must use the land for the purpose specified in the land-grant contract. Depending on the type and purposes of land use, the maximum term of a land grant ranges from 40 years for commercial usage, 50 years for industrial purpose, to 70 years for residential use.
The application of “Land Usage Right” on any leased land must be submitted to and approved by many authorities of the local and central government supported by a minimum of 80% of the signatories of its original land leasers who had leased the land from the government before they transfer the land to the new leasers.

Employees

The Table below shows our current employees for every sector of the businesses:

	SIAF China office and Capital Award	Intermediate holding companies	HST	ZhongXing	SanJiang A Power	Total
Full Time
Administration
Management	8	2	3	8	8	29
Clerical	3	2	2	12	7	26
Sales	5	0	2	3	5	15
Non-Skilled	2	0	3	6	10	21
Operation	0	0	0	0	0	0
Management	3	0	2	6	5	16
Clerical	3	0	3	3	3	12
Skilled	6	0	3	80	35	124
Non-skilled	3	0	5	20	25	53
Part Time	0	0	0	0	0	0
Operation	0	0	0	0	0	0
Skilled harvesting	0	0	100	80	40	220
Non-skilled	0	0	12	12	8	32
Total	33	4	137	230	146	548

ITEM 1A. RISK FACTORS

Smaller reporting companies are not required to provide the information required by this item.

ITEM 2.  FINANCIAL INFORMATION.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form 10.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  The Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulating statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We are an integrated developer, producer and distributor of organic produce and agricultural / aquacultural products of high quality standard, with our subsidiaries operating in China.

Currently we are generating revenues from four divisional businesses, namely:

•	The Dairy business, through a combination of Hang Yu Tai Investment Limited and ZhongXingNongMu Co. Ltd.

•	The Plantation business, through a combination of Macau Eiji Company Limited and Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd.

•	The Fishery business, through a combination of Capital Award Inc. and SIAF.

•	The Beef business , through a combination of Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd. and Qinghai Sanjiang A Power Agriculture Co. Ltd.

The Dairy Business

From our Dairy operation, we produce and sell fresh liquid milk, livestock feed, fertilizer and beef cattle in ratio of 85%, 10%, 4% and 1% of our total dairy’s revenue $18,084,045 respectively as at end of our fiscal year 2009.

Whereas 99% of fresh liquid milk produced in 2009 were sold to the bigger value added dairy products manufacturers of the Country, but we contracted with a value added manufacturer situated within the Fengning District to manufacture a few lines of dairy products in the last quarter of 2009 under the label of “Green and Natural” that are being sold in two super market chain stores in the Beijing City and their sales are achieving steady flow of demands.

Our marketing plan with the dairy set for 2010 is to maintain the sales up to 90% of our fresh liquid milk production to the value added manufacturers and to keep the balance of 10% for the manufacturing of “Green and Natural” labeled dairy products to be sold domestically as well as to the oversea markets (i.e. Singapore, Malaysia and middle east countries), with the aim to increase the production and sales of dairy products to utilize up to 25% of our total fresh liquid milk production by year ended 31st December 2013. As the sales of Dairy Products have better profit when compares to the sales of fresh liquid milk, (i.e. almost twice the earnings as in sales of fresh liquid milk), such that, our management is confident that the gradual increase of dairy product sales will increase our overall net earnings eventually. The reason of why we do not intend to increase our dairy product production and sales much quicker is that we are only a small producer with limited marketing resources when compare to some of the bigger dairy product manufacturers of the Country whom we sold our fresh liquid milk to, as such, we don’t want to be seen as their direct competitor in the area of dairy product sales but merely as a diversified marketing plan of the company to generate slightly better profit margin.

Livestock feed manufacturing is an important link in our business operation, the more land that we can develop to plant more raw materials will reduce our manufacturing cost on our Livestock feed and in term lower our fresh liquid milk’s production cost, and, will also govern our rate of growth. It is because our company’s policy is to produce high quality standard organic milk such that we only use raw materials produced from our contracted growers using mostly our developed land and our organic fertilizer to fertilize their crops to ensure of their organic originality. Therefore the availability of the supply of livestock feed in term will determine how many cows that we should have in our dairy which is rather different to the general situation within the dairy industry that are having cows before sourcing for livestock feed. (i.e. In general, a mature cow takes up to 6 tons of livestock feed per year, so, if we are to maintain the milking of 4,500 cows for 2010, we shall have a minimum of 27,000 tons of livestock feed, and in this respect, our livestock feed holding capacity currently has been increased and established to store up to 40,000 Tons per year.)

The Table below shows the summarized performance and records of 2009:

Description	Year 2009 (Actual records)

Land that are producing crops for making of livestock feed (Productive land)	1,000 acres

Number of milking cows being milked (productive cows)	3,500 heads

Number of standing by milking cows to replace the non-productive cows	1,250 heads

Average of productivity / productive cow	6.8 MT /head/ year

Average of fresh milk sales prices	US$643 / MT

Average of dairy products’ sale prices	US$1,843 / MT

Average of sales prices of Livestock feed
For internal usage (at cost)	US$37 / MT
For external sales	US$56 / MT

Average of revenue generated per productive cows	US$4,393 / Cow / year

Average of revenue generated per productive acre	US$1,809 / acre / year

Average raw materials cropped for making of livestock feed;
Internally used by own cows	24,750 MT
Externally sales to regional farmers	15,840 MT
Total crops	40,590 MT
Total production of fresh milk	23,905 MT

Sales components in % and amounts of sales for
Fresh Milk	US$15,374,776 (85%)
Dairy Products	US$723,519 (4%)
Livestock Feed	US$1,808,797 (10%)
Others (combination of fertilizer and cattle)	US$176,955 (1%)
Total Revenue of sales	US$18,084,046.

Gross Profit Margins based on sales of
Fresh Milk	51%
Dairy Products	57%
Livestock Feed	17%
Others (combination of fertilizer and cattle)	15%

The Plantation Business

As explained earlier that, a HU Plant normally takes three years to reach maturity which means that:

•	Year 1 plants yield only about 10% of green flowers, as compared to the matured plants.
•	Year 2 plants yield about 50% of green flowers, as compared to the matured plants.
•
Year 3 fully matured plants yield an average of 100,000 to 120,000 green flowers per year per mu (or 600,000 to 720,000 pieces per acre per year) over the next 25 years, the average production life span of a HU plant.

However it is because the shelve-life of the fresh green flowers is short such that they must be sold and used within three days from day of harvest, such that, the fresh green flowers are dried quickly and stored to be sold right through the winter until July of next year (when the new season begins).

Their corresponding conversion rate from fresh to dried flowers is normally at an average of 8 Kg  (Fresh) to 1 Kg (dried) with the moisture content of the ended product at an average of 15 to 20%. The fresh green flowers, on an average, are weighing out between 250 to 300 grams per flower subjecting to seasonal variations. We did not have enough drying facilities in 2009 to dry all of our harvested flowers such that majority of the drying in 2008 and 2009 were contracted to regional processors with a small portion that was done by our newly installed drying facilities. However this 2010 season we are confident that we shall be able to dry up to 90% of the projected 50 million pieces of fresh green flowers harvested in 2010.

The demands on the dried flowers are extremely high such that we have regular wholesalers waiting to collect our dried flowers soon after we have them dried without us having to deliver them. Therefore, up to now we do not need to build big holding facilities to store our dried flowers however we intend to do so later on in 2010 to ensure that we shall capture part of the higher wholesale prices available during the winter months.

In 2009, we have a total of 179 acres of HU plants Planted and by July 30, 2010 the total planted acres was increased to 187 acres. The table below shows their performances / records for 2009.

Description	Year 2009 (Actual records)
New Planting	88 acres
Year 1 plants	42 acres
Year 2 plants	47 acres
Year 3 and above plants	0 acre
Total land planted with HU Flowers	179 acres
Total Harvests of fresh flowers	16,740,000 pieces
Average of weight per piece of flower	250 gram
Conversion rate of fresh flowers to	8.16 Kg. (of flowers) to 1 Kg. of
Dried flowers	(dried flowers).
Averaged sales price of fresh flowers	US$0.103 / piece
Averaged sales price of dried flowers	US$5,605 / MT
Average sales price of value added flowers	No sales
Revenue and % of sales from sales of :
Fresh Flowers	$172,832. (10%)
Dried Flowers	$2,586,796 (90%)
Value added flowers	0%
Gross Profit % of sales of	72%

The Fishery Business

From the Fishery operation; in 2010, we shall have built our first fish farm on or before the end of September 2010, (Subsequently, the farm’s construction was completed as at October 30, 2010 and implementation of all related testing (inclusive mechanical and biological testing) on the farm are being carried out from November 06, 2010) and through its service contract of $3.5 million to develop a APM fish farm of 500 Tons of annual production capacity, we are projecting to gross anywhere up to $2 million in gross profit resulting from the sales of plants and equipment, consulting services, designs and engineering services, training of personnel, and related supervising and installation services etc. In this respect, we shall perform a lot better than in 2009, and also expecting that once when other regional fish farmers have a chance to visit the said fish farm, it is very likely that, further contracts will be generated before the end of year 2010.

We are also anticipating that, fish sales of the said farm will commence by July 2011 whereby in the interim, we intend to take up equity interest in the Sino Joint Venture Company that will be the owner and operator of the said farm such that we shall gain further income from the sales of fish of the said farm.

Our planned business strategy is the combination mentioned below;

•	Firstly, incomes will be generated from the referred services contracted to APM fish farm developers.
•	Secondly, incomes will be generated through sales of fish and fish products of the APM Fish Farms.
•	Thirdly, incomes will be generated via a marketing net work that will be developed by us to market all of the APM fish farms’ fish and fish products under our designed labels and brands.

Subsequently, on January 15th, 2010, we executed a service and consulting contract with a group of Chinese businessmen to build a Fish Farm in the City of Enping, Guangdong Province, the PRC using the APT RAS. There is an option in the aforesaid Agreement for the Company to take up to 20% equity interest in year 2011 and up to 75% equity interest by 2012 in a newly formed Sino-foreign joint venture company for the purposes of development, operation and ownership of the fish farm, with a further option for the Company to take up more equity interest in the new entity at a later time.

The farm in Enping is being designed to have a production capacity of 500 metric tons of fish per year.    We shall provide services amounting to about $3.5 million,  includes the APT sub-license fees of $400,000, supply part of the plant and equipment up to $2,500,000, supervision and consultancy in the building of the farm structure, the grow out tanks and related installation, training of workers and other associated professional services amounting to $600,000.   The Chinese businessmen are funding this capital development amount.

The species of fish intended to be grown in the Farm will be the “Sleepy Cod”, which is a Chinese species in demand in the local market.  It commands average wholesale price of $27.00 (live fish) per kilogram (recorded on June 21, 2010).

The latest development schedules are as follows:

•	Construction of the farm building was commenced since July 15, 2010;
•	Construction of the grow out tanks was commenced from August 1, 2010;
•	Targeted completion of construction of farm building and tanks on or before October 31, 2010; and
•	First Income from sales of fish is aiming at on or before August 1, 2011.

The Beef Business

From the Beef operation; Although up to June 30, 2010 Qinghai Sanjiang A Power, (our beef operation company), was still in  developing stage, but subsequently as at July 31, 2010 it has sold 2,500 tons of organic fertilizer and 2,000 tons of Livestock feed which was on target within Qinghai Sanjiang A Power’s business plan. The Huangyuan district where Qinghai Sanjiang A Power’s operation is situated, has experienced the worst rainy season of the past 1,000 years whereby 2,000 Mu out of our total 7,000 Mu raw material crops planted for this season has been rain affected, such that we are expecting that there will be a reduction of livestock feed being manufactured from our targeted 30,000 tons to 20,000 tons in 2010.

However, the interesting part of our agriculture business is that, no sooner than we started to worry about our targeted performance of 2010 due to the said rainy affect, the sky opened with another opportunity that our organic fertilizer found an alternative market in the Hunan Province that will potentially increase our fertilizer’s gross profit by 2 times (from RMB500/ton to RMB1,000/ ton). In this respect, there is market niche for a specific combined fertilizer, (our organic fertilizer added with higher content of potash), in Hunan Province. Within close proximity of Huangyuan District, there is a potash mine producing potash at the lowest cost in the Country, where we shall source potash from to produce the said combined fertilizer at a very comparable price to give us the referred extra profit.

As at July 31, 2010 we completed the construction of our first 6 beef cattle houses that will house up to 120 heads of cattle per house for fattening purposes to serve as our demonstration units. These houses were built in accordance with the latest modern designs provided by the Agriculture Department’s research and development department specially to suit cattle growing conditions at regional districts of the Qinghai Province and they are environmental friendly.

We intend to build a total of 29 cattle houses in our property within 2010 aiming at a total out-put of 5,000 heads of cattle per year at our property based on the growth period of 6 months per head (meaning that the maximum housing facility will be at 2,500 heads at a six months interval). As such by 2012, we will need to have enough external breeders to help rear the extra 5,000 heads of beef cattle projected for 2010’s Operation.

Our strategy plan for the fattening of beef cattle operation is that, within year 2011, fattening operation within its own property will be leased out to the regional farmers on following terms and conditions:

•
Our cattle houses (23 of them) will be leased out to the regional farmers who will have the option to lease up to 4 houses at a time, such that they will supply their own young cattle for fattening and they will manage their respective operations.

•
We will provide all associated in-house facilities and services (i.e. veterinary service, utilities, laboratory analysis, ration and nutrient formulated mixing machines, etc.) and supply the livestock feed (“the Farmers’ cost”) and marketing of their grown up beef cattle.

•
The breeders will grant us the first option to buy all grown up cattle stocks from them and in the event that they decide to sell to other buyers, such sales will be conducted through our account so that the Farmers’ cost will be deducted from the proceeds of sales.

•
By Year 2012 Operation, similar concept will be adopted with the external breeders.  However, the selected external breeders must build their cattle houses in accordance with our designs and guidelines and manage the grow-out operation under our designed management system to be qualified.  We plan to grant financial assistance to the qualified breeders, if necessary. Therefore our Beef operation’s revenues will be generated from the following activities:

•	Manufacturing and sales of organic and combined fertilizer.
•	Manufacturing and sales of Livestock feed.
•	Farm services provided to the breeders.
•	Marketing and sales of beef cattle.

Consolidated Results of Operations Fiscal Year 2009 Compared to Fiscal Year 2008

Revenues

Revenues increased by $5,536,372 or 34.19% to $21,725,839 for the year ended December 31, 2009 from $16,189,467 for the year ended December 31, 2008.  The increase was primarily due to higher fresh liquid milk prices and higher productivity of cows as they became more mature in the dairy’s operation. And in the Plantation operation, there were higher yield from the HU Plants when majority of them are reaching two years old (as explained in Overview above)

The following chart illustrates the changes by category from the year-ended December 31, 2009 to December 31, 2008.

Category	2009	2008	Difference

Fishery	$726,702	$562,497	$164,205

Dairy	18,084,046	14,388,014	3,696,032

Plantation	2,915,091	1,238,956	1,676,135

Beef	0	0	0

Totals	$21,725,839	$16,189,467	$5,536,372

Cost of Goods Sold

Cost of goods sold increased by $1,437,783 or 18.09% to $9,385,442 for the year ended December 31, 2009 from $7,947,659 for the year ended December 31, 2008.  The increase primarily due to increase of sale’s revenue and reduction on direct production cost as our operations are gradually moving into the efficient economical scale of operation.

The following chart illustrates the changes by category from the year-ended December 31, 2009 to December 31, 2008.

Category	2009	2008	Difference

Fishery	$0	$0	$0

Dairy	8,578,652	7,553,003	1,025,649

Plantation	806,790	394,656	412,134

Beef	0	0	0

Totals	$9,385,442	$7,947,659	$1,437,783

The gross profit by category is as follows:

	Years-ended December 31,

Category	2009	2008

Fishery	726,702	562,497

	(100)%	(100)%

Dairy	9,505,394	6,835,011

	(52.56)%	(47.50)%

Plantation	2,108,301	844,300

	(72.32)%	(68.15)%

Beef	0	0

Depreciation and Amortization

Depreciation and amortization increased by $373,212 or 28.44% to $1,685,705 for the year ended December 31, 2009 from $1,312,493 for the year ended December 31, 2008.  The increase was primarily due to full year amortized sum of $364,319 being charged on the “Live stock feed manufacturing” technology instead of 3 months of amortized sum of $91,080 being charged on the said technology in year ended December 31, 2008.

General and Administrative Expenses

General and administrative expenses (excluding depreciation and amortization) decreased by $332,480 or 22.18% to $1,166,379 for the year ended December 31, 2009 from $1,498,859 for the year ended December 31, 2008.  The decrease was primarily due to increase on the overall expenses of the corporate sector amounting to $648,362 during year ended December 31, 2009 and $808,472 in year ended December 31, 2008.

Category	2009	2008	Difference

Office and corporate expenses	$405,123	$540,472	$135,349

Wages and Salaries	$568,757	$758,487	$189,730

Office Rentals	$69,936	$63,320	$6,616

Traveling and related lodging	$62,827	$69,122	$6,295

Motor vehicles expenses and local transportation	$20,646	$20,160	$-

Entertainments and meals	$41,090	$47,298	$6,208

Sub-total	1,166,379	1,498,859	332,480

Depreciation and amortization	$1,685,705	$1,312,493	$373,212

Total	$2,852,084	$2,811,352	$40,732

Other Income and Net Income from Discounted Operations

Other income and net income from discounted operations decreased by $3,474,565 or 100% to $26 for the year ended December 31, 2009 from $3,474,591 for the year ended December 31, 2008.  The decrease was primarily due to an extra-ordinary gain from sales of unconsolidated equity investee of $3,412,449 for year ended December 31, 2008, whereas there was no extra-ordinary gain for the year ended December 31, 2009.

Impairment Loss (on pre-payments)

Impairment Loss (on pre-payments) decreased by $293,404 or 100% to $0 for the year ended December 31, 2009 from $293,404 for the year ended December 31, 2008.  The decrease was primarily due to the increase of earnings to $1,460,910 of the Plantation in year ended December 2009 from earnings of $288,827 in year ended December 31, 2008, that effectively ceased further good will impairment losses on the Plantation in year ended December 31, 2009.

Income Taxes

There was no income tax payable in year ended December 31, 2008 and 2009.

Cash provided by operating activities totaled $2,899,178 for the year ended December 31, 2009.  This compares with cash provided by operating activities of $7,029,922 for the year ended December 31, 2008.  The decrease in cash flows from operations primarily resulted from following activities:

There was profit derived from the disposal of unconsolidated equity investee of $(3,412,449) in 2008 whereas there was no such event in 2009, and, changes in operating liabilities to $(7,804,847) in 2009 from operating assets of $643,961 in 2008.

Cash used in investing activities totaled $2,515,200 for the year ended December 31, 2009.  This compares with cash used in investing activities of $6,342,792 for the year ended December 31, 2008.  The decrease in cash used in investing activities primarily resulted from there was net payment of $3,595,000 from acquisition of proprietary technologies of $8,000,000 and disposal receipts from disposal of unconsolidated equity investee of $4,405,000 in 2008 whereas there was no such event in 2009.

Cash provided by financing activities totaled $214,375 for the year ended December 31, 2009.  This compares with cash provided by financing activities of $447,498 for the year ended December 31, 2008.  The decrease in cash flows from financing activities primarily resulted from there was no repayments of short term debt in 2009 compares to the repayments of short term debt of ($2,275,812) in 2008.

Off Balance Sheet Arrangements

At December 31, 2009, there is a long term loan debt guaranteed by a third party as shown in the notes to the financial bank loan in the audited financial statement.

OTHER SIGNICICANT TRANSACTIONS THAT AFFECT CASH/LIQUIDITY:

Seasonal Factors Affecting our Operations

In China, winter season is from mid-November to mid-March. The Chinese lunar year holiday falls during this period in February each year. During the Chinese lunar holiday, Chinese workers take a 30-day holiday (although the Government’s official holiday period is for 10 days). The months of March and April are the times for ground preparation and seedling for the new season.

These seasonal factors have certain influences on our overall operations explained as follows:

The Dairy - We are able to produce a stable quantity of fresh liquid milk year round (i.e. non-stop milking on a daily basis during the year ) as our cows are on a rotational system where we maintain a number of “stand-by” cows to ensure consistent fresh liquid milk production. The raw materials for our livestock feed manufacturing sector are harvested and stored during September each year and sales occur primarily from October through December, which creates a large increase in sales revenue during the last quarter of the year. (i.e. livestock feed revenue was US$7,204,995 for the three months ended December 31, 2009 compared to livestock feed revenue of US$3,685,058 for the three months ended September 30, 2009).

The Plantation - The HU flowers’ harvesting season is from July to the end of October. During this time, the bulk of our freshly harvested flowers are dried and stored. Although the dried flowers are sold year round, the bulk of sales are from November to June each year. In general, we sell the dried flowers at their highest prices from April through June. During 2009, we did not have enough dried flowers to store and sell throughout the entire year and our harvest was sold by the end of December. However, we expect our 2010 harvest to be more than three times the volume of our 2009 harvest (i.e. we expect 50 million pieces of fresh flowers in 2010 compared to approximately 16.5 million in 2009) and our target is to store enough dried flowers during 2010 to smooth our annual sales through the year, rather than experiencing the bulk of our sales during the fourth quarter, as in 2009.

The Fishery – As discussed previously, during 2010 we expect to complete the construction of our first APM Fish Farm in China. We were unable to complete the construction sooner due to the following reasons:

(1)	Building costs and imported costs of plants and equipment were at their highest in China during 2008 and the early months of 2009.

(2)
It was not until after the first six months of 2009 that we finalized our investigations and tests to enable the manufacture of parts and components for our fishery plants and equipment. By waiting, we were able to experience substantial cost savings while obtaining durable quality standard components as compared to the imports.

(3)	It was not until recently that we were able to develop a management system that will provide enough security in our farm operation to protect our technology from being pirated.
At December 31, 2009, we had no other significant transactions that may affect our cash / Liquidity other than the seasonal variation effects mentioned earlier and the effects stated herein:  “The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents.  Cash and cash equivalents kept with financial institutions in People’s Republic of China (“PRC”) are not insured or otherwise protected. Should any of those institutions holding the Company’s cash become insolvent, or the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit on that institution.”

Half yearly comparison for fiscal year ended December 31st, 2009 and June 30th 2010 presented with Quarterly results, information and analysis

The following revenue table illustrates the changes by category of the quarters for fiscal year ended June 30, 2009 to fiscal year ended June 30, 2010.

		Q1	Q2	1st Half total
2009
	Fishery	$413,650	$313,052	$726,702
	Dairy	$3,662,403	$3,535,515	$7,197,918
	Plantation		$151,537	$151,537
	Beef
	Total	$4,076,053	$4,000,104	$8,076,157

2010
	Fishery	$300,000	$395,531	$695,531
	Dairy	$4,161,322	$4,575,735	$8,687,057
	Plantation
	Beef
	Total	$4,411,322	$4,971,266	$9,382,588

Seasonal factors and our operation

Winter to end of Spring (which in the agriculture sector in China is regarded as the Winter season as a whole) that in normal situation starts from Mid-November to Mid-March and the Chinese lunar year holidays fall usually in February of each year when the Chinese workers take on their 30 days annual holidays although the Government’s official holiday period is for 10 days. During March to April months, are the times for ground preparation and seedling of the new season.

Therefore these seasonal factors have certain influences on our overall operations explained as follows:

For the Dairy operation: Production of fresh liquid milk is stable under our cows’ rotational system that always maintains a certain number of stand-by cows during the Winter season to ensure an  all year round production evenly. However, our raw materials for the livestock feed manufacturing sector are being harvested and stored during month of September each year and sales of which are mainly done from October to end December resulting in the big jump of sales revenue in the last quarter of the year. (i.e. Revenue of US$7,204,995 in Q4, 2009 compares to Revenue of US$3,685,058 in Q3, 2009).

For the Plantation operation: The HU flowers’ harvesting season commences from July to End of October, during which time, bulk of the freshly harvested flowers are being dried and stored, and sold mainly from November to June of each year. In general, the dried flowers are being sold at their highest prices during months of April to June. In 2009, we did not have enough dried flowers to be stored and sold through the year and they were all contractually sold by the end of December. However in the 2010 season we are expecting to harvest more than three times the amount harvested in 2009 (i.e. 50 million pieces of fresh flowers in 2010 compares to about 16.5 million in 2009), such that we are targeting to store enough dried flowers to even out our yearly sales instead of selling all dried flowers only in Q4 of 2009. (i.e. There was no sales in Q1 and Q2 2009 yet Q3 and Q4 2009 sales revenues were for US$931,933 and US$1,827,695 respectively).

Our Fishery operation: 2010 is the year that we are building our first APM Fish Farm in China, and the reasons of why we could not do that sooner were because:

Building costs and imported costs of plants and equipment were at their highest during 2008 and early months of 2009 in China.

It was not until mid-way through 2009 that we finalized our investigations and tests to enable the manufacturing of parts and components for our fishery plants and equipment in China with substantial cost of savings and equivalent durable quality standard compares to the imports.

We finally develop a management system to provide enough security in our farm operation such that our technology will not be pirated.

Our Fishery’s operation only derived incomes from limited professional services during 2008 and 2009 assisting our China Developer Licensees to make certain improvements to their existing aquaculture farms and projects. Whereas, the said incomes might have been covering our fishery’s developing expenses during the interim but it certainly did not provide the group with any worthy earnings. However, evidently our fishery operation is starting to generate positive incomes in Q2 2010 and will eventually generate high earnings for our group.

Revenues increased by $1,306,431 or 16.17% to $9,382,508 for the 1st half year ended June 30, 2010 from $8,076,157 for the 1st yearly ended June 30, 2009.  The increase was primarily due to the quarter’s increase of the sales in the dairy products.

The following costs of goods table illustrate the changes by category of the quarters for fiscal year ended June 30, 2009 to fiscal year ended June 30, 2010.

		Q1	Q2	1st Half – total
2009
	Fishery
	Dairy	$1,744,944	$1,876,256	$3,621,200
	Plantation		$70,717	$70,717
	Beef
	Total	$1,744,944	$1,946,973	$3,691,917

2010
	Fishery		$105,572	$105,572
	Dairy	$1,824,741	$1,946,697	$3,771,438
	Plantation
	Beef
	Total	$1,824,741	$2,052,269	$3,877,011

Cost of goods sold increased by $185,094 or 5% to $3,877,011 for the 1st half year ended June 30, 2010 from $3,691,917 for the 1st half year ended June 30, 2009.  The increase primarily due to the increase on the Dairy’s increase of production.

The following gross profit table illustrates the changes by category of the quarters for fiscal year ended June 30, 2009 to fiscal year ended June 30, 2010.

		Q1	Q2	1st Half – total
2009
	Fishery	$413,650	$313,052	$726,702
	Dairy	$1,917,459	$1,659,259	$3,576,718
	Plantation		$80,820	$80,820
	Beef
	Total	$2,331,109	$2,053,131	$4,384,240

2010
	Fishery	$300,000	$289,956	$689,956
	Dairy	$2,286,581	$2,629,038	$4,915,619
	Plantation
	Beef
	Total	$2,586,581	$2,918,994	$5,505,575

 Gross Profit increased by $1,121,335 or 25.58% to $5,505,575 for the 1st half year ended June 30, 2010 from $4,384,240 for the 1st half year ended June 30, 2009.  The increase primarily due to the increase on the increase of sales margin of the Dairy’s dairy products and an audited adjustment carried over from 2009.

Depreciation and Amortization

Depreciation and amortization decreased by $5,440 or 1.28% to $418,683 for the 1st half yearly ended June 30, 2010 from $424,124 for the 1st half yearly ended June 30, 2009. The decrease was primarily due to the translation of exchange gain.

Selling, General and Administrative Expenses

The following general and administrative expense table illustrate the changes by category of the quarters for fiscal year ended June 30, 2009 to fiscal year ended June 30, 2010.

		Q1	Q2	1st Half – total
2009
	Office and corporate operation expenses	$162,091	$165,781	$327,872
	Wages and salaries	$254,689	$256,535	$511,224
	Office rentals	$21,984	$21,984	$43,968
	Travel and lodging	$18,707	$21,917	$40,624
	Motor vehicle and transports	$5,162	$6,386	$11,548
	Meals and entertainment	$37,773	$33,337	$71,110
		$500,406	$505,940	$1,006,346

2010
	Office and corporate operation expenses	$192,289	$348,419	$540,708
	Wages and salaries	$347,949	$533,737	$881,686
	Office rentals	$25,502	$35,193	$60,695
	Travel and lodging	$27,367	$63,193	$90,560
	Motor vehicle and transports	$24,832	$40,065	$64,897
	Meals and entertainment	$7,638	$18,127	$25,765
		$625,577	$1,038,734	$1,664,311

General and administrative expenses increased by $657,965 or 65.38% to $1,664,311 for the 1st half yearly ended June 30, 2010 from $1,006,346 for the 1st half yearly ended June 30, 2009.  The increase was primarily due to the increase in corporate expenses involving additional professionals carrying work in auditing reports, quarterly reporting to Pinksheets, preparation of Form 10 for the submission to SEC and other related works etc.

Other Income

There was no other income for the periods mentioned herein.

Impairment Loss (Good Will)

There was Impairment Loss (Prepayment) made in the 1st half ended June 30 of 2009 and 2010.

Taxes

There was no income tax payable in both of 1st half ended June 30, 2009 and 2010.

Under new tax legislation of China beginning January 2008, the agriculture, dairy and fishery sectors are exempted from enterprise income taxes.

Liquidity and Capital Resources

At June 30, 2010, we had unrestricted cash and cash equivalents of $1,192,345, our working capital as of June 30, 2010 was at $34,220,235.

As of June 30, 2010, our total contractual cash obligations were as follows:

Contractual Obligations	Less than 1 year	1-3 years	3-5 years	More than 5 years	Total

Long Term Bank Debts	$-	$-	$-	$3,681,885	$3,681,885

Cash provided by operating activities totaled $9,374,161 for the year ended June 30 2010.  This compares with cash provided by operating activities of $3,193,732 for the year ended June 30, 2010.  The increase in cash from operations provided by operation primarily resulted from the increase in inventory from $9,968,482 at December 31, 2009 to $2,054,767 as at June 30, 2010 consisting mainly with Dairy Products.

Cash used in investing activities totaled $1,286,384 for the year ended June 30, 2010.  This compares with cash used in investing activities of $2,272,530 for the year ended December 31, 2009.  The decrease in cash from use in investing activities primarily resulted from the decrease of purchases of property, plants and equipment during the Q2 of 2010.

Cash used in financing activities totaled $6,191,621 for the year ended June 30, 2010.  This compares with cash used in financing activities of $449,380 for the year ended December 31, 2009.  The increase in cash from financing activities primarily resulted from common stock issued as stated value during Q2 2010.

Off Balance Sheet Arrangements

At June 30, 2010, there is a long term loan debt guaranteed by a third party as shown in the notes to the financial bank loan in the audited financial statement.

OTHER SIGNICICANT TRANSACTIONS THAT AFFECT CASH/LIQUIDITY:

At June 30, 2010, we had no other significant transactions that may affect our cash / Liquidity other than the seasonal variation effects mentioned earlier and the effects stated herein: “The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents.  Cash and cash equivalents kept with financial institutions in People’s Republic of China (“PRC”) are not insured or otherwise protected. Should any of those institutions holding the Company’s cash become insolvent, or the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit on that institution.”

Use of Estimates and Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Those estimates and judgments are based on historical experience, future expectations and other factors and assumptions we believe to be reasonable under the circumstances. We review our estimates and judgments on an ongoing basis and revise them when necessary. Actual results may differ from the original or revised estimates.

A summary of our significant accounting policies is contained in Note 1 of Notes to Consolidated Financial Statements. Our critical accounting policies are where we have made the most difficult, subjective or complex judgments in making estimates, and/or where these estimates can significantly impact our financial results under different assumptions and conditions. Our management has discussed the critical accounting policies described below with our audit committee.

Goodwill, Other Intangible Assets and Impairment of Long-Lived Assets

Goodwill represents the excess purchase price over the fair value of net assets acquired, or net liabilities assumed, in a business combination. In accordance with ASC Topic 350, we perform an annual impairment test of goodwill. We evaluate goodwill as of October 1 each year and more frequently if events or changes in circumstances indicate that goodwill might be impaired.  As required by ASC Topic 350, the impairment test is accomplished using a two-step approach.  The first step screens for impairment and, when impairment is indicated, a second step is employed to measure the impairment.

Our annual goodwill impairment test was performed as of October 1, 2009.  Our fair value as of the annual testing date exceeded our book value and consequently, no impairment was indicated.

Our fair value was determined by weighting the results of two valuation methods: 1) market capitalization based on the average price of our common stock, including a control premium, for a reasonable period of time prior to the evaluation date (generally 15 days) and 2) a discounted cash flow model.  The fair value calculated using our average common stock price (including a control premium) was weighted 40% while the value calculated by the discounted cash flow model was weighted 60% in our determination of our overall fair value.  While the use of our average common stock price, plus a control premium, may be considered the best evidence of fair value in ASC Topic 350, we believe the declines in our stock price over the past two years, and in the market overall, are not consistently aligned with our financial results or outlook.  The discounted cash flow approach allows us to calculate our fair value based on operating performance and meaningful financial metrics.

A key assumption used in the calculation of our fair value using our average common stock price was the consideration of a control premium.  We reviewed industry premium data and determined an appropriate control premium for the analysis based on the low end of any premium received in transactions over the past several years.

Significant estimates used in the discounted cash flow model included projections of revenue growth, net income margins, discount rate, and terminal business value. The forecasts of revenue growth and net income margins are based upon our long-term view of the business and are used by senior management and the Board of Directors to evaluate operating performance. The discount rate utilized was estimated using the weighted average cost of capital for our industry. The terminal business value was determined by applying a growth factor to the latest year for which a forecast exists.

Other intangible assets include Land Usage Right of our land obtained under Land Use Certificates are being amortized over the assets’ contractual tenures using the straight-line method. We periodically review the contractual tenures of our identifiable intangible assets, taking into consideration any events or circumstances that might result due to any major Government Laws and Regulation changes that may affect their contractual tenures.

During the fourth quarter of 2009, our stock price continued trading above its book value.  Based on the continued upward trend of our stock price and positive business and market outlook for the information technology services industry, we did not experience a significant adverse change in our business climate and therefore do not believe a triggering event occurred that would require a detailed test of goodwill for impairment as of December 31, 2009.   We will continue to monitor the trend of our stock price and other market indicators to determine whether there is a triggering event that may require us to perform an interim impairment test in the future and record impairment charges to earnings, which could adversely affect our financial results.

Revenue Recognition

We generate services revenue from professional services fees. All services revenue is recorded as the services are provided based on the fair value of each element. Fair value is determined based on the sales price of each element when sold separately. Most AS services revenue consists of fixed monthly fees based upon the specific business process for which the service is being provided, and the related costs are incurred ratably over the contract period. When recovering from an interruption, customers generally are contractually obligated to pay additional fees, which typically cover our incremental costs of supporting customers during recoveries.

License fees result from contracts that permit the customers’ right to use our Technologies and Management Systems for the development and operation of their projects. Generally, these contracts are simple arrangements since they provide for the right to develop projects using our technologies and management system calculated in accordance with the number of standard models that will be employed in the projects based on a fixed price per model. Their respective rights are normally set at 55 years. In these instances, license fees are recognized upon the signing of the contract and certain payments are paid in advance, further periodical payment’s collections are probable. Revenue is earned and recorded when billed without any attached contingent condition. Revenues and receivables from sales of goods including but not limited to the sales of farm produces, products, manufacturing products and plants and equipment and parts and component, are recognized upon the signing of contract and / or delivery of goods sold.

We believe that our revenue recognition practices comply with the complex and evolving rules governing revenue recognition. Future interpretations of existing accounting standards, new standards or changes in our business practices could result in changes in our revenue recognition accounting policies that could have a material effect on our financial results.
Accounting for Income Taxes:
In accordance with the Income tax law of China, all primary producers of the agriculture industry are exempted from income tax started from year 2008, as such, there was no income tax paid.

Accounting for treatment of receivables from Government grants and other incentive Compensation

Receivables from Government grants and other incentives compensation derived either from the compensation given by the local regional Government to us for reasons of trades generated between the regional customers and us or for other operational purposes, or, as direct compensation given by the PRC Central Government through any Government Policies applicable to the Agriculture Industry are recognized and recorded as other incomes upon the receipt of the compensation either in kind of cash payments or in kind of work done that add fair values to the assets of the company. And in this instance the fair values of such assets will be subject to depreciation and / or amortization calculated in accordance with the general accounting principle of GAAP.

Long lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment evaluations involve fair values and management estimates of useful asset lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management, and this could have a material effect on operating results and financial position. No impairments were identified as of June 30, 2010.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, FASB issued ASU No. 2010-01 Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December.

In January 2010, FASB issued ASU No. 2010-02 regarding accounting and reporting for decreases in ownership of a subsidiary. Under this guidance, an entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, and entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. This ASU clarifies the scope of the decrease in ownership provisions, and expands the disclosures about the deconsolidation of a subsidiary or de-recognition of a group of assets. This ASU is effective for beginning in the first interim or annual reporting period ending on or after December 31, 2009. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In February 2010, the FASB issued Accounting Standards Update 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements,” or ASU 2010-09. ASU 2010-09 primarily rescinds the requirement that, for listed companies, financial statements clearly disclose the date through which subsequent events have been evaluated. Subsequent events must still be evaluated through the date of financial statement issuance; however, the disclosure requirement has been removed to avoid conflicts with other SEC guidelines. ASU 2010-09 was effective immediately upon issuance and was adopted in February 2010.

In April 2010, the FASB issued Accounting Standards Update 2010-13, “Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades,” or ASU 2010-13. ASU 2010-13 provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in currency of a market in which a substantial porting of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The Company does not expect the adoption of ASU 2010-17 to have a significant impact on its consolidated financial statements.

In April 2010, the FASB issued Accounting Standard Update 2010-17, “Revenue Recognition—Milestone Method (Topic 605): Milestone Method of Revenue Recognition” or ASU 2010-17 .  This Update provides guidance on the recognition of revenue under the milestone method, which allows a vendor to adopt an accounting policy to recognize all of the arrangement consideration that is contingent on the achievement of a substantive milestone (milestone consideration) in the period the milestone is achieved. The pronouncement is effective on a prospective basis for milestones achieved in fiscal years and interim periods within those years, beginning on or after June 15, 2010. The adoption of ASU 2010-17 does not have any significant impacts on the consolidated financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK:

Not required.

ITEM 3.     PROPERTIES

Rented Property

1.	Address: Guangzhou City, Guangdong Province, P.R. China
Number of Square Feet: 2,300 ft²
Name of Landlord: China Shine Property Development Co. Ltd.
Term of Lease: 5 years
Monthly Rental: RMB29,085 / month (or US$4,288 / month)

2.	Address: Huangyuan Town, Qinghai Province, P.R. China
Number of Square Feet: 1,257,795 ft²
Name of Landlord: Huangyuan Government, Commercial and Trade Department.

Term of Lease: 5 years
Monthly Rental: Free

3.	Address: Enping City, Guangzhou
Number of square feet: 2,178 ft²
Name of Land Lord: Enping City Water Work Authority
Term of Lease: 7 years (expiry 31 March 2014)
Monthly rental: US$430.

Adequate for current needs: Yes

Properties that we have “Land Use Right”

1.	Address: Ba Langgou Village, Hebei Province
Number of acres: 26.40 acres
Date of Grant: March 18, 2006
Duration of land use rights: 30 years

2.	Address: Seventeen Channels Village, Hebei Province
Number of acres: 69.30 acres
Date of Grant: September 12, 2007
Duration of land use rights: 44 years

3.	Address: Seventeen Channels Village, Hebei Province
Number of acres: 74.26 acres
Date of Grant: September 12, 2007
Duration of land use rights: 44 years

4.	Address: Langwo Channels Village, Hebei Province
Number of acres: 825. acres
Date of Grant: August 01, 2007
Duration of land use rights: 60 years

5.	Address: Langwo Channels Village, Hebei Province
Number of acres: 990.10 acres
Date of Grant: August 01, 2007
Duration of land use rights: 70 years

6.	Address: ZhangMutou,YanE Village, LiangXi Town, Guangdong Province
Number of acres: 0.298 acres
Date of Grant: March 04, 2007
Duration of land use rights: 60 years

7.	Address: DongGongPingTang,YanE Village, LiangXi Town, Guangdong Province
Number of acres: 5.738 acres
Date of Grant: March 04, 2007
Duration of land use rights: 60 years

8.	Address: Western to ChuLuo,YanE Village, LiangXi Town, Guangdong Province
Number of acres: 2.348 acres
Date of Grant: March 04, 2007
Duration of land use rights: 60 years

9.	Address: North to SaoYiMing, YanE Village, LiangXi Town, Guangdong Province
Number of acres: 13.968 acres
Date of Grant: March 04, 2007
Duration of land use rights: 60 years

10.	Address: South to PaiZi and ChunZi, YanE Village, LiangXi Town, Guangdong Province
Number of acres: 5.478 acres
Date of Grant: March 04, 2007
Duration of land use rights: 60 years

11.	Address: ZhangMutou, Enping City, Guangdong Province
Number of acres: 16.80 acres
Date of Grant: March 04, 2007
Duration of land use rights: 60 years

12.	Address: DongChuLu, Enping City, Guangdong Province
Number of acres: 18.85 acres
Date of Grant: March 04, 2007
Duration of land use rights: 60 years

13.	Address: Western to SaoYi Lang, Enping City, Guangdong Province
Number of acres: 13.97 acres
Date of Grant: March 04, 2007
Duration of land use rights: 60 years

14.	Address: South to XiangZiZhi Zi, Enping City, Guangdong Province
Number of acres: 5.49 acres
Date of Grant: March 04, 2007
Duration of land use rights: 60 years

15.	Address: YanE Village LiangXi Town, Guangdong Province
Number of acres: 54.79 acres
Date of Grant: September 12, 2007
Duration of land use rights: 60 years

16.	Address: Shanxiang School YanE Village, LiangXi Town, Guangdong Province
Number of acres: 8.33 acres
Date of Grant: August 10, 2007
Duration of land use rights: 60 years

17.	Address: NiuyantanDaiwan Village, JunTang Town, Guangdong Province
Number of acres: 28.88 acres
               Date of Grant: September 12, 2007
Duration of land use rights: 60 years

18.	Address: Yi Dui Sheng Feng Kuang, Huang Bi District, Niu Jiang Town, Guangdong Province.
Number of acres: 3.59 acres
Date of Grant: January 01, 2008
Duration of land use right: 60 years

19.	Address: Er Dui Sheng Feng Kuang, Huang Bi District, Niu Jiang Town, Guangdong Province.
Number of acres: 12.89 acres
Date of Grant: January 01, 2008
Duration of land use right: 60 years

20.	Address: San Dui Sheng Feng Kuang, Huang Bi District, Niu Jiang Town, Guangdong Province.
Number of acres: 6.25 acres
Date of Grant: January 01, 2008
Duration of land use right: 60 years

21.	Address: Lian Dui Sheng Feng Kuang, Huang Bi District, Niu Jiang Town, Guangdong Province.
Number of acres: 10.96 acres
Date of Grant: January 01, 2008
Duration of land use right: 60 years

Land Use Rights All lands held under “Land Use Right” are zoned agriculture lands, as such and under current Land Law of China, these lands are not allowed to be used for any other purposes (i.e. industrial or residential or commercial development) except for the purpose of agriculture development.

All improvements to the lands and development of non-cultivated facilities (i.e. storages, plants and machinery buildings, primary workshops, workers quarters, farm offices etc) thereon for the purpose of farm application are permitted and are regarded as “Temporary Built Up”, which are not subject to the current town planning and building laws and regulations of the district governments.  Only the consent of the local village’s committee concerned is required for such purpose.

We do not intend to renovate, improve, or develop properties for any other purposes other than for the purpose of agriculture development.  We are not subject to competitive conditions for real estate property development and currently we have no property to insure.  We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages.  Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activity.

ITEM 4.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, our directors, and our executive officers, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below, regarding beneficial ownership of our voting securities, has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has, or shares, the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option, or other right.  More than one person may be deemed to be a beneficial owner of the same securities.

The percentage of beneficial ownership by any person, as of a particular date, is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our Common stock listed below have sole voting and investment power with respect to the shares shown.  The business address for all persons is Room 3711, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe County, Guangzhou City, P.R.C. 510610.

Common Stock

Shareholders	Number of Common Shares	Percentage of Common Stock
Lee Yip Kun Solomon	13,500,000	26%
Tan Poay Teik	4,500,000	8.66%
Chen Bor Hann	900,000	1.73%
All officers and directors as a group [3 persons]	18,900,000	36.39%

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 51,942,636 shares of Common Stock outstanding as of June 30, 2010.

Series A Preferred Stock

Shareholders	# of Preference Series A Shares	Percentage of Series A Preferred Stock
Lee Yip Kun Solomon	70	70%
Tan Poay Teik	25	25%
Chen Bor Hann	5	5%
All officers and directors as a group [3 persons]	100	100%

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 100 shares of Common Stock outstanding as of June 30, 2010.

Rights and Preferences of Series A Preferred Stock

VOTING RIGHTS:  The Holders of the Series A Preferred Stock have no voting power whatsoever, except as otherwise provided by law or otherwise in the Certificate of Rights and Preferences, the Holders of the Series A Preferred Stock shall vote together with the shares of Common Stock as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and so long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent 80% of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of the shareholders.  Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock.

Series B Convertible Preferred Stock

Shareholders	# of Preference Series B Shares	Percentage of Series B Preferred Stock
Lee Yip Kun Solomon	4,900,000	70%
Tan Poay Teik	1,750,000	25%
Chen Bor Hann	350,000	5%
All officers and directors as a group [3 persons] Held under a company namely Capital Adventure Inc.	7,000,000	100%

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 7,000,000 shares of Series B Convertible Preferred Stock outstanding as of June 30, 2010.

Rights and Preferences of Series B Preferred Stock

CONVERSION AT THE OPTION OF THE HOLDER: Each holder of Series B Stock shall have the at any time or from time to time to convert each share of Series B Stock into One fully-paid and non-assessable share of Common Stock.

VOTING RIGHTS:  The Holders of the Series B Convertible Preferred Stock have no voting power whatsoever, except as otherwise provided by the Nevada Business Corporation Act and in the Certificate of Rights and Preferences, which provides in part that to the extent that under the Nevada Business Corporation Act the vote of the Holders of the Series B Convertible Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series B Convertible Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B Convertible Preferred Stock (except as otherwise may be required under the Nevada Business Corporation Act) shall constitute the approval of such action by the class. To the extent that under the Nevada Business Corporation Act Holders of the Series B Convertible Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Series B Convertible Preferred Stock shall be entitled to one (1) vote.

ITEM 5.   DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year and until his successor is elected and qualified or until his earlier resignation or removal.  Our directors and executive officers are as follows:

Name	Age	Position

Lee Yip Kun Solomon	61	C.E.O. and Director
Tan Poay Teik	52	C.E.O. Marketing
Chen Bor Hann	46	Company Secretary

Mr. Lee Yip Kun Solomon has been a Director and our Chief Executive Officer since August 2007..  From March 2004 to date he has been Group Managing Director of Capital Award Inc.  Since May, 1993, he has been the CEO of Irama Edaran Sdn. Bhd. (Malaysia), a modern fishery developer.   There was no formal relationship between Sino Agro Food and Irama Edaran.  He received a B.A. Major in Accounting and Economics from Monash University, Australia in July 1972.  As a member of the board, Mr. Solomon contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Mr. Tan Paoy Teik has been a Director and our Chief Marketing Officer since August 2007.  Since July, 2005, he has been Group Managing Director of Milux Corporation Bhd. (Malaysia), a manufacturer of home and gas appliances.  He received and MBA from South Pacific University in 2005.  Mr. Tan is currently the Managing Director of Milux Corporation Bhd, as such, he is spending half of his working time between Milux and our company.  As a member of the board, Mr. Tan contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Mr. Chen Bor Hann has been Director and Secretary since August 2007.  Since March, 2004, he has been Director and Business Development Manager of Capital Award Inc. From September 1995 to March 2004, he was Fishery Supervisor of Irama Edaran Sdn. Bhd. (Malaysia).  As a member of the board, Mr. Chen contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

ITEM 6.  EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our CEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us or our subsidiary for the latest fiscal years ended December 31, 2009 and December 31, 2008.

Name and Principal Position	Fiscal Year Ended	Salary($)	Option Awards ($)	Total ($)

Mr. Lee Yip Kun Solomon, Chief Executive Officer	2009	336,000	0	336,000
	2008	336,000	0	336,000

Mr. Tan Paoy Teik, Chief Marketing Officer	2009	174,000	0	174,000
	2008	174,000	0	174,000

Mr. Chen Bor Hann, Secretary	2009	60,000	0	60,000
	2008	60,000	0	60,000

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of our fiscal year ended December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2009.

Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised unearned options(#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Mr. Lee Solomon Yip Kun	0	0	0	0	0	0	0
Mr. Tan Paoy Teik	0	0	0	0	0	0	0
Mr. Chen Bor Hann	0	0	0	0	0	0	0

Narrative disclosure to summary compensation and option tables

Set forth below the material terms of each named executive officer's employment agreement or arrangement, whether written or unwritten:

We have only oral, nothing in writing compensation agreements for a term of three years from January 01, 2008 to December 31, 2010 with our three highest compensated executive officers as follows:

Annual Cash Compensation:

Name and Principal Position	Salary($)

Mr. Lee Yip Kun Solomon, Chief Executive Officer and Chairman	336,000

Mr. Tan Paoy Teik, Chief Marketing Officer, Director	174,000

Mr. Chen Bor Hann, Secretary, Director	60,000

Stock Awards

In addition, we agreed to pay incentives in form of additional compensation in shares of our common stock to these three individuals in a number of shares equal to the U.S. dollar value of their compensation, with the shares valued at $1.00 per share for award purposes. As of the date of this filing, we have not awarded any vested stock awards.  All Stock Award that are not vested are not reflected in the tables above and will be reflected accordingly as and when they will be vested.  It is the option of the Company to decide when is the best suitable time for the Company to issue such awards and the vesting schedule for any stock awarded.

General

At no time during the last fiscal year with respect to any person listed in the Table above was there:

•
any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;

•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

•	any option or equity grant;

•	any non-equity incentive plan award made to a named executive officer
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

•	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Board of Directors

Director Compensation in yearly basis as per year ended December 31, 2009

Name	Year end	Fees or cash paid ($)	Stock awards	Total
Mr. Lee Yip Kun Solomon	Dec. 31, 2009	0	0	0
Mr. Tan Paoy Teik	Dec. 31, 2009	0	0	0
Mr. Chen Bor Hann	Dec. 31, 2009	0	0	0

Narrative to Director Compensation Table

 We have no compensation arrangements (such as fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance) with directors.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The table below shows the Company’s significant related party transactions:

Name of related party	Nature of transactions

Mr. Rui Xiong He , director of Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd, subsidiary of the Company
During the year ended December 31, 2008, Mr. Rui Xiong He sold his land use rights to the Company for $764,128.

Included in other payables, due to Mr. Rui Xiong He is $16,985 and $306,620 as of December, 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Mr. Xiang Jun Fang, director of Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd, subsidiary of the Company
Included in other receivables, due from Mr. Xiang Jun Fang is $260,101 and $114,630 at December, 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Included in other payables, due to Mr. Xiang Jun Fang is $150,057 and $108,488 at December, 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Mr. Solomon Lee, Chairman
Included in due from directors, Mr. Solomon Lee is $73,164 and $798,058 as of December, 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Mr. Michael Bor Hann Chen, director and company secretary
Included in due from directors, Mr. Michael Bor Hann Chen is $38,228 and $37,495 as of December, 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Mr. Zhao Yu Lim Director of Qinghai Sanjiang A Power Agriculture Co., Ltd (“SJAP”),

Subsequently as at June 30, 2010 all receivables due from the directors were repaid as such there was no more loan being advanced to the directors as at June 30, 2010.
Included in other payable, SJAP is $2,494 and $nil as of December, 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

As at June 30, 2010, there are no other related parties transactions except for the one mentioned above.

DIRECTOR INDEPENDENCE

Our board of directors has determined that we do not have a board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

ITEM 8.  LEGAL PROCEEDINGS

 We have no lawsuits arising in the ordinary course of our business.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

Since July 24, 2007, our Common Stock has been quoted on the Pink OTC Markets under the symbol “SIAF.PK.” Prior to that, our Common Stock was quoted on the Pink OTC Markets under the symbol “VOLG.PK.” The following table lists the high and low bid price for our Common Stock as quoted, in U.S. dollars, by the Pink OTC Markets during each quarter within the last two fiscal years. These quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission and may not represent actual transactions.

	High	Low
July 1 – September 30, 2008	$0.99	$0.35
October 1 – December 31, 2008	$0.64	$0.01
January 1 – March 31, 2009	$0.16	$0.01
April 1 – June 30, 2009	$0.75	$0.10
July 1 – September 30, 2009	$1.01	$0.50
October 1 – December 31, 2009	$1.27	$0.59
January 1 – March 31, 2010	$1.88	$1.07
April 1 – June 30, 2010	$1.31	$0.44

Record Holders

As June 30, 210 there were 5,250 shareholders of record holding shares of common stock.

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

We have declared cash dividends of US$0.01 per each of our common stock on August 27, 2010 (our declaration date) with recorded date on August 31, 2010, and payment date will be on October 15, 2010.  Subsequently the said dividends were fully paid as at October 15, 2010.

Stock Re-Purchases

We did not make any re-purchases of shares of our common stock during the fourth quarter of fiscal 2009 and we do not currently have any publicly-announced repurchase plans in effect.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

Fiscal Year ended December 31, 2007

Date	Events	Shares issued	Price / share	Consideration received	# of Non-USA Investors	# of USA Investors
July 24, 2007	Issuance of shares for the Merger of CA and VOLG	32,000,000	0.617	19,739,157	62	0
July 24, 2007	Issuance of shares to VOLG’s existing debenture holders	10,804,579	0.001	0	4	1
Sept. 5, 2007	Issuance of shares for the acquisition of 100% equity in Macau Eiji Company Limitada	2,000,000	2.338	4,675,000	3	0
Sept. 5, 2007	Issuance of shares for the acquisition of 100% equity in HangYuTai Investmento Limitada	7,000,000	2.416	16,910,000	3	0
Sept. 5, 2007	Issuance of shares for the acquisition of 100% equity in Triway Industries Limited	1,000,000	2.25	2,250,000	8	0
Total for 2007		52,804,579		43,574,157

Fiscal Year ended December 31, 2008

No Shares of Common Stock Issued.

Fiscal Year ended December 31, 2009

Date	Events	Shares issued	Price / share	Consideration received	# of Non-USA Investors	# of USA Investors
Oct. 1, 2009	Shares sold	150,000	0.35	52,500	0	1
Nov. 25. 2009	Shares sold	150,000	0.35	52,500	0	1
Dec. 11 & 22 2009	Shares sold	315,000	0.35	110,250	0	1
Dec. 23, 2009	Common shares retired, (from Solomon Lee share account)	-875,000	0.001	-875	0	0
Total for 2009		-260,000		214,375

Fiscal Year ended June 30, 2010 (1st Half of the fiscal year 2010)

Date 2010	Events	Shares issued	Price / share	Consideration received	# of Non-USA Investors	# of USA Investors
(i) Issuance of shares in settlement of debts accrued under Promissory Notes
Jan.1 to 27		1,342,000	0.20	268,400	7	0
Feb. 10		780,000	0.30	234,000	1	0
March 12 to 19		2,625,000	0.25	656,250	3	0
April 15 to 27		1,055,000	0.15	158,250	4	0
May 13		800,000	0.20	160,000	2	0
May 14		350,000	0.40	140,000	2	0
June 10.		1,000,000	0.20	200,000	5	0
Total Issuance of shares in settlement of debts		7,952,000		1,816,900	24	0

(ii) Issuance of shares for employees’ compensation
May 4.		497,059	1.00	497,059	30	0

(iii) Shares being retired or voided [1]
Jan. 11, 2010 (Voided)		-150,002	0	0	-2	0
March 23, 2010 (Retired)		-2,000,000	0	0	-1	0
May 17, 2010 (Voided)		-40,000	0	0	-2	0
June 26, 2010 (Retired & transferred to Preference Series B shares)		-7,000,000	1.00	-7,000,000	-2	0
Total shares being retired or voided		-9,190,002
June 26, 2010 issuance of Preference Series A & B		7,000,100	1.00	7,000,100	3	0
Total for 1st half 2010		6,259,157		2,314,059

[1] The definition for the voided transactions is when certificates that have wrongly spelled names being returned and canceled and in turn issued with replacements.

We relied upon Section 4(2)  of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

	None of these issuances involved underwriters, underwriting discounts or commissions.

	Restrictive legends were and will be placed on all certificates issued as described above.

	The distribution did not involve general solicitation or advertising.

	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

	None of these issuances involved underwriters, underwriting discounts or commissions;

	We placed Regulation S required restrictive legends on all certificates issued;

	No offers or sales of stock under the Regulation S offering were made to persons in the United States;

	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

	Access to all our books and records.

	Access to all material contracts and documents relating to our operations.

	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

ITEM 11.  DESCRIPTION OF REGISTRANTS’ SECURITIES TO BE REGISTERED

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws as they relate to our capital structure.  The Articles of Incorporation and Bylaws are available for inspection upon request.

Common Stock

We have 100,000,000 authorized shares of Common Stock with a $.0.001 par value.  All shares are equal to each other with respect to liquidation and dividend rights.  Holders of voting shares are entitled to one vote for each share they own at any shareholders' meeting.  Holders of our shares of Common Stock do not have cumulative voting rights.

Each share of Common Stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders.  The holders are not permitted to vote their shares cumulatively.  Accordingly, the shareholders of our Common Stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors.  The vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.  We shall pay dividends based on USD0.01 per shares on October 15, 2010 , which will be the first time we pay dividend since our inception and we intend to pay annual dividend based on up to 8% of our annual earnings (if any) with the balance of  all earnings, if any, will be retained for development of our business.  However, any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

 Holders of our Common Stock have no preemptive rights or other subscription rights, conversion rights, redemption, or sinking fund provisions.  Upon our liquidation, dissolution, or winding up, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.  There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.  There is no conversion, preemptive or other subscription rights or privileges with respect to any shares.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles and Bylaws, subject to the provisions of Nevada law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he/she reasonably believed was in the best interest of the corporation.  Insofar, indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons.  We have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See “Item 15. Financial Statements and Exhibits.”

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)

QUARTERLY FINANCIAL REPORT

FOR THE SIX MONTHS ENDED JUNE 30, 2010

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE

CONSOLIDATED BALANCE SHEETS	2

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME	3

CONSOLIDATED STATEMENTS OF CASH FLOWS	4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	5 - 29

See accompanying notes of these consolidated financial statements

1

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)

CONSOLIDATED BALANCE SHEETS

	June 30 ,2010	December 31 ,2009
	(Unaudited)	(Audited)
	$	$

ASSETS
Current assets
Cash and cash equivalents	1,192,345	2,360,587
Inventories	8,283,818	6,099,411
Deposits and prepaid expenses	11,867,002	10,189,266
Accounts receivable, net of allowance for doubtful accounts	1,679,845	6,869,505
Other receivables	877,360	1,885,491
Due from directors	100	111,392
Total current assets	23,900,470	27,515,652

Property and equipment, net of accumulated depreciation	11,099,547	7,564,664
Construction in progress	6,612,150	5,995,939
Land use rights, net of accumulated amortization	14,917,017	13,769,496
Proprietary technologies, net of accumulated amortization	7,476,301	7,634,635
Goodwill	12,000,000	12,000,000
Long term accounts receivable	9,351,753	9,338,477
	61,456,768	56,303,211
Other assets
Licence rights	1	1
Investment in unconsolidated corporate joint venture	843,202	242,669
	843,203	242,670

Total assets	$86,200,441	$84,061,533

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accruals	199,863	756,209
Other payables	4,264,346	4,536,128
Short term debt	-	2,435,221
Total current liabilities	4,464,209	7,727,558

Other liabilities
Long term debt	3,681,885	4,401,002
Total liabilities	8,146,094	12,128,560
Commitments and contingencies	-	-

Stockholders' equity
Preferred stock: $0.001 par value (10,000,000 shares authorized, Series A preferred stock: $0.001 par value (100 and 0 shares issued and outstanding as of June 30, 2010 and December 31, 2009 respectively)	-	-
Series B convertible preferred stock: $0.001 par value) (7,000,000 and 0 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively)	51,943	52,684
Common stock: $0.001 par value (100,000,000 shares authorized,51,942,636 and 52,683,579 shares issued and outstanding as of June 30,2010 and 2009 respectively)
Additional paid- in capital	46,050,648	43,703,848
Retained earnings	19,472,604	17,086,949
Accumulated other comprehensive income	2,717,912	2,168,203
Total Sino Agro Food, Inc. and subsidiaries stockholders' equity	68,293,107	63,011,684
Non - controlling interest	9,761,240	8,921,289
Total stockholders' equity	78,054,347	71,932,973
Total liabilities and stockholders' equity	$86,200,441	$84,061,533

See accompanying notes of these consolidated financial statements

2

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$

Revenue	4,971,266	4,000,104	9,382,588	8,036,158

Cost of goods sold	2,052,269	1,946,974	3,877,011	3,691,918

Gross profit	2,918,997	2,053,130	5,505,577	4,344,240

General and administrative expenses	(1,038,734)	(522,360)	(1,664,311)	(1,280,080)

Impairment loss	-	-	-	-

Net income from operations	1,880,263	1,530,770	3,841,266	3,064,160

Other income (loss)

Other income	-	-	(535,115)	-

Interest expenses	(119,779)	(118,634)	(240,687)	(235,998)

Total other income (expenses)	(119,779)	(118,634)	(775,802)	(235,998)

Income from unconsolidated corporate joint venture	-	-	-	-

Net income from continuing operations before income taxes	1,760,484	1,412,136	3,065,464	2,828,162

Provision for income taxes	-	-	-	-

Net income	1,760,484	1,412,136	3,065,464	2,828,162

Less: Net income attributable to the non - controlling interest	(494,407)	(318,319)	(679,810)	(615,336)

Net income attributable to the Sino Agro Food, Inc. and subsidiaries	1,266,077	1,093,817	2,385,654	2,212,826

Other comprehensive income	.		.

Foreign currency translation gain	364,014	7,789	727,914	15,559

Comprehensive income	1,630,091	1,101,606	3,113,568	2,228,385

Less: other comprehensive income attributable to the non - controlling interest	(80,131)	(380)	(160,140)	(680)

Comprehensive income attributable to Sino Agro Food, Inc. and subsidiaries	1,549,960	1,101,226	2,953,428	2,227,705

Earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:

Basic	0.02	0.02	0.04	0.04

Diluted	0.02	0.02	0.04	0.04

Weighted average number of shares outstanding:

Basic	51,942,636	51,942,636	52,943,579	52,943,579

Diluted	54,128,579	54,128,578	52,943,579	52,943,579

See accompanying notes of these consolidated financial statements

3

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)

CONSOLIDATION STATEMENTS OF CASH FLOWS

	Six months	Six months
	ended	ended
	June 30,	June 30,
	2010	2009
	(Unaudited)	(Unaudited)
	$	$

Cash flows from operating activities
Net income for the period	3,065,465	2,828,162
Adjustments to reconcile net income to net cash from operations:
Depreciation	182,211	73,281
Profit from disposal of unconsolidated equity investee	-	-
Amortization	572,279	217,074
Changes in operating assets and liabilities:
(Increase) decrease in inventories	(2,184,407)	3,150,608
Increase in construction in progress	(616,211)	(245,704)
Increase in deposits and prepaid expenses	(1,677,736)	4,690,038
Decrease in due from directors	111,292	-
(Decrease) increase in accounts payable and accruals	(556,346)	230,515
Increase in other payables	328,751	53,334
(Increase) decrease in accounts receivable	5,176,384	(5,974,073)
Decrease (increase) in other receivables	1,008,131	(1,425,265)
Net cash (used in) provided by operating activities	5,409,813	3,597,970
Cash flows from investing activities
Purchases of property and equipment	4,225,315	(3,666,553)
Acquisition of land use rights	(2,938,931)	-
Net cash provided by (used in) investing activities	1,286,384	(3,666,553)
Cash flows from financing activities
Stock issued and redeemed at stated value	100	-
Repayment of debts	(3,154,338)	(2,443,836)
Proceeds from issuance of debts and others	(4,710,000)	2,430,453
Net cash (used in) financing activities	(7,864,238)	(13,383)
Effects on exchange rate changes on cash	(201)	-
Increase in cash and cash equivalents	(1,168,242)	(81,966)
Cash and cash equivalents, beginning of period	2,360,587	1,731,118
Cash and cash equivalents, end of period	1,192,345	1,649,152
Supplementary disclosures of cash flow information:
Cash paid for interest	235,895	235,998
Cash paid for income taxes	-	-

See accompanying notes of these consolidated financial statements

4

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	CORPORATE INFORMATION

Sino Agro Food, Inc. (“the Company”) (formerly known as Volcanic Gold, Inc. and A Power Agro Agriculture Development, Inc.) is an International Business Corporation incorporated on October 1, 1974 in the State of Nevada, United States of America. The shares are quoted on the Pink Sheet, OTC under the ticker symbol of “SIAF”.

The Company operated mining and exploration business before, and ceased its mining and exploring business after October 14, 2005.  On August 24, 2007, the Company entered into a Merger and Acquisition Agreement between the Company and Capital Award Inc. (“CA”) and its subsidiaries Capital Stage Inc.  (“CS”) and Capital Hero Inc.  (“CH”).  Effective the same date, CA, a Belize Corporation, completed a reverse merger transaction with SIAF; a public shell into which CA merger pursuant to which SIAF acquired all the outstanding common stock of CA from Capital Adventure, a shareholder of CA for 32,000,000 shares of the company’s common stock.

On August 24, 2007 the Company changed its name from Volcanic Gold, Inc. to A Power Agro Agriculture Development, Inc.  On December 8, 2007, the Company officially changed its name to Sino Agro Food, Inc.

On September 5, 2007, the Company made further acquisitions by acquiring three existing businesses in the People’s Republic of China (“PRC”) by acquiring of:

a)	Hang Yu Tai Investment Limited (“HYT”), a Macau incorporated company, the owner of 78% equity interest in ZhongXingNongMu Co. Ltd (“ZX”), a PRC incorporated company;

b)	Tri-way Industries Limited (“TRW”), a Hong Kong incorporated company; and

c)
Macau Eiji Company Limited (“MEIJI”), a Macau incorporated company, the owner of 75% equity interest in Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd. (“HST”), a PRC corporate Sino-Foreign joint venture.

On November 26, 2008, SIAF established Pretty Mountain Holdings Limited. (“PMH”), a Hong Kong incorporated company of 80% equity interest. On March 11, 2009, an application for the incorporation of a Sino - Foreign joint venture company was submitted to the relevant authorities of PRC of which PHM had 45% equity interest. On May 25,  2009, PMH formed corporate Sino-Foregin joint venture, Qinghai Sanjiang A Power  Agriculture Co. Ltd (“SJAP”), incorporated in the People’s Republic of China. On September 28, 2009, SIAF carried out an internal reorganization of its group structure and businesses, APWAM replaced PMH which in turn PMH became a dormant company. By virtue of this replacement, APWAM assumed all obligations and liabilities of PHM under the Sino - Foreign Joint Venture Agreement (“SFJVA”).

On November 27, 2007, MEIJI and HST established a corporate Sino - Foregin joint venture, Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd. (“JHST”), a PRC incorporated company, of 75% and 25% equity interest, respectively.

The Company is headquartered in the USA with an operating office established in Room 3711, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, Guangdong Province, PRC 510610 on December 13, 2007.

The nature of the operations and principal activities of Sino Agro Food, Inc. and its subsidiaries are described in Note 2.2.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1	FISCAL YEAR

The Company has adopted December 31 as its fiscal year end.

5

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.2	REPORTING ENTITY

The accompanying consolidated financial statements include the following entities:

	Place of	Issued and		Percentage of	Principal
Name of subsidiaries	incorporation	paid - in capital		interest	activity

Capital Award Inc. ("CA")	Belize		$50,000	100% (2009: 100%) directly	Fishery development and holder of A-Power Technology master licence

Capital Stage Inc. ("CS")	Belize		$50,000	100% (2009: 100%) indirectly	Dormant

Capital Hero Inc. ("CH")	Belize		$50,000	100% (2009: 100%) indirectly	Dormant

Tri-way Industries Limited ("TRW")	Hong Kong, PRC	HK$	10,000	100% (2009: 100%) directly	Investment holding, holder of enzyme technology master licence for manufacturing of livestock feed and bio-organic fertilizer and has yet commenced its business of fish farm operation

Pretty Mountain Holdings Limited ("PMH")	Hong Kong, PRC	HK$	10,000	80% (2009: 80%) directly	Dormant

Macau Eiji Company Limited ("MEIJI")	Macau, PRC	Pataca	30,000	100% (2009: 100%) directly	Investment holding

Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd ("HST")	PRC	RMB	100,000	75% (2009: 75%) indirectly	Hylocereus Undatus Plantation ("HU Plantation")

Jiang Men City Heng Sheng	PRC	Issued capital:		100% (2009: 100%) directly	The Company has yet commenced its
Tai Agriculture Development			$600,000		business of Hylocereus
Co. Ltd ("JHST")		Paid - in capital:			Undatus Plantation ("HU Plantation")
			$600,000

Hang Yu Tai Investment	Macau, PRC	Pataca	25,000	100% (2009: 100%) directly	Investment holding
Limited ("HYT")

ZhongXingNongMu Co. Ltd ("ZX")	PRC	RMB	60,000,000	78% (2009: 78%) indirectly	Dairy production and manufacturing of organic fertilizer,livestock feed, and beef cattle and plantation of crops and pasture

A Power Agro Agriculture Development (Macau) Limited ("APWAM")	Macau, PRC	Pataca	25,000	100% (2009: 100%) directly	Investment holding

Name of unconsolidated	Place of	Issued and		Percentage of	Principal
corporate joint venture	incorporation	paid - in capital		interest	activity

Qinghai Sanjiang A Power Agriculture Co., Ltd ("SJAP")	PRC	Issued capital:		45% (2009: 45%) indirectly	The Company has yet commenced its
			$1,400,000		business of manufacturing of organic
		Paid - in capital:			fertilizer,livestock feed, and beef cattle
			$843,202		and plantation of crops and pastures

6

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.3	BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").

2.4	BASIS OF CONSOLIDATION

The consolidated financial statements include the financial statements of SIAF, CA, CS, CH, TRW, PMH, MEIJI, JHST, HST, HYT, ZX, and APWAM. In the opinion of management, the accompanying balance sheets, and statements of income, and cash flows and include all adjustments, consisting only of normal recurring items, considered necessary to give a fair presentation of operating results for the periods presented. All material inter-company transactions and balances have been eliminated in consolidation.

SIAF, CA, CS, CH, TRW, PMH, MEIJI, JHST, HST, HYT, ZX, and APWAM are hereafter referred to as (“the  Company”).

Interim results are not necessarily indicative of results for a full year. The information included in this interim report should be read in conjunction with the information included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009.

2.5	BUSINESS COMBINATION

The Company adopted the accounting pronouncements relating to business combinations (primarily contained in ASC Topic 805 “Business Combinations”), including assets acquired and liabilities assumed arising from contingencies. These pronouncements established principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquire as well as provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. In addition, these pronouncements eliminate the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria and require an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. Our adoption of these pronouncements will have an impact on the manner in which we account for any future acquisitions.

2.6	NON - CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS

The Company adopted the accounting pronouncement on non-controlling interests in consolidated financial statements, which establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This guidance is primarily contained in ASC Topic “Consolidation”. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated financial statements. The adoption of this standard has not had material impact on our consolidated financial statements.

2.7	USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods covered thereby. Actual results could differ from these estimates. Judgments and estimates of uncertainties are required in applying the Company’s accounting policies in certain areas. The following are some of the areas requiring significant judgments and estimates: determinations of the useful lives of assets, estimates of allowances for doubtful accounts, cash flow and valuation assumptions in performing asset impairment tests of long-lived assets, estimates of the realizability of deferred tax assets and inventory reserves.

7

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.8	REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with ASC 605. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer. Service revenue is recognized when services have been rendered to a buyer by reference to stage of completion. License fee income is recognized on the accrual basis in accordance with the underlying agreements.

2.9	COST OF GOODS SOLD

Cost of goods sold consists primarily of direct purchase cost of merchandise goods, and related levies.

2.10	SHIPPING AND HANDLING

Shipping and handling costs related to costs of goods sold are included in general and administrative expenses totaled $nil and $nil for the three months ended June 30, 2010 and June 30, 2009, respectively. Shipping and handling costs amounted to $nil and $nil for the six months ended June 30, 2010 and June 30, 2009, respectively.

2.11	ADVERTISING

Advertising costs are included in selling and marketing expenses which totaled $nil and $nil for the three months ended June 30, 2010 and June 30, 2009, respectively. Advertisement costs amounted to $nil and $nil for the six months ended June 30, 2010 and June 30, 2009, respectively.

2.12	FOREIGN CURRENCY TRANSLATION AND OTHER COMPREHENSIVE INCOME

The reporting currency of the Company is the U.S. dollars. The functional currency of the Company is the Chinese Renminbi (RMB).

For those entities whose functional currency is other than the U.S. dollars, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholders’ equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income as incurred.

Accumulated other comprehensive income in the consolidated statement of shareholders’ equity amounted to $2,717,912 as of June 30, 2010 and $2,168,203 as of June 30, 2010 and December 31, 2009. The balance sheet amounts with the exception of equity at June 30, 2010 and December 31, 2009 were translated at RMB6.82 to $1.00. The average translation rates applied to the statements of income and comprehensive income and of cash flows for the three months and the six months ended June 30, 2010 and June 30, 2009 were RMB6.75 to $1.00 and RMB6.82 to $1.00 respectively.

8

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.13	CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents.  Cash and cash equivalents kept with financial institutions in People’s Republic of China (“PRC”) are not insured or otherwise protected. Should any of those institutions holding the Company’s cash become insolvent, or the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit on that institution.

2.14	ACCOUNTS RECEIVABLE

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis.

The standard credit period of the Company’s most of client is three months. The collection period over 1 year is classified as long term accounts receivable. Management evaluates the collectability of the receivables at least quarterly. Provisions for doubtful accounts for the three months ended June 30, 2010 and year ended December 31, 2009 are $nil. Bad debts written off for the three months ended June 30, 2010 and June 30, 2009  and for the six months ended June 30, 2010 and June 30, 2009 are $nil.

2.15	INVENTORIES

Inventories are valued at the lower of cost (determined on a weighted average basis) and net realizable value.

Costs incurred in bringing each product to its location and conditions are accounted for as follows:
-	raw materials – purchase cost on a weighted average basis;
-	manufactured finished goods and work-in-progress – cost of direct materials and labor and a proportion of manufacturing overheads based on normal operation capacity but excluding borrowing costs; and
-	retail and wholesale merchandise finished goods – purchase cost on a weighted average basis.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale.

2.16	PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. Such costs include the cost of replacing parts that are eligible for capitalization when the cost of replacing the parts is incurred. Similarly, when each major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement only if it is eligible for capitalization. The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year-end.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

Milk cows	10 years

Plant and machinery	5 - 10 years

Structure and leasehold improvements	10 -20 years

Mature seed	20 years

Furniture, fixtures and equipment	2.5 - 10 years

Motor vehicles	5 -10 years

9

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.16	PROPERTY AND EQUIPMENT (CONTINUED)

An item of property and equipment is removed from the accounts upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the consolidated statements of income in the period the item is disposed.

2.17	GOODWILL

Goodwill is an asset representing the fair economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is stated at cost less accumulated losses. Goodwill is tested for impairment on an annual basis of the end of the company’s fiscal year, or when impairment indicators arise. The Company uses a fair-value-based approach to test for impairment at the level of reporting unit. The Company directly acquired three groups of companies, HYT, TRW and MEIJI. HYT is engaged in the dairy farm, TRW is engaged in proprietary technologies holding and MEIJI is engaged in Hu Plantation. As a result of these acquisitions, the Company recorded goodwill in the amount of $12,000,000. This goodwill represents the fair value of the assets acquired in these acquisitions over the cost of the assets acquired.

2.18	PROPRIETARY TECHNOLOGIES

The Company has determined that technological feasibility is established at the time a working model of products is completed. Master license of stock feed manufacturing technology was acquired and the cost of acquisition are capitalized as proprietary technologies when technological feasibility has been established. Proprietary technologies are intangible assets of finite lives.  Proprietary technologies are amortized using the straight line method over their estimated lives of 25 years. Management evaluates the recoverability of proprietary technologies on an annual basis of the end of the company’s fiscal year, or when impairment indicators arise. As required by ASC  Topic 350 “Intangible – Goodwill and Other”, the Company uses a fair-value-based approach to test for impairment.

2.19	CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction as well as acquisition and design fees incurred.  Capitalization of these costs ceases and the construction in progress is transferred to property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed.  No depreciation is provided until construction is completed and the asset is ready for its intended use.

2.20	LAND USE RIGHTS

Land use rights represent acquisition of land use right rights of agriculture land from farmers and are amortized on the straight line basis over their respective lease periods. The lease period of agriculture land is in the range from 30 years to 60 years. Land use rights purchase prices were determined in accordance with the 2007 PRC Government’s minimum lease payments of agriculture land and mutually agreed between the company and the vendors. No independent professional appraiser performed valuation of land use rights at the balance sheet date.

2.21	CORPORATE JOINT VENTURE

A corporation formed, owned, and operated by two or more businesses (ventures) as a separate and discrete business or project (venture) for their mutual benefit.

Investee entities in which the company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Under the equity method of accounting, the company’s share of the earnings or losses of these companies is included in net income.

10

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.21	CORPORATE JOINT VENTURE (CONTINUED)

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

2.22	INCOME TAXES

The Company accounts for income taxes under the provisions of ASC 740 "Accounting for Income Taxes".  Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The provision for income tax is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.  In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred income taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled.  Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

ASC 740 also prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Any interest and penalties accrued related to unrecognized tax benefits will be recorded in tax expense.

2.23	POLITICAL AND BUSINESS RISK

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

11

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.24	CONCENTRATION OF CREDIT RISK (CONTINUED)

Cash includes cash at bank and demand deposits in accounts maintained with financial institutions within the People’s Republic of China. Total cash in these financial institions on June 30, 2010 and December 31, 2009 amounted to $826,072 and $1,686,349 of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Accounts receivable are derived from revenue earned from customers located primarily in the People’s Republic of China. The Company perform ongoing credit evaluations of customers and have not experienced any material losses to date.

The Company had 5 major customers whose revenue individually represented the following percentages of the Company’s total revenue:

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

Customer A	45.06%	34.46%	42.43%	25.94%
Customer B	34.07%	33.46%	32.18%	30.50%
Customer C	20.87%	32.08%	17.97%	28.07%
Customer D	-	-	4.00%	-
Customer E	-	-	-	-
Customer F	-	-	-	-
	100.00%	100.00%	96.58%	84.51%

The company had 5 major customers whose accounts receivable balance individually represented of the Company’s total accounts receivable as follows:

	June 30, 2010	December 31, 2009

Customer A	53.56%	11.04%
Customer B	24.74%	9.17%
Customer C	3.33%	17.58%
Customer D	2.55%	22.49%
Customer E	2.14%	35.48%
	86.32%	95.76%

12

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.25	IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLE ASSETS

In accordance with ASC 360, “Accounting for the Impairment or Disposal of Long-Lived Assets”, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company reviews the carrying amount of its long-lived assets, including intangibles, for impairment, each reporting period. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is considered not recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow. As of December 31, 2009 and December 31, 2008, the Company determined no impairment charges were necessary.

2.26	EARNINGS PER SHARE

As prescribed in ASC Topic 260 “Earning per Share”, Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants.  The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.

For the three months ended June 30, 2010 and and June 30, 2009, basic and diluted earnings per share attributable to Sino Agro Food, Inc. and subsidiaries stockholders from continuing operations amount to $0.02 and $0.02, respectively. For the six months  ended June 30, 2010 and June 30, 2009, basic and diluted earnings per share attributable to Sino Agro Food, Inc. and subsidiaries stockholders from discontinued operations amount to $0.04 and $0.04,  respectively.

2.27	ACCUMULATED OTHER COMPREHENSIVE INCOME

ASC Topic 220 “Comprehensive Income” establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive income for all periods presented includes both the reported net income and net change in cumulative translation adjustments.

2.28	RETIREMENT BENEFIT COSTS

PRC state managed retirement benefit programs are defined contribution plans and the payments to the plans are charged as expenses when employees have rendered service entitling them to the contribution.

2.29	STOCK-BASED COMPENSATION

As of June 30, 2010 and December 31, 2009, the Company had no stock-based compensation plans.

13

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.30	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at June 30, 2009 or December 30, 2009, nor gains or losses are reported in the statements of income and other comprehensive income that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the three months and th six months ended June 30, 2010 or December 31, 2009..

2.31	NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect any recent accounting pronouncements to have a material effect on the Company’s financial position, results of operations, or cash flows.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

14

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.31	NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In June 2009, the FASB amended its guidance on accounting for variable interest entities ("VIE"). The new accounting guidance will result in a change in our accounting policy effective January 1, 2010. Among other things, the new guidance requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE; requires continuous assessments of whether an enterprise is the primary beneficiary of a VIE; enhances disclosures about an enterprise's involvement with a VIE; and amends certain guidance for determining whether an entity is a VIE. Under the new guidance, a VIE must be consolidated if the enterprise has both (a) the power to direct the activities of the VIE that most significantly impact the entity's economic performance, and (b) the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. The Company is evaluating the impact that this change in accounting policy will have on our consolidated financial statements. Based on our initial assessment, we anticipate that certain entities that are consolidated under our current accounting policy may not be consolidated subsequent to the effective date of the new guidance.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value” , which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.

 In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”, which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53,  Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock  and EITF Topic D-42,  The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock .

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments -Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”..  This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification.

15

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.31	NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)” , which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B.The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient.

In October 2009, the Financial Accounting Standards Board issued an Accounting Standards Update (“ASU”) regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing. This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation. This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years.

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166,  Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.  The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting.

16

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.31	NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In January 2010, FASB issued ASU No. 2010-01 Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December.

In January 2010, FASB issued ASU No. 2010-02 regarding accounting and reporting for decreases in ownership of a subsidiary. Under this guidance, an entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, and entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. This ASU clarifies the scope of the decrease in ownership provisions, and expands the disclosures about the deconsolidation of a subsidiary or de-recognition of a group of assets. This ASU is effective for beginning in the first interim or annual reporting period ending on or after December 31, 2009. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

17

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.31	NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In February 2010, the FASB issued Accounting Standards Update 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements,” or ASU 2010-09. ASU 2010-09 primarily rescinds the requirement that, for listed companies, financial statements clearly disclose the date through which subsequent events have been evaluated. Subsequent events must still be evaluated through the date of financial statement issuance; however, the disclosure requirement has been removed to avoid conflicts with other SEC guidelines. ASU 2010-09 was effective immediately upon issuance and was adopted in February 2010.

In April 2010, the FASB issued Accounting Standards Update 2010-13,"Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades," or ASU 2010-13. ASU 2010-13 provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in currency of a market in which a substantial porting of the entity's equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The Company does not expect the adoption of ASU 2010-17 to have a significant impact on its consolidated financial statements.

In April 2010, the FASB issued Accounting Standard Update 2010-17, "Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition" or ASU 2010-17. This Update provides guidance on the recognition of revenue under the milestone method, which allows a vendor to adopt an accounting policy to recognize all of the arrangement consideration that is contingent on the achievement of a substantive milestone (milestone consideration) in the period the milestone is achieved. The pronouncement is effective on a prospective basis for milestones achieved in fiscal years and interim periods within those years, beginning on or after June 15, 2010. The adoption of ASU 2010-17 does not have any significant impacts on the consolidated financial statements.

18

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

3.	SEGMENT INFORMATION

The Company establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as business segments and major customers in financial statements. The Company operates in three principal reportable segments: Fishery Development Division, Dairy Production Divison and HU Plantation Division.

	Three months ended June 30, 2010
	Fishery Development Division	Dairy Production Division	HU Plantation Division	Corporate and others	Total
	$	$	$	$	$

Revenue	395,531	4,575,735	-	-	4,971,266

Net income (loss)	381,678	15,584,140	(41,868)	(14,163,466)	1,760,484

Total assets	14,675,437	39,508,665	11,522,288	20,494,051	86,200,441

	Three months ended June 30, 2009
	Fishery Development Division	Dairy Production Division	HU Plantation Division	Corporate and others	Total
	$	$	$	$	$

Revenue	313,052	3,535,515	151,537	-	4,000,104

Net income	310,101	1,401,434	40,015	(339,413)	1,412,137

Total assets	14,341,457	34,084,258	9,889,959	19,973,177	78,288,851

19

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

3.	SEGMENT INFORMATION (CONTINUED)

	Six months ended June 30, 2010
	Fishery Development Division	Dairy Production Division	HU Plantation Division	Corporate and others	Total
	$	$	$	$	$

Revenue	695,531	8,687,057	-	-	9,382,588

Net income	1,297,767	3,186,299	(84,704)	(1,333,898)	3,065,464

Total assets	14,675,437	39,508,665	11,522,288	20,494,051	86,200,441

	Six months ended June 30, 2009
	Fishery Development Division	Dairy Production Division	HU Plantation Division	Corporate and others	Total
	$	$	$	$	$

Revenue	726,702	7,157,918	151,538	-	8,036,158

Net income	720,801	2,794,599	2,099	(689,335)	2,828,164

Total assets	14,341,457	34,084,258	9,889,959	19,973,177	78,288,851

4.	INCOME TAXES

China

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DEs”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% replaced the 33% rate currently applicable to both DEs and FIEs. The Company is currently evaluating the impact that the new EIT will have on its financial condition. Beginning January 1, 2008, China unified the corporate income tax rule on foreign invested enterprises and domestic enterprises. The unified corporate income tax rate is 25%.

Under new tax legislation of China beginning January 2008, the agriculture, dairy and fishery sectors are exempted from enterprise income taxes.

No EIT has been provided in the financial statements of CA, ZX, JHST and HST since they are exempted from EIT for the six months ended June 30, 2010 and June 30, 2009 as they are within the agriculture, dairy and fishery sectors.

20

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

4.	INCOME TAXES (CONTINUED)

Belize and Malaysia

CA, CS and CH are international business companies incorporated in Belize, and are exempted from corporation tax of Belize.

All sales invoices of CA were issued by its representative office in Malaysia and its trading and service activities are conducted in China. As the Malaysia tax law imposed on a territorial basis and not on a worldwide basis, CA’s income is not subject to Malaysia corporation tax.

No Belize and Malaysia corporation tax have been provided in the financial statements of CA for the six months ended June 30, 2010 and June 30, 2009.

Hong Kong

No Hong Kong profits tax has been provided in the financial statements of PMH and TRW, since they did not earned any assessable profits for the years ended June 30, 2010 and June 30, 2009.

Macau

No Macau Corporation  tax has been provided in the financial statements of HYT, APWAM and MEIJI since they did not earned any assessable profits for the years ended December 31, 2009 and June 30, 2010.

5.	CASH AND CASH EQUIVALENTS

	June 30, 2010	December 31, 2009
	$	$

Cash and bank balances	1,192,345	2,360,587

6.	INVENTORIES

As of June 30, 2010 inventories are as follows:

	June 30, 2010	December 31, 2009
	$	$

Immature seeds	420,398	411,594
Harvested HU plantation	53	53
Unharvested HU plantation	281,561	89,666
Forage for milk cows and consumable	7,581,806	5,598,098
	8,283,818	6,099,411

21

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

7.	ACCOUNTS RECEIVABLE

Aging analysis of accounts receivable is as follows:

	2010.6.30	2009
	$	$

0 - 30 days	954,356	1,530,838
31 - 90 days	418,262	-
91 - 120 days		5,338,667
over 120 days and less than 1 year	307,228	-
over 1 year	9,351,753	9,338,477
	11,031,599	16,207,982
Less: amounts reclassified as long term accounts receivable	(9,351,753)	(9,338,477)
	1,679,846	6,869,505

8.	PROPERTY AND EQUIPMENT

	June 30, 2010	December 31, 2009
	$	$

Milk cows	8,461,403	4,953,669
Plant and machinery	3,341,767	2,948,148
Structure and leasehold improvements	1,172,373	783,491
Mature seeds	486,335	484,436
Furniture and equipment	85,737	85,506
Motor vehicles	85,398	83,493
	13,633,013	9,338,743

Less: Accumulated depreciation	(2,533,466)	(1,774,079)
Net carrying amount	11,099,547	7,564,664

Depreciation expense was $246,412 and $7,833 for the three months ended June 30, 2010 and June 30, 2009 respectively. Depreciation expense was $492,825 and $282,215 for the six months ended June 30, 2010 and June 30, 2009 respectively.

22

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

9.	CONSTRUCTION IN PROGRESS

	June 30, 2010	December 31, 2009
	$	$

Construction in progress
- Rangeland for milk cows	5,974,436	5,741,168
- Oven room for production of dried flowers	637,714	254,771
	6,612,150	5,995,939

10.	LAND USE RIGHTS

Private ownership of land is not permitted in the PRC.  Instead, the Company has leased three lots of land. The cost of the first lot of land use rights acquired in 2007 was $6,194,505 of 1,985.06 acres at Hebei Province, PRC and the leases expired in 2036, 2051, 2067 and 2077. The costs of the second lots of land use rights acquired in 2007 at Guangdong Province, PRC was $6,408,289 of 174.94 acres and the lease expired in 2067. The costs of the third lot of land use rights acquired in 2008 at Guangdong Province, PRC was $764,128 of 33.68 acres and the lease expired in 2068.

Land use rights are amortized on the straight line basis over their respective lease periods. The lease period of agriculture land is 30 to 60 years.

	June 30, 2010	December 31, 2009
	$	$

Cost	16,324,409	15,107,879
Less: Accumulated impairment losses	(1,407,392)	(1,338,383)
Net carrying amount	14,917,017	13,769,496

Amortization expense was $137,673 and $136,867 for the three months ended June 30, 2010 and June 30, 2009, respectively. Amortization expense was $275,346 and $273,734 for the six months ended June 30, 2010 and June 30, 2009, respectively.

23

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

11.	PROPRIETARY TECHNOLOGIES

By an agreement dated November 12, 2008, TRW acquired enzyme technology master licence, registered under China patent, for the manufacturing of livestock feed and bio-organic fertilizer and its related labels for $8,000,000.

	June 30, 2010	December 31, 2009
	$	$

Proprietary technologies	8,010,323	8,000,000
Less: Accumulated amortisation	(534,022)	(365,365)
Net carrying amount	7,476,301	7,634,635

Amortization of proprietary technologies was $84,328 and $76,016 for the three months ended June 30, 2010 and June 30, 2009, respectively. Amortization expense was $168,657 and $152,032 for the six months ended June 30, 2010 and June 30, 2009, respectively.

12.	GOODWILL

Goodwill is indefinite live of intangible assets. The goodwill represents the fair value of the assets acquired in the acquisitions over the cost of the assets acquired.  It is stated at cost less accumulated impairment losses. Management tests goodwill for impairment on an annual basis or when impairment indicators arise.

	June 30, 2010	December 31, 2009
	$	$

Goodwill from acquisition	38,444,099	38,444,099
Less: Accumulated impairment losses	(26,444,099)	(26,444,099)
Net carrying amount	12,000,000	12,000,000

In these instances, the company recognizes an impairment loss when it is probable that the estimated cash flows are less than the carrying value of the asset, To date, no such impairment losses have been recorded.

24

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

13.	INVESTMENT IN UNCONSOLIDATED CORPORATE JOINT VENTURE

On May 25,  2009, APWAM formed corporate joint venture, Qinghai Sanjiang A Power Agriculture Co. Limited (“SJAP”), incorporated in the People’s Republic of China, of registered capital of $1,400,000. APWAM had 45% equity interest in SJAP.  Therefore, in turn the company indirectly held 45% equity in SJAP. As of December 31, 2009, the Company invested of $242,669. SJAP had yet commenced its business of manufacturing of organic fertilizer, livestock feed, and beef cattle and plantation of crops and pastures.

	June 30, 2010	December 31, 2009
	$	$

Capital contribution	843,202	242,669

Continuous assessment of its non-VIE relationship with SJAP

The Company may also have a controlling financial interest in an entity through an arrangement that does not involve voting interests, such as a variable interest entity (“VIE”). The Company evaluates entities deemed to be VIEs using a risk and rewards model to determine whether we must consolidate them.  A VIE is an entity (1) that has total equity at risk that is not sufficient to finance its activities without additional subordinated financial support from other entities, (2) where the group of equity holders does not have the power to direct the activities of the entity that most significantly impact the entity’s economic performance, or the obligation to absorb the entity’s expected losses or the right to receive the entity’s expected residual returns, or both, or (3) where the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity, or both, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights.

The Company also quantitatively and qualitatively examined if  SJAP is considered as VIE. Qualitative analyses considered the extent to which the nature of its variable interest exposed the Company to losses. For quantitative analyses, the Company also used internal cash flow models to determine if SJAP was VIE and, if so, whether the Company was the primary beneficiary. The projection of these cash flows and probabilities thereof requires significant management judgment because of the inherent limitations that relate to the use of historical data for the projection of future events.

The Company evaluates the above VIE testing results and concludes that the Company is not the primary beneficiary of SJAP ’s expected losses or residual returns and SJAP does not qualifies as VIE of the Company.

14.	LICENCE RIGHTS

Pursuant to an agreement dated August 1, 2006 between Infinity Environmental Group Limited (“Infinity”) and the Company, the Company was granted an A Power Technology Licence with a condition that the Company required to pay the licence fee covering 500 units of APM as performance payment to Infinity on or before July 31, 2008.  This licence allows the Company to develop service, manage and supply A Power Technology Farms in the PRC using the A Power Technology, but subject to a condition that the Company is required to pay licence fee to Infinity once the Company sold the licence to his customer.  Under the said licence, the Company has the right to authorize developers and/or joint venture partners to develop A Power Technology Farms in the PRC. Infinity is a company incorporated in Australia.

15.	SHARE CAPITAL

The share capital as at June 30, 2010 and September 31, 2009 shown on the consolidated balance sheet represents the aggregate nominal value of the share capital of the Company as at that date.

25

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

On various dates through January 1, 2010 to September 15, 2010,(i) additional 7,952,000 shares of Common Stock  were issued for $1,816,900 at stated value in settlement of debts under under promissory notes; (ii)2,190,002 shares of Common Stock  were redeemed at $0.001 per share for $2,190 at par value.

On  March 22, 2010, Series B Convertible Preferred Stock is authorised to issue 7,000,000 shares  of $0.001 per share at par value. Series B Convertible  Preferred Stock is reedemable, the stockholders are not entitled to receive any dividend and voting rights but are entitled to rank senior over common stockholders on liquidation, and can convert to common stock one for one  at any time and their rights are protected against any alternation of their rights and priviledges. On June 26, 2010, 7,000,000 shares of Common Stocks are retired and converted into 7,000,000 shares Series B Convertible Preferred Stock of $1 per share at stated value.

On  March 23, 2010, Series A Preferred Stock is authorised to issue 100 shares  of $0.001 per share at par value.  As of the same date, 100 shares of Series A Preferred Stock were issued of $1  per share  for $100 at stated value. Series A Preferred Stock stockholders are not entitled to receive any dividend and 80% voting rights of all votes but are entitled to rank senior over common stockholders and any other class or series of stock on liquidation, and has negative convenant clause in issue term to protect the rights of the stockholders against impairment.

On May  4, 2010 , the Company granted employees a total of 497,059 shares of Common Stock oof $0.001 per share for $497,097 at stated value  as stock based compensation. The fair value of these shares of approximately $248,530, based on the quoted market value,  was accrued as of December 31, 2010 as the compensation was for services provided in 2010.

The Company has authorized capital of (i) preferred stock $10,000 divided into 10,000,000 shares of par value $0.001 each Of which, Series A preferred stock $100 divided into 100 shares of $0.001 at 100 and 0 shares issued and outstanding at stated value as of June 30, 2010 and December 31, 2009,  respectively; and Series B convertible preferred stock $7,000 dividend into 7,000,000 shares of $0.01 each with 7,000,000 and 0 shares issued and outstanding at stated value as of June 30, 2010 and December 31, 2009 respectively, (ii) common stock  $100,000 divided into 100,000,000 shares of par value $0.001 each with  52,683,579 and 52,943,579 shares issued and outstanding at stated value as of June 30, 2010 and December 31, 2009,  respectively.

16.	BANK BORROWINGS

There are no provisions in the Company’s bank borrowings that would accelerate repayment of debt as a result of a change in credit ratings or a material adverse change in the group’s business.

26

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Short term debt

Name of bank	Interest rate	Term	Security	Amount
				June 30, 2010	December 31, 2009
				$	$
Agricultural Development Bank of China	6.84%	1/23/2007- 7/31/2010	Corporate guarantee by third party	-	1,408,321

Agricultural Development Bank of China	6.12%	1/23/2008-7/22/2010	Corporate guarantee by third party	-	711,495

Agricultural Development Bank of China	6.12%	1/23/2008-8/8/2010	Corporate guarantee by third party	-	315,405
				-	2,435,221

Long term debt

Name of bank	Interest rate	Term	Security	Amount
				June 30, 2010	December 31, 2009
				$	$
Agricultural Development Bank of China	6.84%	1/23/2007- 7/31/2010	Corporate guarantee by third party	-	-

Agricultural Development Bank of China	6.12%	1/23/2008-7/22/2010	Corporate guarantee by third party	-	-

Agricultural Development Bank of China	6.12%	1/23/2008-8/8/2010	Corporate guarantee by third party	-	-

Agricultural Development Bank of China	6.75%	4/29/2007-4/28/2012	Corporate guarantee by third party	3,681,885	4,401,002
				3,681,885	4,401,002

17.	OBLIGATION UNDER OPERATING LEASES

The Company leases (i) 2,178  square feet of agriculture land space used for offices, currently with a monthly rent of $430 in Enping City, Guangdong Province, PRC,  and the  lease expires on March 31, 2014 and  (ii)2,300  square feet of office premise in Guangzhou City, Guangdong Province, PRC, currently with a monthly rent of $4,267 and the  lease expires on October  15, 2010, of which was renewed for a further period of two years to Oct. 15 2012 bearing the same rental of $4,267 per month.

27

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The future minimum lease payments at June 30, 2010, are as follows:

$

Year ended December 31,2010	28,182
Year ended December 31,2011	56,364
Year ended December 31,2012	56,364
Year ended December 31,2013	5,160
Year ended December 31,2014	5,160
Thereafter	-
151,230

Lease expense was $14,091 and $14,091 for the three months ended June 30, 2010 and June 30, 2009 respectively. Depreciation expense was $28,182 and $28,182 for the six months ended June 30, 2010 and June 30, 2009 respectively.

18.	CONTINGENCIES

As of June 30, 2010, the Company did not have any pending claims, charges, or litigation that it expects would have a material adverse effect on its consolidated balance sheets, consolidated statements of operations and other comprehensive income or cash flows.

28

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

19.	RELATED PARTY TRANSACTIONS

In addition to the transactions and balances as disclosed elsewhere in these consolidated financial statements, during the year, the Company had the following significant related party transactions:-

Name of related party	Nature of transactions

Mr. Rui Xiong He , director of Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd, subsidiary of the Company	Included in other payables, due to Mr. Rui Xiong He is $16,985 as of December, 31, 2009 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Mr. Xiang Jun Fang, director of Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd, subsidiary of the Company
Included in other receivables, due from Mr. Xiang Jun Fang is $260,101 as of December, 31, 2009. The amounts are unsecured, interest free and have no fixed term of repayment.

Included in other payables, due to Mr. Xiang Jun Fang is $150,057 as of December, 31, 2009. The amounts are unsecured, interest free and have no fixed term of repayment.

Qinghai Sanjiang A Power Agriculture Co., Ltd (“SJAP”), investee	Included in other payable, SJAP is $2,494 as of December, 31, 2009. The amounts are unsecured, interest free and have no fixed term of repayment.

Mr. Solomon Lee, Chairman
Included in due from directors, Mr. Solomon Lee is $100 and $73,164 as of June 30, 2010 and December, 31, 2009, respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

20.	SUBSEQUENT EVENTS

On August 23, 2010,  the Company declared a cash dividend of $0.01 share, which shall be paid on October 15, 2010, to the stockholders as of the close of business on August 27, 2010.

On September 9, 2010, PHM filed its  application of  company deregistration to the relevant authority.

As required by ASC Topic 855 “Subsequent Events,” the Company has evaluated subsequent events that have occurred through November 15, 2010, the date the consolidated financial statements were issued.

29

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

CONSOLIDATED BALANCE SHEETS	2

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME	3

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY	4

CONSOLIDATED STATEMENTS OF CASH FLOWS	5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	6 - 29

APPENDIX I	30

NEW ENGLISH TRANSLATION NAME OF SUBSIDIARIES

Madsen & Associates CPAs, Inc.

684 East Vine Street #3, Murray, UT 84107                                                                PHONE: (801) 268-2632  FAX: (801) 268-3978

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Sino Agro Food, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Sino Agro Food, Inc. and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2008. Sino Agro Food, Inc. and Subsidiaries’ management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sino Agro Food, Inc. and Subsidiaries as of December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

s/Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.

Murray, Utah

September 21, 2010

1

SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND DECEMBER 31, 2007

	2008	2007
	$	$

ASSETS
Current assets
Cash and cash equivalents	1,731,118	358,514
Inventories	5,199,241	626,801
Deposits and prepaid expenses	10,189,266	7,782,252
Accounts receivable, net of allowance for doubtful accounts	2,073,567	19,243,730
Other receivables	1,197,617	472,167
Due from directors	835,553	8,686
Total current assets	21,226,362	28,492,150

Property and equipment, net of accumulated depreciation	6,970,522	5,330,122
Construction in progress	4,224,253	3,832,384
Land use rights, net of accumulated amortization	13,464,781	12,385,369
Proprietary technologies, net of accumulated amortization	7,946,667	-
Goodwill	12,000,000	12,000,000
Long term accounts receivable	9,325,174	-
	53,931,397	33,547,875
Other assets
Licence rights	1	1
Investment in unconsolidated equity investee	-	800,559
	1	800,560

Total assets	$75,157,760	$62,840,585

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accruals	1,030,695	3,341,648
Other payables	4,621,679	588,114
Short term debt	-	2,275,812
Total current liabilities	5,652,374	6,205,574

Other liabilities
Long term debt	6,836,223	4,112,913

Total liabilities	12,488,597	10,318,487

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock: $0.001 par value
(10,000,000 shares authorized, 0 shares issued and outstanding)
Common stock: $0.001 par value	52,944	52,944
(100,000,000 shares authorized,52,943,579 shares issued
and outstanding at December 31,2008 and December 31, 2007, respectively)
Additional paid - in capital	43,489,213	43,489,213
Retained earnings	10,279,010	3,174,089
Accumulated other comprehensive income	2,138,447	398,520
Total Sino Agro Food, Inc. and subsidiaries stockholders' equity	55,959,614	47,114,766
Non - controlling interest	6,709,549	5,407,332
Total stockholders' equity	62,669,163	52,522,098
Total liabilities and stockholders' equity	$75,157,760	$62,840,585

The accompanying notes are an integral part of these consolidated financial statements.

2

SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

	2008	2007
	$	$

Revenue	16,189,467	16,230,827

Cost of goods sold	7,947,659	3,956,157

Gross profit	8,241,808	12,274,670

Selling and marketing expenses	-	(89,744)

General and administrative expenses	(2,811,352)	(2,212,805)
Impairment loss	(293,404)	(6,786,942)

Net income from operations	5,137,052	3,185,179
Other income (loss)
Other income	62,142	199,604

Interest expenses	(419,130)	(77,495)

Total other income (expenses)	(356,988)	122,109

Income from unconsolidated corporate joint venture and equity investee	191,992	54,873

Net income from continuing operations before income taxes	4,972,056	3,362,161

Provision for income taxes	-	(354)
Net income from continuing operations	4,972,056	3,361,807
Net income from discontinued operations net of amount attributable to
non - controlling interest (net of income taxes of $0)	3,412,449	-
Net income	8,384,505	3,361,807
Less: Net income attributable to the non - controlling interest	(1,279,584)	(219,718)
Net income attributable to the Sino Agro Food, Inc. and subsidiaries	7,104,921	3,142,089
Other comprehensive income
Foreign currency translation gain	1,762,560	398,520
Comprehensive income	8,867,481	3,540,609
Less: other comprehensive income attributable to the non - controlling interest	(22,633)	-
Comprehensive income attributable to Sino Agro Food, Inc. and subsidiaries	8,844,848	3,540,609

Earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:
Basic - From continuing operations	0.07	0.08
Basic - From discontinued operations	0.06	-
	0.13	0.08

Diluted - From continuing operations	0.07	0.06
Diluted - From discontinued operations	0.06	-
	0.13	0.06

Weighted average number of shares outstanding:

Basic	52,943,579	39,893,158

Diluted	52,943,579	52,943,579

The accompanying notes are an integral part of these consolidated financial statements.

3

SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

	Common stock				Accumulated
	Par value $0.001		Additional		other
		Nominal	paid - in	Retained	comprehensive	Non - controlling
	Number of shares	amount	capital	earnings	income	interest	Total
		$	$	$	$	$	$

Balance at January 1, 2007	32,000,000	32,000	19,675,157	32,000	-	-	19,739,157

July 24, 2007 Issue ordinary shares to existing debenture holders from additional paid-in capital	10,804,579	10,805	(10,805)	-	-	-	-

July 24, 2007 Issue ordinary shares to existing public shareholders from additional paid - in capital	139,000	139	(139)	-		-	-

September 5, 2007 Issue ordinary shares for acquisition of 100% equity of Macau Eiji Company Limited	2,000,000	2,000	4,673,000	-	-	-	4,675,000

September 5, 2007 Issue ordinary shares for acquisition of 100% equity of Hang Yu Tai Investment Limited	7,000,000	7,000	16,903,000	-	-	-	16,910,000

September 5, 2007 Issue ordinary shares for acquisition of 100% equity of Tri-way Industries Limited	1,000,000	1,000	2,249,000	-	-	-	2,250,000

Capital contribution of non-controlling interest of Enping City Juntang Town Hang Sing Tai Agriculture Co. Limited	-	-	-	-	-	1,984,663	1,984,663

Capital contribution of non-controlling interest of ZhongXingNongMu Co. Limited	-	-	-	-	-	3,202,951	3,202,951

Net income for the year	-	-	-	3,142,089	-	219,718	3,361,807

Foreign currency translation gain	-	-	-	-	398,520	-	398,520

Balance at December 31, 2007	52,943,579	52,944	43,489,213	3,174,089	398,520	5,407,332	52,522,098

Net income for the year	-	-	-	7,104,921	-	1,279,584	8,384,505

Foreign currency translation gain	-	-	-	-	1,739,927	22,633	1,762,560

Balance at December 31, 2008	52,943,579	52,944	43,489,213	10,279,010	2,138,447	6,709,549	62,669,163

The accompanying notes are an integral part of these consolidated financial statements.

4

SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

	2008	2007
	$	$

Cash flows from operating activities
Net income for the year	8,384,505	3,361,807

Adjustments to reconcile net income to net cash from operations:
Impairment loss	293,404	6,786,942
Depreciation	706,912	177,642
Profit from disposal of unconsolidated equity investee	(3,412,449)	-
Income from unconsolidated equity investee	(191,992)	(54,873)
Amortization	605,581	217,425
Changes in operating assets and liabilities:
Increase in inventories	(4,572,440)	(626,801)
Increase in construction in progress	(391,869)	(3,832,384)
Increase in deposits and prepaid expenses	(2,407,014)	(7,782,252)
Increase in due from directors	(826,867)	(8,686)
(Decrease) increase in accounts payable and accruals	(2,310,953)	633,763
Decrease in sales deposits received	-	(50,000)
Decrease in amount due to directors	-	(237,797)
Increase in other payables	4,033,565	588,114
Decrease (increase) in accounts receivables	7,844,989	(7,043,730)
(Increase) decrease in other receivables	(725,450)	9,773,184
Net cash provided by operating activities	7,029,922	1,902,354
Cash flows from investing activities
Purchases of property and equipment	(1,983,664)	(5,423,477)
Acquisition of companies, net of cash received	-	(18,786,942)
Acquisition of proprietary technologies	(8,000,000)	-
Proceeds from disposal of unconsolidated equity investee	4,405,000	-
Investment in unconsolidated equity investee	-	(745,686)
Acquisition of land use rights	(764,128)	(12,602,794)
Net cash used in investing activities	(6,342,792)	(37,558,899)

Cash flows from financing activities
Proceeds from issuance of debts	2,723,310	6,388,725
Additional contribution from non - controlling interest	-	5,187,614
Repayment of debts	(2,275,812)	-
Common stock issued	-	23,835,000
Net cash provided by financing activities	447,498	35,411,339

Effects on exchange rate changes on cash	237,976	398,520
Increase in cash and cash equivalents	1,372,604	153,314

Cash and cash equivalents, beginning of year	358,514	205,200

Cash and cash equivalents, end of year	1,731,118	358,514

Supplementary disclosures of cash flow information:
Cash paid for interest	419,130	77,495

Cash paid for income taxes	-	1,114

The accompanying notes are an integral part of these consolidated financial statements.

5

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007
1.	CORPORATE INFORMATION

Sino Agro Food, Inc. (“the Company”) (formerly known as Volcanic Gold, Inc. and A Power Agro Agriculture Development, Inc.) is an International Business Corporation incorporated on October 1, 1974 in the State of Nevada, United States of America. The shares are quoted on the Pink Sheet, OTC under the ticker symbol of “SIAF”.

The Company operated mining and exploration business before, and ceased its mining and exploring business after October 14, 2005.  On August 24, 2007, the Company entered into  a Merger and Acquisition Agreement between the Company and Capital Award Inc. (“CA”) and its subsidiaries Capital Stage Inc.  (“CS”) and Capital Hero Inc.  (“CH”).  Effective the same date, CA, a Belize Corporation, completed a reverse merger transaction with SIAF; a public shell into which CA merger pursuant to which SIAF acquired all the outstanding common stock of CA from Capital Adventure, a shareholder of CA for 32,000,000 shares of the company’s common stock.

On August 24, 2007 the Company changed its name from Volcanic Gold, Inc. to A Power Agro Agriculture Development, Inc.  On December 8, 2007, the Company officially changed its name to Sino Agro Food, Inc.

On September 5, 2007, the Company made further acquisitions by acquiring three existing businesses in the People’s Republic of China (“PRC”) by acquiring of:

a)	Hang Yu Tai Investment Limited (“HYT”), a Macau incorporated company, the owner of 78% equity interest in ZhongXingNongMu Co. Limited (“ZX”);

b)	Tri-way Industries Limited (“TRW”), a Hong Kong incorporated company, the owner of 30% equity interest of TianQuan Science and Technology Limited (“TQST”) and

c)
Macau Eiji Company Limited (“MEIJI”), a Macau incorporated company, the owner of 75% equity interest in Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd. (“HST”), a PRC corporate Sino-Foreign joint venture.

On November 26, 2008, the Company established Pretty Mountain Holdings Limited. (“PMH”), a Hong Kong incorporated company of 80% equity interest.

On November 27, 2007, MEIJI and HST established a corporate joint venture, Jiang Men City Juntang  Heng Sheng Tai Agriculture Development Co. Ltd. (“JHST”), a PRC incorporated company, of 75% and 25% equity interest, respectively.

The Company is headquartered in the USA with an operating office established in Room 3711, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, Guangdong Province, PRC 510610 on December 13, 2007.

The nature of the operations and principal activities of Sino Agro Food, Inc. and its subsidiaries are described in Note 2.2.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1	FISCAL YEAR

The Company has adopted December 31 as its fiscal year end.

6

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.2	REPORTING ENTITY

The accompanying consolidated financial statements include the following entities:

	Place of	Issued and	Percentage of	Principal
Name of subsidiaries	incorporation	paid - in capital	interest	activity

Capital Award Inc. ("CA")	Belize	$50,000	100% (2007: 100%) directly	Fishery development and holder of A-Power Technology master licence

Capital Stage Inc. ("CS")	Belize	$50,000	100% (2007: 100%) indirectly	Dormant

Capital Hero Inc. ("CH")	Belize	$50,000	100% (2007: 100%) indirectly	Dormant

Tri-way Industries Limited ("TRW")	Hong Kong, PRC	HK$10,000	100% (2007: 100%) directly	Investment holding, holder of master licence of stock feed manufacturing technology and has yet commenced its business of fish farm operation

Pretty Mountain Holdings Limited ("PMH")	Hong Kong, PRC	HK$10,000	80% (2007: Nil%) directly	Dormant

Macau Eiji Company Limited ("MEIJI")	Macau, PRC	Pataca 30,000	100% (2007: 100%) directly	Investment holding

Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd ("HST")	PRC	RMB100,000	75% (2007: 75%) indirectly	Hylocereus Undatus Plantation ("HU Plantation")

Jiang Men City Juntang Heng ShengTai Agriculture Development Co. Ltd ("JHST")	PRC	Issued capital:	100% (2007: 100%) indirectly	The Company has yet commenced its business of Hylocereus Undatus Plantation ("HU Plantation")
$600,000
Paid - in capital:
$119,975

Hang Yu Tai Investment	Macau, PRC	Pataca 25,000	100% (2007: 100%) directly	Investment holding
Limited ("HYT")

ZhongXingNongMu Co. Ltd ("ZX")	PRC	RMB60,000,000	78% (2007: 78%) indirectly	Dairy production and manufacturing of organic fertilizer,livestock feed, and beef cattle and plantation of crops and pasture

A Power Agro Agriculture Development (Macau) Limited ("APWAM")	Macau, PRC	Pataca 25,000	100% (2007: 100%) directly	Investment holding

Name of unconsolidated	Place of	Issued and	Percentage of	Principal
equity investee	incorporation	paid - in capital	interest	activity

TianQuan Science and	PRC	RMB10,000,000	Nil (2007: 30%) indirectly	Turf farming and agriculture
Technology Limited				technology development

7

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.3	BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").

2.4	BASIS OF CONSOLIDATION

The consolidated financial statements include the financial statements of SIAF, CA, CS, CH, TRW, PMH, MEIJI, JHST, HST, HYT, ZX, and APWAM. In the opinion of management, the accompanying balance sheets, and statements of income, and cash flows and include all adjustments, considered necessary to give a fair presentation of operating results for the periods presented. All material inter-company transactions and balances have been eliminated in consolidation.

SIAF, CA, CS, CH, TRW, PMH, MEIJI, JHST, HST, HYT, ZX, and APWAM are hereafter referred to as (“the  Company”).

2.5	BUSINESS COMBINATIONS

The Company adopted the accounting pronouncements relating to business combinations (primarily contained in ASC Topic 805 “Business Combinations”), including assets acquired and liabilities assumed arising from contingencies. These pronouncements established principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquire as well as provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. In addition, these pronouncements eliminate the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria and require an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. Our adoption of these pronouncements will have an impact on the manner in which we account for any future acquisitions.

2.6	NON-CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS

The Company adopted the accounting pronouncement on non-controlling interests in consolidated financial statements, which establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This guidance is primarily contained in ASC Topic  “Consolidation”. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated financial statements. The adoption of this standard has not had material impact on our consolidated financial statements.

2.7	USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods covered thereby. Actual results could differ from these estimates. Judgments and estimates of uncertainties are required in applying the Company’s accounting policies in certain areas. The following are some of the areas requiring significant judgments and estimates: determinations of the useful lives of assets, estimates of allowances for doubtful accounts, cash flow and valuation assumptions in performing asset impairment tests of long-lived assets, estimates of the realizability of deferred tax assets and inventories reserves.

8

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.8      REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with ASC 605. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer. Service revenue is recognized when services have been rendered to client by reference to stage of completion of service. License fee income is recognized on the accrual basis in accordance with the underlying agreements.

2.9      COST OF GOODS SOLD

Cost of goods sold consists primarily of direct purchase cost of merchandise goods, and related levies.

2.10    SHIPPING AND HANDLING

Shipping and handling costs related to cost of goods sold are included in selling and marketing expenses which totaled $nil and $41,363 for the years ended December 31, 2008 and December 31, 2007, respectively.

2.11    ADVERTISING

Advertising costs are expensed as incurred when incurred and totaled $nil for the years ended December 31, 2008 and   December 31, 2007, respectively.

2.12    FOREIGN CURRENCY TRANSLATION AND OTHER COMPREHENSIVE INCOME

The reporting currency of the Company is the U.S. dollars. The functional currency of the Company is the Chinese Renminbi (RMB).

For those entities whose functional currency is other than the U.S. dollars, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholders’ equity is translated at historical rates and items in the statements of income and other comprehensive income and of cash flows are translated at the average rate for the period. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheet. Translation adjustments resulting from this process are included in accumulated comprehensive income in the statements of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income as incurred.

Accumulated other comprehensive income in the consolidated statements of shareholders’ equity amounted to $2,138,447 as of December 31, 2008 and $398,520 as of December 31, 2007. The balance sheet amounts with the exception of equity at December 31, 2008 and December 31, 2007 were translated at RMB6.82 to $1.00 and RMB7.29 to $1.00, respectively. The average translation rates applied to the statements of income and of cash flows for the years ended December 31, 2008 and December 31, 2007 were RMB6.94 to $1.00 and RMB7.62 to $1.00, respectively.

9

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.13   CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents.  Cash and cash equivalents kept with financial institutions in People’s Republic of China (“PRC”) are not insured or otherwise protected. Should any of those institutions holding the Company’s cash become insolvent, or the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit on that institution.

2.14   ACCOUNTS RECEIVABLE

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis.

The standard credit period of the Company’s most of client is three months. The collection period over 1 year is classified as long term accounts receivable.  Management evaluates the collectability of the receivables at least quarterly. There was no allowance for doubtful account as of December 31, 2008 and December 31, 2007.

2.15   INVENTORIES

 Inventories are valued at the lower of cost (determined on a weighted average basis) and net realizable value.

Costs incurred in bringing each product to its location and conditions are accounted for as follows:
-	raw materials – purchase cost on a weighted average basis;
-	manufactured finished goods and work-in-progress – cost of direct materials and labor and a proportion of manufacturing overheads based on normal operation capacity but excluding borrowing costs; and
-	retail and wholesale merchandise finished goods – purchase cost on a weighted average basis.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale.

2.16    PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. Such costs include the cost of replacing parts that are eligible for capitalization when the cost of replacing the parts is incurred. Similarly, when each major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement only if it is eligible for capitalization. The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year-end.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

Milk cows	10 years
Plant and machinery	5 - 10 years
Structure and leasehold improvements	10 -20 years
Mature seed	20 years
Furniture, fixtures and equipment	2.5 - 10 years
Motor vehicles	5 -10 years

10

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.16    PROPERTY AND EQUIPMENT (CONTINUED)

An item of property and equipment is removed from the accounts upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the consolidated statements of income in the period the item is disposed.

2.17    GOODWILL

Goodwill is an asset representing the fair economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is stated at cost less accumulated losses. Goodwill is tested for impairment on an annual basis of the end of the company’s fiscal year, or when impairment indicators arise. The Company uses a fair-value-based approach to test for impairment at the level of reporting unit. The Company directly acquired three groups of companies, HYT, TRW and MEIJI. HYT is engaged in the dairy farm, TRW is engaged in proprietary technologies holding and MEIJI is engaged in HU Plantation. As a result of these acquisitions after deduction of impairment loss, the Company recorded goodwill in the amount of $12,000,000. This goodwill represents the fair value of the assets acquired in these acquisitions over the cost of the assets acquired.

2.18    PROPRIETARY TECHNOLOGIES

The Company has determined that technological feasibility is established at the time a working model of products is completed. Master license of stock feed manufacturing technology was acquired and the cost of acquisition are capitalized as proprietary technologies when technological feasibility has been established. Proprietary technologies are intangible assets of finite lives.  Proprietary technologies are amortized using the straight line method over their estimated lives of 25 years. Management evaluates the recoverability of proprietary technologies on an annual basis of the end of the company’s fiscal year, or when impairment indicators arise. As required by ASC  Topic 350 “Intangible – Goodwill and Other”, the Company uses a fair-value-based approach to test for impairment.

2.19    CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction as well as acquisition and design fees incurred.  Capitalization of these costs ceases and the construction in progress is transferred to property and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed.  No depreciation is provided until construction is completed and the asset is ready for its intended use.

          2.20     LAND USE RIGHTS

Land use rights represent acquisition of land use rights of agriculture land from farmers and are amortized on the straight line basis over their respective lease periods. The lease period of agriculture land is in the range from 30 years to 60 years. Land use rights purchase prices were determined in accordance with the 2007 PRC Government’s minimum lease payments of agriculture land and mutually agreed between the company and the vendors. No independent professional appraiser performed valuation of land use rights at the balance sheet date.

2.21      EQUITY METHOD INVESTMENTS

Investee entities in which the company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Under the equity method of accounting, the company’s share of the earnings or losses of these companies is included in net income.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

11

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.22    INCOME TAXES

The Company accounts for income taxes under the provisions of ASC 740 "Accounting for Income Taxes".  Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The provision for income tax is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.  In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred income taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled.  Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

ASC 740 also prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Any interest and penalties accrued related to unrecognized tax benefits will be recorded in tax expense.

2.23    ECONOMIC AND POLITICAL RISK

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

2.24    CONCENTRATION OF CREDIT RISK

Cash includes cash at bank and demand deposits in accounts maintained with financial institution within the People’s Republic of China. Total cash in these financial institutions on December 31, 2008 and December 31, 2007 amounted to $1,270,785 and $90,990 of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Accounts receivable are derived from revenue earned from customers located primarily in the People’s Republic of China. The Company performs ongoing credit evaluations of customers and have not experienced any material losses to date.

12

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.24    CONCENTRATION OF CREDIT RISK (CONTINUED)

The Company had 5 major customers whose revenue individually represented the following percentages of the Company’s total revenue:

	2008	2007

Customer A	21.86%	-
Customer B	18.11%	-
Customer C	17.02%	15.00%
Customer D	8.07%	1.30%
Customer E	4.20%	-
Customer F	-	77.01%
Customer G	-	2.83%
Customer H	-	2.26%
	69.26%	98.40%

The company had 5 major customers whose accounts receivable balance individually represented of the   Company’s total accounts receivable as follows:

	2008	2007

Customer A	50.45%	51.96%
Customer B	31.36%	29.10%
Customer C	14.68%	14.53%
Customer D	2.39%	-
Customer E	1.01%	-
Customer F	-	3.56%
Customer G	-	0.53%
	99.89%	99.68%

The Company had four customers as of December 31, 2008 that comprised approximately 65.06% of total revenue. These customers had accounts receivable of $ 2,060,343 as of December 31, 2008.  The Company had two customers as of December 31, 2007 that comprised approximately 92.01% of total revenue. These customers had accounts receivable of $ 12,796,019 as of December 31, 2007.

2.25     IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLE ASSETS

In accordance with ASC 360, “Accounting for the Impairment or Disposal of Long-Lived Assets”, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company reviews the carrying amount of its long-lived assets, including intangibles, for impairment, each reporting period. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is considered not recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow. As of December 31, 2008 and December 31, 2007, the Company determined no impairment charges were necessary.

13

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.26    EARNINGS PER SHARE

As prescribed in ASC Topic 260 “Earning per Share”, Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants.  The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.

For the years ended December 31, 2008 and December 31, 2007, basic earnings per share attributable to Sino Agro Food, Inc. and subsidiaries stockholders from continuing operations amount to $0.07 and $0.08, respectively. For the years ended December 31, 2008 and December 31, 2007, basic earnings per share attributable to Sino Agro Food, Inc. and subsidiaries stockholders from discontinued operations amount to $0.06 and $nil, respectively. For the years ended December 31, 2008 and December 31, 2007, diluted earnings per share attributable to Sino Agro Food, Inc. and subsidiaries stockholders from continuing operations amount to $0.07 and $0.06, respectively. For the years ended December 31, 2008 and December 31, 2007, diluted earnings per share attributable to Sino Agro Food, Inc. and subsidiaries stockholders from discontinued operations amount to $0.06 and $nil, respectively.

2.27      ACCUMULATED OTHER COMPREHENSIVE INCOME

ASC Topic 220 “Comprehensive Income” establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive income for all periods presented includes both the reported net income and net change in cumulative translation adjustments.

2.28       RETIREMENT BENEFIT COSTS

PRC state managed retirement benefit programs are defined contribution plan and the payments to the plan are charged as expenses when employees have rendered service entitling them to the contribution.

2.29     STOCK-BASED COMPENSATION

As of December 31, 2008 and December 31, 2007, the Company had no stock-based compensation plans.

2.30      FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments.

14

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

  2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.30      FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value as of December 31, 2008 or December 31, 2007, nor gains or losses are reported in the statements of income and other comprehensive income that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the fiscal year ended December 31, 2008 or December 31, 2007.

2.31     NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect any recent accounting pronouncements to have a material effect on the Company’s financial position, results of operations, or cash flows.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In June 2009, the FASB amended its guidance on accounting for variable interest entities ("VIE"). The new accounting guidance will result in a change in our accounting policy effective January 1, 2010. Among other things, the new guidance requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE; requires continuous assessments of whether an enterprise is the primary beneficiary of a VIE; enhances disclosures about an enterprise's involvement with a VIE; and amends certain guidance for determining whether an entity is a VIE. Under the new guidance, a VIE must be consolidated if the enterprise has both (a) the power to direct the activities of the VIE that most significantly impact the entity's economic performance, and (b) the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. The Company is evaluating the impact that this change in accounting policy will have on our consolidated financial statements. Based on our initial assessment, we anticipate that certain entities that are consolidated under our current accounting policy may not be consolidated subsequent to the effective date of the new guidance.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value” , which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments -Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees” .  This update represents a correction to Section 323-10-S99-4,  Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee . Additionally, it adds observer comment  Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees  to the Codification.

15

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.31    NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)” , which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient.

In January 2010, FASB issued ASU No. 2010-01 Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December.

In January 2010, FASB issued ASU No. 2010-02 regarding accounting and reporting for decreases in ownership of a subsidiary. Under this guidance, an entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, and entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. This ASU clarifies the scope of the decrease in ownership provisions, and expands the disclosures about the deconsolidation of a subsidiary or de-recognition of a group of assets. This ASU is effective for beginning in the first interim or annual reporting period ending on or after December 31, 2009. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160.

16

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.31    NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In February 2010, the FASB issued Accounting Standards Update 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements,” or ASU 2010-09. ASU 2010-09 primarily rescinds the requirement that, for listed companies, financial statements clearly disclose the date through which subsequent events have been evaluated. Subsequent events must still be evaluated through the date of financial statement issuance; however, the disclosure requirement has been removed to avoid conflicts with other SEC guidelines. ASU 2010-09 was effective immediately upon issuance and was adopted in February 2010.

17

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

3. SEGMENT INFORMATION

The Company establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as business segments and major customers in financial statements. The Company operates in three principal reportable segments: Fishery Development Division, Dairy Production Division and HU Plantation Division.

	2008

	Fishery Development Division	Dairy Production Division	HU Plantation Division	Corporate and others	Total
	$	$	$	$	$

Revenue	562,497	14,388,014	1,238,956	-	16,189,467

Net income	495,718	4,221,500	284,420	2,103,283	7,104,921

Total assets	14,832,962	30,823,721	9,390,175	20,110,902	75,157,760

Capital expenditures	48,734	16,118,887	8,444,959	7,993,643	32,606,223

	2007
	Fishery Development Division	Dairy Production Division	HU Plantation Division	Corporate and others	Total
	$	$	$	$	$

Revenue	13,608,000	2,622,827	-	-	16,230,827

Net income (loss)	9,337,181	805,205	(27,437)	(6,972,860)	3,142,089

Total assets	18,454,484	23,666,363	7,916,802	12,802,936	62,840,585

Capital expenditures	138,469	14,545,725	6,863,681	-	21,547,875

4.      INCOME TAXES

China

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DEs”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% replaced the 33% rate currently applicable to both DEs and FIEs. The Company is currently evaluating the impact that the new EIT will have on its financial condition. Beginning January 1, 2008, China unified the corporate income tax rule on foreign invested enterprises and domestic enterprises. The unified corporate income tax rate is 25%.

Under new tax legislation of China beginning January 2008, the agriculture, dairy and fishery sectors are exempted from enterprise income taxes.

18

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

4.      INCOME TAXES (CONTINUED)

No EIT has been provided in the financial statements of CA, ZX, JHST and HST since they are exempted from EIT for the years ended December 31, 2008 and December 31, 2007 as they are within the agriculture, dairy and fishery sectors.

Belize and Malaysia

CA, CS and CH are international business companies incorporated in Belize, and are exempted from corporation tax of Belize.

All sales invoices of CA were issued by its representative office in Malaysia and its trading and service activities are conducted in China. As the Malaysia tax law imposed on a territorial basis and not on a worldwide basis, CA’s income is not subject to Malaysia corporation tax.

No Belize and Malaysia corporation tax have been provided in the financial statements of CA for the years ended December 31, 2008 and December 31, 2007.

Hong Kong

No Hong Kong profits tax has been provided in the financial statements of PMH and TRW, since they did not earned any assessable profits for the years ended December 31, 2008 and December 31, 2007.

Macau

No Macau Corporation tax has been provided in the financial statements of HYT , APWAM and MEIJI since they did not earned any assessable profits for the years ended December 31, 2008 and December 31, 2007.

5.      CASH AND CASH EQUIVALENTS

	2008	2007
	$	$

Cash and bank balances	1,731,118	358,514

6.	INVENTORIES

          As of December 31, 2008 inventories are as follows:

	2008	2007
	$	$

Immature seeds	397,275	-
Harvested HU plantation	16	-
Unharvested HU plantation	106,478	431,356
Forage for milk cows and consumable	4,695,472	195,445
	5,199,241	626,801

19

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

7.      DEPOSITS AND PREPAID EXPENSES

	2008	2007
	$	$

Deposits for
acquistion of land use rights	4,453,666	2,500,000
inventory purchased	219,551	431,527
tenancy agreement	2,129	2,129
materials used for construction in progress	79,607	147,736
Prepayments for purchases of milk cows, dairy farm and milk containers	5,434,313	4,700,860
	10,189,266	7,782,252

8.      ACCOUNTS RECEIVABLE

Aging analysis of accounts receivable is as follows:

	2008	2007
	$	$

0 - 30 days	387,576	661,463
31 - 90 days	-	7,809,454
91 - 120 days	1,672,767	137,505
over 120 days and less than 1 year	13,224	635,308
over 1 year	9,325,174	10,000,000
	11,398,741	19,243,730
Less: amount reclassified as long term accounts receivable	(9,325,174)	-
	2,073,567	19,243,730

20

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

9.       OTHER RECEIVABLES

	2008	2007
	$	$

Advance to builders for construction of rangeland	307,302	63,005
Advance to service providers	12,983	12,133
Due from construction material suppliers	88,020	82,258
Due from related parties	114,630	-
Due from employees	653,168	294,666
Due from third parties	21,514	20,105
	1,197,617	472,167

Due from related parties and third parties are unsecured, interest free and without fixed term of repayment.  Advance to builders for construction of rangeland are trade deposit for construction of rangeland for milk cows.  Due from employees are the amounts advanced for handling business transactions on behalf of the Company.

10.	PROPERTY AND EQUIPMENT

	2008	2007
	$	$

Milk cows	3,666,376	2,535,634
Plant and machinery	2,948,148	2,755,163
Structure and leasehold improvements	656,448	110,801
Mature seeds	484,436	-
Furniture and equipment	85,506	83,942
Motor vehicles	83,493	81,142
	7,924,407	5,566,682

Less: Accumulated depreciation	(953,885)	(236,560)
Net carrying amount	6,970,522	5,330,122

Depreciation expense was $706,912 and $102,172 for the years ended December 31, 2008 and December 31, 2007, respectively and included in general and administrative expenses

21

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

11.	CONSTRUCTION IN PROGRESS

	2008	2007
	$	$

Construction in progress
- Rangeland for milk cows	4,224,253	3,353,624
- Structure for HU Plantation	-	478,760
	4,224,253	3,832,384

12.	LAND USE RIGHTS

Private ownership of land is not permitted in the PRC.  Instead, the Company has leased three lots of land. The cost of the first lot of land use rights acquired in 2007 was $6,194,505 of 1,985.06 acres at Hebei Province, PRC and the leases expired in 2036, 2051, 2067 and 2077. The cost of the second lots of land use rights acquired in 2007 at Guangdong Province, PRC was  $6,408,289 of 174.94 acres and the lease expired in 2067.  The cost of the third lot of land use rights acquired in 2008 at Guangdong Province, PRC was $764,128 of 33.68 acres and the  lease expired in 2068.

Land use rights are amortized on the straight line basis over their respective lease periods. The lease period of agriculture land is 30 to 60 years.

	2008	2007
	$	$

Cost	14,249,684	12,602,794

Less: Accumulated amortization	(784,903)	(217,425)

Net carrying amount	13,464,781	12,385,369

Amortization of land use rights was $552,248 and $217,425 for the years ended December 31, 2008 and December 31, 2007, respectively.

22

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

13.	PROPRIETARY TECHNOLOGIES

	2008	2007
	$	$

Proprietary technologies	8,000,000	-
Less: Accumulated amortization	(53,333)	-
Net carrying amount	7,946,667	-

By an agreement dated November 12, 2008, TRW acquired enzyme technology master licence, registered under China patent, for the manufacturing of livestock feed and bio-organic fertilizer and its related labels for $8,000,000.

Amortization of proprietary technologies was $53,333 and $nil for the years ended December 31, 2008 and December 31, 2007, respectively. No impairments of proprietary technologies have been identified during the years   ended December 31, 2008 and December 31, 2007.

14.	GOODWILL

	2008	2007
	$	$

Goodwill from acquisition	38,444,099	38,444,099
Less: Accumulated impairment losses	(26,444,099)	(26,444,099)
Net carrying amount	12,000,000	12,000,000

Impairment loss on goodwill was $nil and $6,786,942 for the years ended December 31, 2008 and December 31, 2007, respectively.

15.	INVESTMENT IN UNCONSOLIDATED EQUITY INVESTEE

As of September 5, 2007, the Company purchased the 100% equity interest (100% ) in Tri-way Industries Limited (“TRW”), a company incorporated in Hong Kong. TRW had 30% equity interest in TianQuan Science and Technology Limited (“TQST”), a company incorporated in the People’s Republic of China (“PRC”) on April 4, 1999.  Therefore, in turn the company indirectly held 30% equity in TQST. On January 31, 2008, the Company further invested of $95,000 giving total interest of $895,559. As of October 29, 2008, the Company disposed its 30% equity interest in TQST for $4,500,000 to third party, and recorded net income from discontinued operations of $3,604,441.

	2008	2007
	$	$

Investment at cost	-	745,686
Share of post acquisition profits	-	54,873
	-	800,559

23

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007
16.	LICENCE RIGHTS

Pursuant to an agreement dated August 1, 2006 between Infinity Environmental Group Limited (“Infinity”) and the Company, the Company was granted an A Power Technology Licence with a condition that the Company required to pay the licence fee covering 500 units of APM as performance payment to Infinity on or before July 31, 2008.  This license allows the Company to develop service, manage and supply A Power Technology Farms in the PRC using the A Power Technology, but subject to a condition that the Company is required to pay licence fee to Infinity once the Company sold the licence to his customer.  Under the said licence, the Company has the right to authorize developers and/or joint venture partners to develop A Power Technology Farms in the PRC. Infinity is a company incorporated in Australia.

17.      OTHER PAYABLES

	2008	2007
	$	$

Proprietary technologies payable	3,577,264	-
Due to third parties	601,326	547,775
Due to related parties	415,108	-
Stamp duty payable	4,678	4,371
Others	23,303	35,968
	4,621,679	588,114

Proprietary technologies are acquired from third party and proprietary technologies payable represents the amount of unsettled balance.

24

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007
18.     BANK BORROWINGS

There are no provisions in the Company’s bank borrowings that would accelerate repayment of debt as a result of a change in credit ratings or a material adverse change in the Company’s business.

Short term debt

Name of bank	Interest rate	Term	Security	Amount
				2008	2007
				$	$

Argicultural Development Bank of China	6.84%	1/23/2007-1/22/2008	Corporate guarantee by third party	-	1,316,132

Argicultural Development Bank of China	6.12%	1/23/2007-1/22/2008	Corporate guarantee by third party	-	664,921

Argicultural Development Bank of China	6.12%	1/23/2007-1/22/2008	Corporate guarantee by third party	-	294,759
				-	2,275,812

Long term debt

Name of bank	Interest rate	Term	Security	Amount
				2008	2007
				$	$
Argicultural Development Bank of China	6.84%	1/23/2007-7/31/2010	Corporate guarantee by third party	1,408,321	-

Argicultural Development Bank of China	6.12%	1/23/2007-7/22/2010	Corporate guarantee by third party	711,495	-

Argicultural Development Bank of China	6.12%	1/23/2007- 8/8/2010	Corporate guarantee by third party	315,405	-

Argicultural Development Bank of China	6.75%	4/29/2007-4/28/2012	Corporate guarantee by third party	4,401,002	4,112,913
				6,836,223	4,112,913

25

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007
19.      SHARE CAPITAL

The Company’s share capital as of December 31, 2008 and December 31, 2007 shown on the consolidated balance sheet represents the aggregate nominal value of the share capital of the Company as of that date.

On July, 24 2007 the Company completed the implementation of capital reduction scheme and reverse merger that resulted in:-

(a)    The cancellation of shares outstanding of 9,900,000 valued at US$199,800.

(b)    The issuance of 10,804,579 shares value at US$10,805 to existing debenture holders; and

(c)     The issuance of 139,000 shares valued at US$139 to existing public shareholders.

(d)    Reverse merger of 100% equity of Capital Award Inc.

The purchase price of $19,707,157 was satisfied by the issuance of 32,000,000 SIAF shares valued at $19,707,157 or $ 0.6158 per share each in exchange for shares of CA.

On September 5, 2007, the Company completed the acquisition of the following subsidiaries as follows:-

(a)	Acquisition of 100% equity of Macau Eiji Company Limited

The purchase price of $5,878,739 was satisfied by the issuance of 2,000,000 SIAF shares valued at $3,878,739 or $1.939 per share and the balance of $2,000,000 paid in cash.

(b)	Acquisition of 100% equity of Hang Yu Tai Investment Limited

The purchase price of $17,760,099 was satisfied by the issuance of 7,000,000 SIAF shares valued at $7,760,099 or $1.108 per share and the balance of $ 10,000,000 paid in cash.

(c)	Acquisition of 100% equity of Tri-way Industries Limited

The purchase price of $2,501,289 was satisfied by the issuance of 1,000,000 SIAF shares valued at $1,501,289 or $1.501 per share and the balance of $1,000,000 paid in cash.

The Company has authorized capital of (i) preferred stock $10,000 divided into 10,000,000 shares of par value $0.001 each with 0 shares issued and outstanding, and (ii) common stock  $100,000 divided into 100,000,000 shares of par value $0.001 each with 52,943,579 shares issued and outstanding as of December 31, 2008 and December 31, 2007,  respectively.

26

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

20.      OBLIGATION UNDER OPERATING LEASES

The Company leases (i) 2,178  square feet of agriculture land space in used for office in Enping City, Guangdong Province, PRC, currently with a monthly rent of $430 and the  lease expires on March 31, 2009 and  (ii )  2,300  square feet of office premise in Guangzhou City, Guangdong Province, PRC, currently with a monthly rent of $4,267 and the  lease expires on October  15, 2010.

The future minimum lease payments as of December 31, 2008, are as follows:

2008
$

Year ended December 31,2009	51,772
Year ended December 31,2010	40,534
Thereafter	-
92,306

Lease expense was $52,560 and $5,354 for the years ended December 31, 2008 and 2007, respectively.

21.	CONTINGENCIES

As of December 31, 2008 and 2007, the Company did not have any pending claims, charges, or litigation that it expects would have a material adverse effect on its consolidated balance sheets, consolidated statements of income and other comprehensive income or cash flows.

27

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

22.	RELATED PARTY TRANSACTIONS

In addition to the transactions and balances as disclosed elsewhere in these consolidated financial statements, during the year, the Company had the following significant related party transactions:-

Name of related party	Nature of transactions
Mr. Rui Xiong He , director of Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd, subsidiary of the Company
During the year ended December 31, 2008, Mr. Rui Xiong He sold his land use rights to the Company for $764,128.
Included in other payables, due to Mr. Rui Xiong He is $306,620 and $nil as of December 31, 2008 and December 31, 2007 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Mr. Xiang Jun Fang, director of Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd, subsidiary of the Company
During the year ended December 31, 2007, Mr.  Xiang Jun Fang sold his land use rights to the Company for $1,943,717.
Included in other receivables, due from Mr. Xiang Jun Fang is $114,630 and $nil as of December 31, 2008 and December 31, 2007 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.
Included in other payables, due to Mr. Xiang Jun Fang is $108,488 and $nil as of December 31, 2008 and December 31, 2007 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Mr. Solomon Lee, Chairman
Included in due from directors, Mr. Solomon Lee is $798,058 and $8,686 as of December 31, 2008 and December 31, 2007 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Mr. Michael Bor Hann Chen, director and company secretary
Included in due from directors, Mr. Michael Bor Hann Chen is $37,495 and $nil as of December 31, 2008 and December 31, 2007 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

23.	SUBSEQUENT EVENTS

On various dates through January 1, 2009 to September 15, 2010,(i) additional 8,567,000 shares of Common Stock  were issued for $2,032,150 at stated value in settlement of debts under under promissory notes; (ii)3,065,002 shares of Common Stock  were redeemed at $0.001 per share for $3,065 at par value.

On March 11, 2009, an application for the incorporation of a Sino-Foreign joint venture company was submitted to the relevant authorities of PRC of which PHM had 45% equity interest. On May 25,  2009, PMH formed corporate Sino - Foreign joint venture, Qinghai Sanjiang A Power  Agriculture Co. Ltd (“SJAP”), incorporated in the People’s Republic of China. On September 28, 2009, SIAF carried out an internal reorganization of its group structure and businesses, APWAM replaced PMH which in turn PMH became a dormant company. By virtue of this replacement, APWAM assumed all obligations and liabilities of PHM under the Sino - Foreign Joint Venture Agreement (“SFJVA”).  APWAM invested $630,000 in SJAP for its 45% equity interest. The main principal activity of SJAP are planting of pastures and crops, manufacturing livestock feed and bio-organic fertilizer, cattle rearing and fattening stations. On April 19, 2010, the China auditors of SJAP, issued final capital verification report that SJAP’s registered capital of $1,400,000 had been fully paid up.

On January 29, 2010, the China auditors of JHST, 100% equity interest of Sino - Foreign corporate joint venture subsidiary, issued final capital verification report that JHST’s registered capital of $600,000 had been fully paid up.

28

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

23.    SUBSEQUENT EVENTS (CONTINUED)

On  March 22, 2010, Series B Convertible Preferred Stock is authorised to issue 7,000,000 shares  of $0.001 per share at par value. Series B Convertible Preferred Stock is ireedemable, the stockholders are not entitled to receive any dividend and voting rights but are entitled to rank senior over common stockholders on liquidation, and can convert to common stock one for one  at any time and their rights are protected against any alternation of their rights and priviledges. On June 26, 2010, 7,000,000 shares of Common Stocks are retired and converted into 7,000,000 shares Series B Convertible Preferred Stock of $1 per share at stated value.

On  March 23, 2010, Series A Preferred Stock is authorised to issue 100 shares  of $0.001 per share at par value.  As of the same date, 100 shares of Series A Preferred Stock were issued of $1  per share  for $100 at stated value. Series A Preferred Stock stockholders are not entitled to receive any dividend and 80% voting rights of all votes but are entitled to rank senior over common stockholders and any other class or series of stock on liquidation, and has negative convenant clause in issue term to protect the rights of the stockholders against impairment.

On May  4, 2010 , the Company granted employees a total of 497,059 shares of Common Stock oof $0.001 per share for $497,097 at stated value  as stock based compensation. The fair value of these shares of approximately $248,530, based on the quoted market value,  was acceued as of December 31, 2010 as the compensation was for services provided in 2010.

On August 23, 2010,  the Company declared a cash dividend of $0.01 share, which shall be paid on October 15, 2010, to the stockholders as of the close of business on August 27, 2010.

On   September 9, 2010, PHM filed its application of  company deregistration to the relevant authority.

As required by ASC Topic 855 “Subsequent Events,” the Company has evaluated subsequent events that have occurred through September 21, 2010, the date the consolidated financial statements were issued.

29

Appendix I

NEW ENGLISH TRANSLATION NAME OF SUBSIDIARIES

( Old English translation name)	( New English translation name)
Name of subsidiaries	Name of subsidiaries

Macau Eiji CompanyLimitada ("MEIJI")	Macau Eiji Company Limited ("MEIJI")

Hang Yu Tai Investmento	Hang Yu Tai Investment
Limitada ("HYT")	Limited ("HYT")

ZhongXian Agriculture and	ZhongXingNongMu Co. Limited ("ZX")
Husbandry Co Limited ("ZX")

Hang Sing Tai Agriculture	Enping City Juntang Town Hang Sing Tai
Co Limited ("HST")	Agriculture Co. Ltd ("HST")

A Power Agro Agriculture Development	A Power Agro Agriculture Development
(Macau) Limited ("APAA")	(Macau) Limited ("APWAM")

30

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

SINO AGRO FOOD, INC. AND SUBSIDIARIES
(Incorporated in the State of Nevada, United States of America)

Madsen & Associates CPAs, Inc.

684 East Vine Street #3, Murray, UT 84107                                                                PHONE: (801) 268-2632  FAX: (801) 268-3978

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Sino Agro Food, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Sino Agro Food, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2009. Sino Agro Food, Inc. and Subsidiaries’ management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sino Agro Food, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

s/Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.

Murray, Utah

September 21, 2010

1

SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND DECEMBER 31, 2008

	2009	2008
	$	$

ASSETS
Current assets
Cash and cash equivalents	2,360,587	1,731,118
Inventories	6,099,411	5,199,241
Deposits and prepaid expenses	10,189,266	10,189,266
Accounts receivable, net of allowance for doubtful accounts	6,869,505	2,073,567
Other receivables	1,885,491	1,197,617
Due from directors	111,392	835,553
Total current assets	27,515,652	21,226,362

Property and equipment, net of accumulated depreciation	7,564,664	6,970,522
Construction in progress	5,995,939	4,224,253
Land use rights, net of accumulated amortization	13,769,496	13,464,781
Proprietary technologies, net of accumulated amortization	7,634,635	7,946,667
Goodwill	12,000,000	12,000,000
Long term accounts receivable	9,338,477	9,325,174
	56,303,211	53,931,397
Other assets
Licence rights	1	1
Investment in unconsolidated corporate joint venture	242,669	-
	242,670	1

Total assets	$84,061,533	$75,157,760

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accruals	756,209	1,030,695
Other payables	4,536,128	4,621,679
Short term debt	2,435,221	-
Total current liabilities	7,727,558	5,652,374

Other liabilities
Long term debt	4,401,002	6,836,223

Total liabilities	12,128,560	12,488,597
Commitments and contingencies	-	-

Stockholders' equity
Preferred stock: $0.001 par value
(10,000,000 shares authorized, 0 shares issued and outstanding)
Common stock: $0.001 par value	52,684	52,944
(100,000,000 shares authorized,52,683,579 and 52,943,579 shares issued and outstanding at December 31,2009 and 2008 respectively)
Additional paid- in capital	43,703,848	43,489,213
Retained earnings	17,086,949	10,279,010
Accumulated other comprehensive income	2,168,203	2,138,447
Total Sino Agro Food, Inc. and subsidiaries stockholders' equity	63,011,684	55,959,614
Non - controlling interest	8,921,289	6,709,549
Total stockholders' equity	71,932,973	62,669,163
Total liabilities and stockholders' equity	$84,061,533	$75,157,760

The accompanying notes are an integral part of these consolidated financial statements.

2

SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

	2009	2008
	$	$

Revenue	21,725,839	16,189,467

Cost of goods sold	9,385,442	7,947,659

Gross profit	12,340,397	8,241,808

General and administrative expenses	(2,852,084)	(2,811,352)
Impairment loss	-	(293,404)

Net income from operations	9,488,313	5,137,052
Other income (loss)
Other income	26	62,142

Interest expenses	(470,019)	(419,130)

Total other income (expenses)	(469,993)	(356,988)

Income from unconsolidated corporate joint venture and equity investee	-	191,992

Net income from continuing operations before income taxes	9,018,320	4,972,056

Provision for income taxes	-	-
Net income from continuing operations	9,018,320	4,972,056
Net income from discontinued operations net of amount attributable to
non - controlling interest (net of income taxes of $0)	-	3,412,449
Net income	9,018,320	8,384,505
Less: Net income attributable to the non - controlling interest	(2,210,381)	(1,279,584)
Net income attributable to the Sino Agro Food, Inc. and subsidiaries	6,807,939	7,104,921
Other comprehensive income	.
Foreign currency translation gain	31,118	1,762,560
Comprehensive income	6,839,057	8,867,481
Less: other comprehensive income attributable to the non - controlling interest	(1,359)	(22,633)
Comprehensive income attributable to Sino Agro Food, Inc. and subsidiaries	6,837,698	8,844,848

Earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:
Basic - From continuing operations	0.13	0.07
Basic - From discontinued operations	-	0.06
	0.13	0.13

Diluted - From continuing operations	0.13	0.07
Diluted - From discontinued operations	-	0.06
	0.13	0.13

Weighted average number of shares outstanding:

Basic	52,889,473	52,943,579

Diluted	52,889,473	52,943,579

The accompanying notes are an integral part of these consolidated financial statements.

3

SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

	Common stock				Accumulated
	Par value $0.001		Additional		other
		Nominal	paid - in	Retained	comprehensive	Non - controlling
	Number of shares	amount	capital	earnings	income	interest	Total
		$	$	$	$	$	$

Balance at January 1, 2008	52,943,579	52,944	43,489,213	3,174,089	398,520	5,407,332	52,522,098

Net income for the year	-	-	-	7,104,921	-	1,279,584	8,384,505

Foreign currency translation gain	-	-	-	-	1,739,927	22,633	1,762,560

Balance at December 31, 2008	52,943,579	52,944	43,489,213	10,279,010	2,138,447	6,709,549	62,669,163

Issue of common stock at stated value	615,000	615	214,635	-	-	-	215,250

Common stock redeemed at par value	(875,000)	(875)	-	-	-	-	(875)

Net income for the year	-	-	-	6,807,939	-	2,210,381	9,018,320

Foreign currency translation gain	-	-	-	-	29,756	1,359	31,115

Balance at December 31, 2009	52,683,579	52,684	43,703,848	17,086,949	2,168,203	8,921,289	71,932,973

The accompanying notes are an integral part of these consolidated financial statements.

4

SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

	2009	2008
	$	$

Cash flows from operating activities
Net income for the year	9,018,320	8,384,505

Adjustments to reconcile net income to net cash from operations:
Impairment loss	-	293,404
Depreciation	820,193	706,912
Profit from disposal of unconsolidated equity investee	-	(3,412,449)
Income from unconsolidated equity investee	-	(191,992)
Amortization	865,512	605,581
Changes in operating assets and liabilities:
Increase in inventories	(900,170)	(4,572,440)
Increase in construction in progress	(1,771,686)	(391,869)
Increase in deposits and prepaid expenses	-	(2,407,014)
Decrease (increase) in due from directors	724,161	(826,867)
Decrease in accounts payable and accruals	(274,486)	(2,310,953)
(Decrease) increase in other payables	(85,551)	4,033,565
(Increase) decrease in accounts receivable	(4,809,241)	7,844,989
Increase in other receivables	(687,874)	(725,450)
Net cash provided by operating activities	2,899,178	7,029,922
Cash flows from investing activities
Purchases of property and equipment	(1,414,336)	(1,983,664)
Investment in unconsolidated corporate joint venture	(242,669)	-
Acquisition of proprietary technologies	-	(8,000,000)
Proceeds from disposal of unconsolidated equity investee	-	4,405,000
Acquisition of land use rights	(858,195)	(764,128)
Net cash used in investing activities	(2,515,200)	(6,342,792)

Cash flows from financing activities
Common stock redeemded at par value	(875)	-
Comon stock issued at stated value	215,250	-
Repayment of debts	(2,435,221)	(2,275,812)
Proceeds from issuance of debts	2,435,221	2,723,310
Net cash provided by financing activities	214,375	447,498

Effects on exchange rate changes on cash	31,116	237,976
Increase in cash and cash equivalents	629,469	1,372,604

Cash and cash equivalents, beginning of year	1,731,118	358,514

Cash and cash equivalents, end of year	2,360,587	1,731,118

Supplementary disclosures of cash flow information:
Cash paid for interest	470,019	419,130

Cash paid for income taxes	-	-

The accompanying notes are an integral part of these consolidated financial statements.

5

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

1.	CORPORATE INFORMATION

Sino Agro Food, Inc. (“the Company”) (formerly known as Volcanic Gold, Inc. and A Power Agro Agriculture Development, Inc.) is an International Business Corporation incorporated on October 1, 1974 in the State of Nevada, United States of America. The shares are quoted on the Pink Sheet, OTC under the ticker symbol of “SIAF”.

The Company operated mining and exploration business before, and ceased its mining and exploring business and became dormant after October 14, 2005.  On August 24, 2007, the Company entered into  a Merger and Acquisition Agreement between the Company and Capital Award Inc. (“CA”) and its subsidiaries Capital Stage Inc.  (“CS”) and Capital Hero Inc.  (“CH”).  Effective the same date, CA, a Belize Corporation, completed a reverse merger transaction with SIAF; a public shell into which CA merger pursuant to which SIAF acquired all the outstanding common stock of CA from Capital Adventure, a shareholder of CA for 32,000,000 shares of the company’s common stock.

On August 24, 2007 the Company changed its name from Volcanic Gold, Inc. to A Power Agro Agriculture Development, Inc.  On December 8, 2007, the Company officially changed its name to Sino Agro Food, Inc.

On September 5, 2007, the Company made further acquisitions by acquiring three existing businesses in the People’s Republic of China (“PRC”) by acquiring of:

a)	Hang Yu Tai Investment Limited (“HYT”), a Macau incorporated company, the owner of 78% equity interest in ZhongXingNongMu Co. Ltd (“ZX”), a PRC incorporated company;

b)	Tri-way Industries Limited (“TRW”), a Hong Kong incorporated company; and

c)
Macau Eiji Company Limited (“MEIJI”), a Macau incorporated company, the owner of 75% equity interest in Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd. (“HST”), a PRC corporate Sino-Foreign joint venture.

On November 26, 2008, SIAF established Pretty Mountain Holdings Limited. (“PMH”), a Hong Kong incorporated company of 80% equity interest. On March 11, 2009, an application for the incorporation of a Sino - Foreign joint venture company was submitted to the relevant authorities of PRC of which PHM had 45% equity interest. On May 25,  2009, PMH formed corporate Sino-Foregin joint venture, Qinghai Sanjiang A Power  Agriculture Co. Ltd (“SJAP”), incorporated in the People’s Republic of China. On September 28, 2009, SIAF carried out an internal reorganization of its group structure and businesses, APWAM replaced PMH which in turn PMH became a dormant company. By virtue of this replacement, APWAM assumed all obligations and liabilities of PHM under the Sino - Foreign Joint Venture Agreement (“SFJVA”).

On November 27, 2007, MEIJI and HST established a corporate Sino - Foregin joint venture, Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd. (“JHST”), a PRC incorporated company, of 75% and 25% equity interest, respectively.

The Company is headquartered in the USA with an operating office established in Room 3711, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, Guangdong Province, PRC 510610 on December 13, 2007.

The nature of the operations and principal activities of Sino Agro Food, Inc. and its subsidiaries are described in Note 2.2.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1      FISCAL YEAR

The Company has adopted December 31 as its fiscal year end.

6

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.2      REPORTING ENTITY

The accompanying consolidated financial statements include the following entities:

	Place of	Issued and	Percentage of	Principal
Name of subsidiaries	incorporation	paid - in capital	interest	activity

Capital Award Inc. ("CA")	Belize	$50,000	100% (2008: 100%) directly	Fishery development and holder of A-Power Technology master licence

Capital Stage Inc. ("CS")	Belize	$50,000	100% (2008: 100%) indirectly	Dormant

Capital Hero Inc. ("CH")	Belize	$50,000	100% (2008: 100%) indirectly	Dormant

Tri-way Industries Limited ("TRW")	Hong Kong, PRC	HK$10,000	100% (2008: 100%) directly	Investment holding, holder of enzyme technology master licence for manufacturing of livestock feed and bio-organic fertilizer and has yet commenced its business of fish farm operation

Pretty Mountain Holdings Limited ("PMH")	Hong Kong, PRC	HK$10,000	80% (2008: 80%) directly	Dormant

Macau Eiji Company Limited ("MEIJI")	Macau, PRC	Pataca 30,000	100% (2008: 100%) directly	Investment holding

Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd ("HST")	PRC	RMB100,000	75% (2008: 75%) indirectly	Hylocereus Undatus Plantation ("HU Plantation")

Jiang Men City Heng Sheng	PRC	Issued capital:	100% (2008: 100%) directly	The Company has yet commenced its business of Hylocereus Undatus Plantation ("HU Plantation")
Tai Agriculture Development		$600,000
Co. Ltd ("JHST")		Paid - in capital:
$180,117

Hang Yu Tai Investment	Macau, PRC	Pataca 25,000	100% (2008: 100%) directly	Investment holding
Limited ("HYT")

ZhongXingNongMu Co. Ltd ("ZX")	PRC	RMB60,000,000	78% (2008: 78%) indirectly	Dairy production and manufacturing of organic fertilizer,livestock feed, and beef cattle and plantation of crops and pasture

A Power Agro Agriculture Development (Macau) Limited ("APWAM")	Macau, PRC	Pataca 25,000	100% (2008: 100%) directly	Investment holding

Name of unconsolidated	Place of	Issued and	Percentage of	Principal
corporate joint venture	incorporation	paid - in capital	interest	activity

Qinghai Sanjiang A Power	PRC	Issued capital:	45% (2008: Nil%) indirectly	The Company has yet commenced its business of manufacturing of organic fertilizer,livestock feed, and beef cattle and plantation of crops and pastures
Agriculture Co., Ltd		$1,400,000
("SJAP")		Paid - in capital:
$242,669

7

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.3	BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").

2.4	BASIS OF CONSOLIDATION

The consolidated financial statements include the financial statements of SIAF, CA, CS, CH, TRW, PMH, MEIJI, JHST, HST, HYT, ZX, and APWAM. In the opinion of management, the accompanying balance sheets, and statements of income, and cash flows and include all adjustments, consisting only of normal recurring items, considered necessary to give a fair presentation of operating results for the periods presented. All material inter-company transactions and balances have been eliminated in consolidation.

SIAF, CA, CS, CH, TRW, PMH, MEIJI, JHST, HST, HYT, ZX, and APWAM are hereafter referred to as (“the  Company”).

2.5	BUSINESS COMBINATIONS

The Company adopted the accounting pronouncements relating to business combinations (primarily contained in ASC Topic 805 “Business Combinations”), including assets acquired and liabilities assumed arising from contingencies. These pronouncements established principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquire as well as provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. In addition, these pronouncements eliminate the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria and require an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. Our adoption of these pronouncements will have an impact on the manner in which we account for any future acquisitions.

2.6	NON - CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS

The Company adopted the accounting pronouncement on non-controlling interests in consolidated financial statements, which establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This guidance is primarily contained in ASC Topic “Consolidation”. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated financial statements. The adoption of this standard has not had material impact on our consolidated financial statements.

8

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.7	USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods covered thereby. Actual results could differ from these estimates. Judgments and estimates of uncertainties are required in applying the Company’s accounting policies in certain areas. The following are some of the areas requiring significant judgments and estimates: determinations of the useful lives of assets, estimates of allowances for doubtful accounts, cash flow and valuation assumptions in performing asset impairment tests of long-lived assets, estimates of the realizability of deferred tax assets and inventory reserves.

2.8	REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with ASC 605. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer. Service revenue is recognized when services have been rendered to a buyer by reference to stage of completion. License fee income is recognized on the accrual basis in accordance with the underlying agreements.

2.9	COST OF GOODS SOLD

Cost of goods sold consists primarily of direct purchase cost of merchandise goods, and related levies.

2.10	SHIPPING AND HANDLING

Shipping and handling costs related to cost of goods sold are included in selling and marketing expenses which totaled $nil and $nil for the years ended December 31, 2009 and December 31, 2008, respectively.

2.11	ADVERTISING

Advertising costs are expensed as incurred and totaled $nil for the years ended December 31, 2009 and   December 31, 2008, respectively.

2.12	FOREIGN CURRENCY TRANSLATION AND OTHER COMPREHENSIVE INCOME

The reporting currency of the Company is the U.S. dollars. The functional currency of the Company is the Chinese Renminbi (RMB).

For those entities whose functional currency is other than the U.S. dollars, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholders’ equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income as incurred.

Accumulated other comprehensive income in the consolidated statement of shareholders’ equity amounted to $2,168,203 as of December 31, 2009 and $2,138,447 as of December 31, 2008. The balance sheet amounts with the exception of equity at December 31, 2009 and December 31, 2008 were translated at RMB6.82 to $1.00. The average translation rates applied to the statements of income and comprehensive income and of cash flows for the years ended December 31, 2009 and December 31, 2008 were RMB6.82 to $1.00 and RMB6.94 to $1.00 respectively.

9

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.13	CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents.  Cash and cash equivalents kept with financial institutions in People’s Republic of China (“PRC”) are not insured or otherwise protected. Should any of those institutions holding the Company’s cash become insolvent, or the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit on that institution.

2.14	ACCOUNTS RECEIVABLE

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis.

The standard credit period of the Company’s most of client is three months. The collection period over 1 year is classified as long term accounts receivable. Management evaluates the collectability of the receivables at least quarterly. There was no allowance for doubtful account as of December 31, 2009 and December 31, 2008.

2.15	INVENTORIES

 Inventories are valued at the lower of cost (determined on a weighted average basis) and net realizable value.

Costs incurred in bringing each product to its location and conditions are accounted for as follows:
-	raw materials – purchase cost on a weighted average basis;
-	manufactured finished goods and work-in-progress – cost of direct materials and labor and a proportion of manufacturing overheads based on normal operation capacity but excluding borrowing costs; and
-	retail and wholesale merchandise finished goods – purchase cost on a weighted average basis.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale.

2.16	PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. Such costs include the cost of replacing parts that are eligible for capitalization when the cost of replacing the parts is incurred. Similarly, when each major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement only if it is eligible for capitalization. The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year-end.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

Milk cows	10 years
Plant and machinery	5 - 10 years
Structure and leasehold improvements	10 -20 years
Mature seed	20 years
Furniture, fixtures and equipment	2.5 - 10 years
Motor vehicles	5 -10 years

10

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.16         PROPERTY AND EQUIPMENT (CONTINUED)

An item of property and equipment is removed from the accounts upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the consolidated statements of income in the period the item is disposed.

2.17         GOODWILL

Goodwill is an asset representing the fair economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is stated at cost less accumulated losses. Goodwill is tested for impairment on an annual basis of the end of the company’s fiscal year, or when impairment indicators arise. The Company uses a fair-value-based approach to test for impairment at the level of reporting unit. The Company directly acquired three groups of companies, HYT, TRW and MEIJI. HYT is engaged in the dairy farm, TRW is engaged in proprietary technologies holding and MEIJI is engaged in Hu Plantation. As a result of these acquisitions, the Company recorded goodwill in the amount of $12,000,000. This goodwill represents the fair value of the assets acquired in these acquisitions over the cost of the assets acquired.

2.18        PROPRIETARY TECHNOLOGIES

The Company has determined that technological feasibility is established at the time a working model of products is completed. Master license of stock feed manufacturing technology was acquired and the cost of acquisition are capitalized as proprietary technologies when technological feasibility has been established. Proprietary technologies are intangible assets of finite lives.  Proprietary technologies are amortized using the straight line method over their estimated lives of 25 years. Management evaluates the recoverability of proprietary technologies on an annual basis of the end of the company’s fiscal year, or when impairment indicators arise. As required by ASC  Topic 350 “Intangible – Goodwill and Other”, the Company uses a fair-value-based approach to test for impairment.

2.19       CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction as well as acquisition and design fees incurred.  Capitalization of these costs ceases and the construction in progress is transferred to property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed.  No depreciation is provided until construction is completed and the asset is ready for its intended use.

     2.20         LAND USE RIGHTS

Land use rights represent acquisition of land use right rights of agriculture land from farmers and are amortized on the straight line basis over their respective lease periods. The lease period of agriculture land is in the range from 30 years to 60 years. Land use rights purchase prices were determined in accordance with the 2007 PRC Government’s minimum lease payments of agriculture land and mutually agreed between the company and the vendors. No independent professional appraiser performed valuation of land use rights at the balance sheet date.

2.21        CORPORATE JOINT VENTURE

A corporation formed, owned, and operated by two or more businesses (ventures) as a separate and discrete business or project (venture) for their mutual benefit.

Investee entities in which the company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Under the equity method of accounting, the company’s share of the earnings or losses of these companies is included in net income.

11

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.21	CORPORATE JOINT VENTURE (CONTINUED)

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

2.22	INCOME TAXES

The Company accounts for income taxes under the provisions of ASC 740 "Accounting for Income Taxes".  Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The provision for income tax is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.  In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred income taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled.  Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

ASC 740 also prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC 740 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Any interest and penalties accrued related to unrecognized tax benefits will be recorded in tax expense.

2.23	POLITICAL AND BUSINESS RISK

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

2.24	CONCENTRATION OF CREDIT RISK

Cash includes cash at bank and demand deposits in accounts maintained with financial institutions within the People’s Republic of China. Total cash in these financial institions on December 31, 2009 and December 31, 2008 amounted to $1,686,349 and $1,270,785 of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Accounts receivable are derived from revenue earned from customers located primarily in the People’s Republic of China. The Company perform ongoing credit evaluations of customers and have not experienced any material losses to date.

12

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        2.24    CONCENTRATION OF CREDIT RISK   (CONTINUED)

The Company had 5 major customers whose revenue individually represented the following percentages of the Company’s total revenue:

	2009	2008

Customer A	22.54%	21.86%
Customer B	21.20%	18.11%
Customer C	12.26%	17.02%
Customer D	9.62%	4.20%
Customer E	9.35%	8.07%
	74.97%	69.26%

The company had 5 major customers whose accounts receivable balance individually represented of the Company’s total accounts receivable as follows:

	2009	2008

Customer A	35.48%	50.45%
Customer B	22.49%	31.36%
Customer C	17.58%	14.68%
Customer D	11.04%	1.01%
Customer E	9.17%	-
Customer F	-	2.39%
	95.76%	99.89%

The Company has four customers as of December 31, 2009 that comprised approximately 65.62% of total       revenue. The customers had accounts receivable of $5,338,744   as of December 31, 2009. The Company has four customers as of December 31, 2008 that comprised approximately 65.06% of total revenue. The customers had accounts receivable of  $2,060,343  as of December 31, 2008.

2.25   IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLE ASSETS

In accordance with ASC 360, “Accounting for the Impairment or Disposal of Long-Lived Assets”, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company reviews the carrying amount of its long-lived assets, including intangibles, for impairment, each reporting period. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is considered not recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow. As of December 31, 2009 and December 31, 2008, the Company determined no impairment charges were necessary.

13

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.26	EARNINGS PER SHARE

As prescribed in ASC Topic 260 “Earning per Share”, Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants.  The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.

For the years ended December 31, 2009 and December 31, 2008, basic and diluted earnings per share attributable to Sino Agro Food, Inc. and subsidiaries stockholders from continuing operations amount to $0.13 and $0.07, respectively. For the years ended December 31, 2009 and December 31, 2008, basic and diluted earnings per share attributable to Sino Agro Food, Inc. and subsidiaries stockholders from discontinued operations amount to $nil and $0.06,  respectively.

2.27	ACCUMULATED OTHER COMPREHENSIVE INCOME

ASC Topic 220 “Comprehensive Income” establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive income for all periods presented includes both the reported net income and net change in cumulative translation adjustments.

2.28	RETIREMENT BENEFIT COSTS

PRC state managed retirement benefit programs are defined contribution plans and the payments to the plans are charged as expenses when employees have rendered service entitling them to the contribution.

2.29	STOCK-BASED COMPENSATION

As of December 31, 2009 and December 31, 2008, the Company had no stock-based compensation plans.

2.30	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments.

14

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.30    FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at December 31, 2009 or December 31, 2008, nor gains or losses are reported in the statements of income and other comprehensive income that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the fiscal year ended December 31, 2009 or December 31, 2008.

2.31   NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect any recent accounting pronouncements to have a material effect on the Company’s financial position, results of operations, or cash flows.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In June 2009, the FASB amended its guidance on accounting for variable interest entities ("VIE"). The new accounting guidance will result in a change in our accounting policy effective January 1, 2010. Among other things, the new guidance requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE; requires continuous assessments of whether an enterprise is the primary beneficiary of a VIE; enhances disclosures about an enterprise's involvement with a VIE; and amends certain guidance for determining whether an entity is a VIE. Under the new guidance, a VIE must be consolidated if the enterprise has both (a) the power to direct the activities of the VIE that most significantly impact the entity's economic performance, and (b) the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. The Company is evaluating the impact that this change in accounting policy will have on our consolidated financial statements. Based on our initial assessment, we anticipate that certain entities that are consolidated under our current accounting policy may not be consolidated subsequent to the effective date of the new guidance.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value” , which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.

 In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”, which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53,  Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock  and EITF Topic D-42,  The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock .

15

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.31   NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments -Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”..  This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)” , which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B.The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient.

In October 2009, the Financial Accounting Standards Board issued an Accounting Standards Update (“ASU”) regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing. This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation. This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years.

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166,  Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.  The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting.

16

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.31   NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In January 2010, FASB issued ASU No. 2010-01 Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December.

In January 2010, FASB issued ASU No. 2010-02 regarding accounting and reporting for decreases in ownership of a subsidiary. Under this guidance, an entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, and entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. This ASU clarifies the scope of the decrease in ownership provisions, and expands the disclosures about the deconsolidation of a subsidiary or de-recognition of a group of assets. This ASU is effective for beginning in the first interim or annual reporting period ending on or after December 31, 2009. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity. The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

17

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.31   NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In February 2010, the FASB issued Accounting Standards Update 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements,” or ASU 2010-09. ASU 2010-09 primarily rescinds the requirement that, for listed companies, financial statements clearly disclose the date through which subsequent events have been evaluated. Subsequent events must still be evaluated through the date of financial statement issuance; however, the disclosure requirement has been removed to avoid conflicts with other SEC guidelines. ASU 2010-09 was effective immediately upon issuance and was adopted in February 2010.

3. SEGMENT INFORMATION

The Company establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as business segments and major customers in financial statements. The Company operates in three principal reportable segments: Fishery Development Division, Dairy Production Divison and HU Plantation Division.

	2009

	Fishery Development Division	Dairy Production Division	HU Plantation Division	Corporate and others	Total

Revenue	726,702	18,084,046	2,915,091	-	21,725,839

Net income (loss)	672,583	6,108,967	1,460,553	(1,434,164)	6,807,939

Total assets	13,817,585	38,660,534	10,981,384	20,602,030	84,061,533

Capital expenditures	36,615	18,623,474	8,641,647	7,662,998	34,964,734

	2008

	Fishery Development Division	Dairy Production Division	HU Plantation Division	Corporate and others	Total

Revenue	562,497	14,388,014	1,238,956	-	16,189,467

Net income	495,718	4,221,500	284,420	2,103,283	7,104,921

Total assets	14,832,962	30,823,721	9,390,175	20,110,902	75,157,760

Capital expenditures	48,734	16,118,887	8,444,959	7,993,643	32,606,223

18

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

4.         INCOME TAXES

China

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DEs”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% replaced the 33% rate currently applicable to both DEs and FIEs. The Company is currently evaluating the impact that the new EIT will have on its financial condition. Beginning January 1, 2008, China unified the corporate income tax rule on foreign invested enterprises and domestic enterprises. The unified corporate income tax rate is 25%.

Under new tax legislation of China beginning January 2008, the agriculture, dairy and fishery sectors are exempted from enterprise income taxes.

No EIT has been provided in the financial statements of CA, ZX, JHST and HST since they are exempted from EIT for the years ended December 31, 2009 and December 31, 2008 as they are within the agriculture, dairy and fishery sectors.

Belize and Malaysia

CA, CS and CH are international business companies incorporated in Belize, and are exempted from corporation tax of Belize.

All sales invoices of CA were issued by its representative office in Malaysia and its trading and service activities are conducted in China. As the Malaysia tax law imposed on a territorial basis and not on a worldwide basis, CA’s income is not subject to Malaysia corporation tax.

No Belize and Malaysia corporation tax have been provided in the financial statements of CA for the years ended December 31, 2009 and December 31, 2008.

Hong Kong

No Hong Kong profits tax has been provided in the financial statements of PMH and TRW, since they did not earned any assessable profits for the years ended December 31, 2009 and December 31, 2008.

Macau

No Macau Corporation  tax has been provided in the financial statements of HYT, APWAM and MEIJI since they did not earned any assessable profits for the years ended December 31, 2009 and December 31, 2008.

5.        CASH AND CASH EQUIVALENTS

	2009	2008
	$	$

Cash and bank balances	2,360,587	1,731,118

19

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

6.       INVENTORIES

           As at December 31, 2009 inventories are as follows:

	2009	2008
	$	$

Immature seeds	411,594	397,275
Harvested HU plantation	53	16
Unharvested HU plantation	89,666	106,478
Forage for milk cows and consumable	5,598,098	4,695,472
	6,099,411	5,199,241

7.       DEPOSITS AND PREPAID EXPENSES

	2009	2008
	$	$

Deposits for
acquisition of land use rights	4,453,666	4,453,666
inventory purchased	219,551	219,551
tenancy agreement	2,129	2,129
materials used for construction in progress	79,607	79,607
Prepayments for purchases of milk cows, dairy farm and containers	5,434,313	5,434,313
	10,189,266	10,189,266

8.       ACCOUNTS RECEIVABLE

Aging analysis of accounts receivable is as follows:

	2009	2008
	$	$

0 - 30 days	1,530,838	387,576
31 - 90 days	-	-
91 - 120 days	5,338,667	1,672,767
over 120 days and less than 1 year	-	13,224
over 1 year	9,338,477	9,325,174
	16,207,982	11,398,741
Less: amounts reclassified as long term accounts receivable	(9,338,477)	(9,325,174)
	6,869,505	2,073,567

20

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

9.       OTHER RECEIVABLES

	2009	2008
	$	$

Advance to builders for construction of rangeland	-	307,302
Advance to service providers	12,983	12,983
Due from construction material suppliers	-	88,020
Due from related parties	260,101	114,630
Due from employees	430,552	653,168
Due from third parties	1,181,855	21,514
	1,885,491	1,197,617

Due from related parties and third parties are unsecured, interest free and without fixed term of repayment.  Advance to builders for construction of rangeland are trade deposit for construction of rangeland for cows.  Due from employees are the amounts advanced for handling business transactions on behalf of the Company.

10.	PROPERTY AND EQUIPMENT

	2009	2008
	$	$

Milk cows	4,953,669	3,666,376
Plant and machinery	2,948,148	2,948,148
Structure and leasehold improvements	783,491	656,448
Mature seeds	484,436	484,436
Furniture and equipment	85,506	85,506
Motor vehicles	83,493	83,493
	9,338,743	7,924,407

Less: Accumulated depreciation	(1,774,079)	(953,885)
Net carrying amount	7,564,664	6,970,522

Depreciation expense was $820,193 and $706,912 for the years ended December 31, 2009 and December 31, 2008, respectively and included in general and administrative expenses.

21

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

11.	CONSTRUCTION IN PROGRESS

	2009	2008
	$	$

Construction in progress
- Rangeland for milk cows	5,741,168	4,224,253
- Oven room for production of dried flowers	254,771	-
	5,995,939	4,224,253

12.	LAND USE RIGHTS

Private ownership of land is not permitted in the PRC.  Instead, the Company has leased three lots of land. The cost of the first lot of land use rights acquired in 2007 was $6,194,505 of 1,985.06 acres at Hebei Province, PRC and the leases expired in 2036, 2051, 2067 and 2077. The costs of the second lots of land use rights acquired in 2007 at Guangdong Province, PRC was $6,408,289 of 174.94 acres and the lease expired in 2067. The costs of the third lot of land use rights acquired in 2008 at Guangdong Province, PRC was $764,128 of 33.68 acres and the lease expired in 2068.

Land use rights are amortized on the straight line basis over their respective lease periods. The lease period of agriculture land is 30 to 60 years.

	2009	2008
	$	$

Cost	15,107,879	14,249,684

Less: Accumulated amortisation	(1,338,383)	(784,903)

Net carrying amount	13,769,496	13,464,781

Amortization of land use rights was $553,480 and $552,248 for the years ended December 31, 2009 and December 31, 2008 respectively.

22

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

13.	PROPRIETARY TECHNOLOGIES

By an agreement dated November 12, 2008, TRW acquired enzyme technology master licence, registered under China patent, for the manufacturing of livestock feed and bio-organic fertilizer and its related labels for $8,000,000.

	2009	2008
	$	$

Proprietary technologies	8,000,000	8,000,000
Less: Accumulated amortisation	(365,365)	(53,333)
Net carrying amount	7,634,635	7,946,667

Amortization of proprietary technologies was $312,032 and $53,333 for the year ended December 31, 2009 and       December 31, 2008, respectively. No impairments of proprietary technologies have been identified during the years ended December 31, 2009 and 2008.

14.	GOODWILL

Goodwill is indefinite live of intangible assets. The goodwill represents the fair value of the assets acquired in the acquisitions over the cost of the assets acquired.  It is stated at cost less accumulated impairment losses. Management tests goodwill for impairment on an annual basis or when impairment indicators arise.

	2009	2008
	$	$

Goodwill from acquisition	38,444,099	38,444,099
Less: Accumulated impairment losses	(26,444,099)	(26,444,099)
	12,000,000	12,000,000

Impairment loss on goodwill was $nil for the years ended December 31, 2009 and December 31, 2008, respectively.

15.	INVESTMENT IN UNCONSOLIDATED CORPORATE JOINT VENTURE

On May 25,  2009, APWAM formed corporate joint venture, Qinghai Sanjiang A Power Agriculture Co. Limited (“SJAP”), incorporated in the People’s Republic of China, of registered capital of $1,400,000. APWAM had 45% equity interest in SJAP.  Therefore, in turn the company indirectly held 45% equity in SJAP. As of December 31, 2009, the Company invested of $242,669. SJAP had yet commenced its business of manufacturing of organic fertilizer, livestock feed, and beef cattle and plantation of crops and pastures.

	2009	2008
	$	$

Capital contribution	242,669	-

23

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

15.   INVESTMENT IN UNCONSOLIDATED CORPORATE JOINT VENTURE (CONTINUED)

Continuous assessment of its non-VIE relationship with SJAP

The Company may also have a controlling financial interest in an entity through an arrangement that does not involve voting interests, such as a variable interest entity (“VIE”). The Company evaluates entities deemed to be VIEs using a risk and rewards model to determine whether we must consolidate them.  A VIE is an entity (1) that has total equity at risk that is not sufficient to finance its activities without additional subordinated financial support from other entities, (2) where the group of equity holders does not have the power to direct the activities of the entity that most significantly impact the entity’s economic performance, or the obligation to absorb the entity’s expected losses or the right to receive the entity’s expected residual returns, or both, or (3) where the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity, or both, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights.

The Company also quantitatively and qualitatively examined if  SJAP is considered as VIE. Qualitative analyses considered the extent to which the nature of its variable interest exposed the Company to losses. For quantitative analyses, the Company also used internal cash flow models to determine if SJAP was VIE and, if so, whether the Company was the primary beneficiary. The projection of these cash flows and probabilities thereof requires significant management judgment because of the inherent limitations that relate to the use of historical data for the projection of future events.

The Company evaluates the above VIE testing results and concludes that the Company is not the primary beneficiary of SJAP ’s expected losses or residual returns and SJAP does not qualifies as VIE of the Company.

16.	LICENCE RIGHTS

Pursuant to an agreement dated August 1, 2006 between Infinity Environmental Group Limited (“Infinity”) and the Company, the Company was granted an A Power Technology Licence with a condition that the Company required to pay the licence fee covering 500 units of APM as performance payment to Infinity on or before July 31, 2008.  This licence allows the Company to develop service, manage and supply A Power Technology Farms in the PRC using the A Power Technology, but subject to a condition that the Company is required to pay licence fee to Infinity once the Company sold the licence to his customer.  Under the said licence, the Company has the right to authorize developers and/or joint venture partners to develop A Power Technology Farms in the PRC. Infinity is a company incorporated in Australia.

17.       OTHER PAYABLES

	2009	2008
	$	$

Proprietary technologies payable	3,577,264	3,577,264
Due to third parties	601,326	601,326
Due to related parties	169,536	415,108
Stamp duty payable	4,678	4,678
Others	183,324	23,303
	4,536,128	4,621,679

Due to third parties and related parties are unsecured, interest free and without fixed term of repayment. Proprietary technologies are acquired from third party and proprietary technologies payable represents the amount of unsettled balance.

24

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

18.     SHARE CAPITAL

The Group’s share capital as at December 31, 2009 and December 31, 2008 shown on the consolidated balance sheet represents the aggregate nominal value of the share capital of the Company as at that date.

On various dates from October 1, 2009 to  December 22, 2009,  615,000 shares of common stock were issued for $215,250 at stated value. On December 23, 2009, 825,000 shares of common stock were redeemed for $875 at par value.

The Company has authorized capital of (i) preferred stock $10,000 divided into 10,000,000 shares of par value $0.001 each with 0 shares issued and outstanding, and (ii) common stock  $100,000 divided into 100,000,000 shares of par value $0.001 each with  52,683,579 and 52,943,579 shares issued and outstanding at December 31, 2009 and December 31, 2008,  respectively.

25

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

19.    BANK BORROWINGS

There are no provisions in the group’s bank borrowings that would accelerate repayment of debt as a result of a change in credit ratings or a material adverse change in the group’s business.

Short term debt

Name of bank	Interest rate	Term	Security	Amount
				2009	2008
				$	$

Agricultural Development Bank of China	6.84%	1/23/2007- 7/31/2010	Corporate guarantee by third party	1,408,321	-

Agricultural Development Bank of China	6.12%	1/23/2008-7/22/2010	Corporate guarantee by third party	711,495	-

Agricultural Development Bank of China	6.12%	1/23/2008-8/8/2010	Corporate guarantee by third party	315,405	-
				2,435,221	-

Long term debt

Name of bank	Interest rate	Term	Security	Amount
				2009	2008
				$	$

Agricultural Development Bank of China	6.84%	1/23/2007- 7/31/2010	Corporate guarantee by third party	-	1,408,321

Agricultural Development Bank of China	6.12%	1/23/2008-7/22/2010	Corporate guarantee by third party	-	711,495

Agricultural Development Bank of China	6.12%	1/23/2008-8/8/2010	Corporate guarantee by third party	-	315,405

Agricultural Development Bank of China	6.75%	4/29/2007-4/28/2012	Corporate guarantee by third party	4,401,002	4,401,002
				4,401,002	6,836,223

26

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

20.      OBLIGATION UNDER OPERATING LEASES

The Company leases (i) 2,178  square feet of agriculture land space used for offices, currently with a monthly rent of $430 in Enping City, Guangdong Province, PRC,  and the  lease expires on March 31, 2014 and  (ii)2,300  square feet of office premise in Guangzhou City, Guangdong Province, PRC, currently with a monthly rent of $4,267 and the  lease expires on October  15, 2010.

The future minimum lease payments at December 31, 2009, are as follows:

2009
$

Year ended December 31,2010	45,692
Year ended December 31,2011	5,158
Year ended December 31,2012	5,158
Year ended December 31,2013	5,158
Year ended December 31,2014	1,289
Thereafter	-
62,455

Lease expense was $56,668 and $52,560 for the years ended December 31, 2009 and 2008, respectively.

21.	CONTINGENCIES

As of December 31, 2009 and 2008, the Company did not have any pending claims, charges, or litigation that it expects would have a material adverse effect on its consolidated balance sheets, consolidated statements of operations and other comprehensive income or cash flows.

27

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

22.     RELATED PARTY TRANSACTIONS

In addition to the transactions and balances as disclosed elsewhere in these consolidated financial statements, during the year, the Company had the following significant related party transactions:-

Name of related party	Nature of transactions

Mr. Rui Xiong He , director of Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd, subsidiary of the Company
During the year ended December 31, 2008, Mr. Rui Xiong He sold his land use rights to the Company for $764,128.
Included in other payables, due to Mr. Rui Xiong He is $16,985 and $306,620 as of December, 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Mr. Xiang Jun Fang, director of Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd, subsidiary of the Company
Included in other receivables, due from Mr. Xiang Jun Fang is $260,101 and $114,630 at December, 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.
Included in other payables, due to Mr. Xiang Jun Fang is $150,057 and $108,488 at December, 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Mr. Solomon Lee, Chairman
Included in due from directors, Mr. Solomon Lee is $73,164 and $798,058 as of December, 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Mr. Michael Bor Hann Chen, director and company secretary
Included in due from directors, Mr. Michael Bor Hann Chen is $38,228 and $37,495 as of December, 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Qinghai Sanjiang A Power Agriculture Co., Ltd (“SJAP”), investee	Included in other payable, SJAP is $2,494 and $nil as of December, 31, 2009 and December 31, 2008 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

23.	SUBSEQUENT EVENTS

On various dates through January 1, 2010 to September 15, 2010,(i) additional 7,952,000 shares of Common Stock  were issued for $1,816,900 at stated value in settlement of debts under under promissory notes; (ii)2,190,002 shares of Common Stock  were redeemed at $0.001 per share for $2,190 at par value.

On January 29, 2010, the China auditors of JHST, 100% equity interest of corporate joint venture, issued final capital verification report that JHST’s registered capital of $600,000 had been fully paid up.

On April 19, 2010, the China auditors of SJAP  issued final capital verification report that SJAP’s registered capital of $1,400,000 had been fully paid up.

On  March 22, 2010, Series B Convertible Preferred Stock is authorised to issue 7,000,000 shares  of $0.001 per share at par value. Series B Convertible  Preferred Stock is reedemable, the stockholders are not entitled to receive any dividend and voting rights but are entitled to rank senior over common stockholders on liquidation, and can convert to common stock one for one  at any time and their rights are protected against any alternation of their rights and priviledges. On June 26, 2010, 7,000,000 shares of Common Stocks are retired and converted into 7,000,000 shares Series B Convertible Preferred Stock of $1 per share at stated value.

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SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND DECEMBER 31, 2008

23.	SUBSEQUENT EVENTS (CONTINUED)

On  March 23, 2010, Series A Preferred Stock is authorised to issue 100 shares  of $0.001 per share at par value.  As of the same date, 100 shares of Series A Preferred Stock were issued of $1  per share  for $100 at stated value. Series A Preferred Stock stockholders are not entitled to receive any dividend and 80% voting rights of all votes but are entitled to rank senior over common stockholders and any other class or series of stock on liquidation, and has negative convenant clause in issue term to protect the rights of the stockholders against impairment.

On May  4, 2010 , the Company granted employees a total of 497,059 shares of Common Stock oof $0.001 per share for $497,097 at stated value  as stock based compensation. The fair value of these shares of approximately $248,530, based on the quoted market value,  was acceued as of December 31, 2010 as the compensation was for services provided in 2010.

On August 23, 2010,  the Company declared a cash dividend of $0.01 share, which shall be paid on October 15, 2010, to the stockholders as of the close of business on August 27, 2010.

On September 9, 2010, PHM filed its  application of  company deregistration to the relevant authority.

As required by ASC Topic 855 “Subsequent Events,” the Company has evaluated subsequent events that have occurred through September 21, 2010, the date the consolidated financial statements were issued.

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(b) Exhibits.

The exhibits that are incorporated by reference in this registration statement on Form 10, or are filed with this registration statement, are listed in the LIST OF EXHIBITS following the signature page of this registration statement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SINO AGRO FOOD, INC.

By:	/s/ Lee Yip Kun Solomon
Lee Yip Kun Solomon
Chairman and Chief Executive Officer

Date: November 11, 2010

LIST OF EXHIBITS

Exhibit No.	Exhibit Description

2.1	Stock Purchase Agreement and Share Exchange – Volcanic Gold and Capital Award

2.2	Acquisition Agreement - Hang Yu Tai Investment Limited

2.3	Acquisition Agreement - Macau Eiji Company Limited

2.4	Acquisition Agreement - Tri-way Industries Limited

2.5	Disposition Agreement - Triway selling equity interest in TianQuan Science

2.6	Acquisition Agreement - A Power Agro Agriculture Development (Macau) Limited acquired the Pretty Mountains’ 45% equity interest in Sanjiang A Power

3.1	Articles of Incorporation of Volcanic Gold, Inc.

3.2	Amendment to Articles of Incorporation – Name Change: Volcanic Gold, Inc. to A Power Agro Agriculture Development, Inc.

3.3	Certificate of Correction

3.4	Amendment to Articles of Incorporation – Name Change: A Power Agro Agriculture Development, Inc. to Sino Agro Food, Inc.

3.5	Bylaws of Volcanic Gold, Inc.

3.6	Organizational Documents: Capital Award, Inc.

3.7	Organizational Documents: Hang Yu Tai Investment Limited

3.8	Organizational Documents: ZhongXingNongMu Co. Ltd.

3.9	Organizational Documents: Macau Eiji Company Limited

3.10	Organizational Documents: Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd.

3.11	Organizational Documents: Tri-way Industries Limited

3.12	Organizational Documents: A Power Agro Agriculture Development (Macau) Limited

4.1	Form of common stock Certificate of Sino Agro Foods, Inc.(1)

4.2	Certificate of Rights and Preferences – Series A Preferred

4.3	Certificate of Rights and Preferences – Series B Preferred

10.1
Patented “Intellectual Property” namely “Zhi Wu Jei Gan Si Liao Chan Ye Hua Chan Pin Ji Qi Zhi Bei  Fang Fa” registered under the Patent Number “ZL2005 10063039.9” and Certificate number “329722” of China

10.2	Sino Foreign Joint Venture Agreement: Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd.

10.3	Sino Foreign Joint Venture Agreement: Qinghai Sanjiang A Power Agriculture Co. Ltd.

10.4	Deed of Trust - A Power Agro Agriculture Development (Macau) Limited

10.5	Deed of Trust - Macau Eiji Company Limited

10.6	Deed of Trust - Hang Yu Tai Investment Limited

10.7	Master License from Infinity Environmental Group, a Belize corporation.

All other Exhibits called for by Rule 601 of Regulation SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.